UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement.

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)).

[ ]	Definitive Information Statement.

SIERRA MONITOR CORPORATION

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]	No fee required.

[X]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1.	Title of each class of securities to which transaction applies:
Common Stock, $0.001 par value per share.

2.	Aggregate number of securities to which transaction applies:
As of April 18, 2019, there were outstanding: (1) 10,242,418 shares of common stock; (2) 132,314 shares of common stock subject to time-based, performance or other vesting conditions; (3) 2,025,000 options to purchase Shares granted under the Sierra Monitor Corporation’s (“SMC”) 2006 Equity Incentive Plan or the SMC’s 2016 Equity Incentive Plan.

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Exchange Act Rule 0-11, the filing fee of $4,534.37 was determined by multiplying .0001212 by the aggregate merger consideration of $37,412,274.00. The aggregate merger consideration was calculated based on the sum of (a) the product of 10,242,418 shares of common stock and the per share merger consideration of $3.25; (b) the product of 132,314 shares of common stock subject to time-based, performance or other vesting conditions that will be assumed by MSA Safety Incorporated (“MSA”) in the merger and the per share merger consideration of $3.25; (c) the product of (i) 2,025,000 options to purchase Shares granted under the SMC’s 2006 Equity Incentive Plan or the SMC’s 2016 Equity Incentive Plan that will be assumed by MSA in the merger and the per share merger consideration of $3.25 and (ii) the difference between $3.25 and $1.43, the weighted average exercise price of such shares of common stock issuable pursuant to the SMC’s 2006 Equity Incentive Plan or the SMC’s 2016 Equity Incentive Plan.

4.	Proposed maximum aggregate value of transaction:

$37,412,274.00

5.	Total fee paid:
$4,534.37, as computed in accordance with Exchange Act Rule 0-11(c)(1) by multiplying the maximum aggregate value reflected in (4) above by .0001212.

$4,534.37

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing party:

4.	Date filed:

SIERRA MONITOR CORPORATION

1991 Tarob Court

Milpitas, CA 95035

INFORMATION STATEMENT

AND

NOTICE OF WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our Shareholders:

This information statement and notice of written consent is being furnished to the holders of common stock of Sierra Monitor Corporation, a California corporation, which we refer to as “the Company,” “SMC,” “we,” “our” or “us.”

On March 28, 2019, SMC entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MSA Safety Incorporated, a Pennsylvania corporation (“MSA”), and MSA’s indirect, wholly owned subsidiary, Gateway Merger Sub, Inc., a California corporation (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into SMC, with SMC surviving the Merger as an indirect wholly owned subsidiary of MSA (the “Merger”). Upon completion of the Merger, each share of common stock, $0.001 par value per share, of SMC (“SMC Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), except for shares held by shareholders who properly exercise and perfect their dissenters’ rights prescribed in Chapter 13 of the California Corporations Code, as amended (the “CCC”) for such shares, will be cancelled and converted into the right to receive $3.25 in cash per share, without interest and less any required withholding taxes (the “Merger Consideration”). A copy of the Merger Agreement is attached as Annex A to the accompanying information statement.

SMC’s Board of Directors (the “Board”) unanimously (i) determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby are fair to, and in the best interests of, the shareholders of SMC, (ii) approved, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) recommended that SMC’s shareholders approve and adopt the Merger Agreement, the transactions contemplated thereby and the Merger.

The approval and adoption of the Merger Agreement by SMC’s shareholders required the affirmative vote or written consent of SMC shareholders holding a majority of the outstanding shares of SMC Common Stock. On March 28, 2019, concurrently with the signing of the Merger Agreement, SMC shareholders holding approximately 64.9% of the outstanding shares of SMC Common Stock (each a “Supporting Shareholder”) entered into a Support Agreement (the “Support Agreement”) pursuant to which, among other things, each Supporting Shareholder agreed to vote all of their shares of SMC Common Stock in support of the Merger and against any competing transaction unless the Merger Agreement is terminated. Immediately thereafter, SMC delivered a written consent to MSA, executed by each of the Supporting Shareholders, that adopted and approved the Merger Agreement and approved the transactions contemplated thereby, including, without limitation, the Merger (the “SMC Shareholder Consent”). A copy of the Support Agreement is attached as Annex B to the accompanying information statement.

As a result, assuming the satisfaction of the conditions provided for in the Merger Agreement, including, without limitation, the absence of a material adverse effect with respect to SMC between the execution of the Merger Agreement and closing of the Merger, no action by any other SMC shareholder is required to adopt the Merger Agreement. See “The Merger Agreement—Conditions to Completion of the Merger” on page 32 below for a description of the conditions provided for in the Merger Agreement.

SMC has not solicited, and does not expect to solicit, your approval and adoption of the Merger Agreement and does not intend to call a shareholders’ meeting for purposes of voting on the approval and adoption of the Merger Agreement. Accordingly, your vote in favor of or consent to the approval and adoption of the Merger Agreement is not required and is not being requested.

The Merger will not be completed until at least 20 calendar days after the date this information statement is mailed to SMC shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Under Chapter 13 of the CCC, if the Merger is completed, subject to compliance with the requirements of Chapter 13 of the CCC, holders of shares of SMC Common Stock who did not execute and deliver the SMC Shareholder Consent or otherwise vote in favor of or consent to the Merger will have dissenters’ rights. Such holders of shares of SMC Common Stock may, subject to certain conditions and upon the proper exercise of their dissenters’ rights, become entitled to be paid cash for the fair market value of their shares of SMC Common Stock as of March 28, 2019, the last day before the Merger was first announced, in lieu of the consideration set forth in the Merger Agreement. On April 5, 2019, we mailed you a letter (the “Dissenters’ Rights Notice”) describing the dissenters’ rights available to you along with a copy of Chapter 13 of the CCC. In order to exercise your dissenters’ rights, you must, within thirty days after the mailing of the Dissenters’ Rights Notice, or May 5, 2019, submit a written demand to SMC to have SMC purchase your shares for cash in an amount you believe to be the fair market value of the shares as of March 28, 2019, the last day before the Merger was first announced, and comply with other procedures set forth in Chapter 13 of the CCC, which were summarized in the Dissenter’s Rights Notice and are summarized in the accompanying information statement.

We encourage you to read the entire information statement carefully because it sets forth the details of the Merger and the other transactions contemplated by the Merger Agreement as well as other important information.

By order of the Board,

/s/ Jeffrey Brown
Jeffrey Brown
Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

i

SUMMARY TERM SHEET

The following summary highlights selected information from this information statement and may not contain all of the information that is important to you. Accordingly, we encourage you to read carefully this entire information statement, its annexes and the documents referred to in this information statement. Each item in this summary includes a page reference directing you to a more complete description of that item in this information statement. You may obtain the information incorporated by reference into this information statement by following the instructions under “Where You Can Find More Information About SMC” beginning on page 40.

Unless we otherwise indicate or unless the context requires otherwise: all references in this information statement to the “Company,” “SMC,” “we,” “our” and “us” refer to Sierra Monitor Corporation; all references to “MSA” refer to MSA Safety Incorporated; all references to “Merger Sub” refer to Gateway Merger Sub, Inc.; all references to the “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of March 28, 2019, among MSA, Merger Sub and SMC, as it may be amended from time to time, a copy of which is attached as Annex A to this information statement; all references to the “Merger” refer to the merger contemplated by the Merger Agreement; all references to “SMC Common Stock” refer to SMC’s common stock, $0.001 par value per share; and all references to the “Merger Consideration” refer to the per share merger consideration of $3.25 in cash, without interest and subject to deduction for any required withholding taxes, contemplated to be received by the holders of SMC Common Stock pursuant to the Merger Agreement.

THE PARTIES TO THE MERGER (page 7)

Sierra Monitor Corporation (SMC)

Sierra Monitor Corporation, a California corporation, was founded in 1978. The Company addresses the industrial and commercial facilities management market with Industrial Internet of Things (“IIoT”) solutions that target facility automation and facility safety requirements, also referred to as “Connect” and “Protect”. SMC’s principal executive office is located at 1991 Tarob Court, Milpitas, CA 95035, and our telephone number is (916) 646-2020. Shares of SMC Common Stock are quoted on the Over-The-Counter Bulletin Board quotation system (the “OTCBB”) under the symbol “SRMC.”

For more information about SMC, please visit our website at www.sierramonitor.com. Our website address is provided as an inactive textual reference only. The information on our website is not incorporated into, and does not form a part of, this information statement. Detailed descriptions about SMC’s business and financial results are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on April 1, 2019, and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018 filed on November 14, 2018, which are incorporated by reference in this information statement. See “Where You Can Find More Information About SMC” beginning on page 40.

MSA Safety Incorporated (MSA)

Established in 1914, MSA is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures. Recognized for their market leading innovation, many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations. MSA’s comprehensive product line, which is governed by rigorous safety standards across highly regulated industries, is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, fire service, construction, industrial manufacturing applications, utilities, mining and the military. MSA’s core products include breathing apparatus where self-contained breathing apparatus is the principal product, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, firefighter helmets and protective apparel and fall protection devices. MSA’s principal executive office is located at 1000 Cranberry Woods Drive, Cranberry Township, PA 16066, and MSA’s telephone number is (724) 776-8600. Shares of MSA’s common stock are traded on the New York Stock Exchange under the symbol “MSA.”

Gateway Merger Sub, Inc. (Merger Sub)

Gateway Merger Sub, Inc., a California corporation, is an indirect wholly owned subsidiary of MSA. Merger Sub is newly formed, and was organized solely for the purpose of consummating the Merger. Merger Sub has not engaged in any business activities to date and has no material assets or liabilities of any kind, other than those incident to its formation and those related to the Merger. Merger Sub’s principal executive office is located at 1000 Cranberry Woods Drive, Cranberry Township, PA 16066, and its telephone number is (724) 776-8600.

THE MERGER (page 8)

On March 28, 2019, SMC entered into the Merger Agreement with MSA and Merger Sub. Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into SMC, with SMC continuing as the surviving corporation (the “Surviving Corporation”). As a result, SMC will become an indirect wholly owned subsidiary of MSA following the Effective Time. At the Effective Time of the Merger:

●	each share of SMC Common Stock issued and outstanding (other than (i) shares held in the treasury of the Company or owned, directly or indirectly, by MSA or Merger Sub immediately prior to the Effective Time (“Excluded Shares”), (ii) shares held by shareholders who are entitled to demand and who properly exercise and perfect their dissenters’ rights under Chapter 13 of the California Corporations Code, as amended (the “CCC”) for such shares (“Dissenting Shares”) and (iii) any share subject to a Restricted Stock Award (as defined below)) immediately prior to the Effective Time, will be cancelled and converted automatically into the right to receive the Merger Consideration;

●	each award of shares granted under SMC’s 2006 Equity Incentive Plan or SMC’s 2016 Equity Incentive Plan (each, a “Company Stock Plan”) that is subject to time-based, performance or other vesting conditions that is outstanding immediately before the Effective Time (each, a “Restricted Stock Award”) will be assumed by MSA and converted into an award of shares of MSA common stock subject to the same terms and conditions as applied to the Restricted Stock Award immediately before the Effective Time, including the vesting schedule and conditions and any accelerated vesting provisions, except that and the number of shares of MSA common stock underlying the assumed Restricted Stock Award will be equal to (x) the number of shares underlying the Restricted Stock Award as of immediately before the Effective Time multiplied (y) the Equity Award Exchange Ratio (as defined below), with the resulting number rounded down to the nearest whole share. The “Equity Award Exchange Ratio” will be the quotient obtained by dividing (x) the Merger Consideration by (y) the average closing sales price for a share of MSA common stock, rounded to the nearest one-tenth of a cent, as reported on the New York Stock Exchange for the 10 most recent business days ending on the last business day immediately before the date of the Effective Time;

●	each option to purchase shares of SMC common stock granted under any Company Stock Plan, whether vested or unvested, that is outstanding and unexercised immediately before the Effective Time (each, a “Stock Option”) and that is not held by a non-employee director and does not have an exercise price per share greater than the Merger Consideration will be assumed by MSA and become an option to purchase shares of MSA common stock subject to the same terms and conditions that applied to the Stock Option immediately before the Effective Time, including the vesting schedule and conditions and any accelerated vesting provisions, except that (i) the number of shares of MSA common stock underlying the assumed Stock Option will be equal to (x) the number of shares underlying the Stock Option as of immediately before the Effective Time multiplied by (y) the Equity Award Exchange Ratio, with the resulting number rounded down to the nearest whole share, and (ii) the per share exercise price of the assumed Stock Option will be equal to (x) the exercise price per share of the Stock Option immediately before the Effective Time divided by (y) the Equity Award Exchange Ratio, with the resulting price per share rounded up to the nearest whole cent;

●	each Stock Option that is held by a non-employee director and does not have an exercise price per share greater than the Merger Consideration will be cancelled in exchange for the right to receive an amount in cash (without interest and less any required withholding taxes) equal to (x) the excess of the Merger Consideration over the exercise price per share of the Stock Option multiplied by (y) the number of shares subject to the Stock Option; and

●	Each Stock Option that has an exercise price per share greater than the Merger Consideration will not be assumed by MSA and will be cancelled without any cash payment.

REASONS FOR THE MERGER (page 14)

After consideration of various factors as discussed under “The Merger—Reasons for the Merger” beginning on page 14, SMC’s Board of Directors (the “Board”) unanimously (i) determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby are fair to and in the best interests of, the shareholders of SMC, (ii) declared advisable and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement in all respects and (iii) resolved to recommend the approval and adoption of the Merger Agreement and the Merger by the shareholders of SMC.

For a discussion of the material factors considered by our Board in reaching its conclusions, see “The Merger—Reasons for the Merger” beginning on page 14.

REQUIRED APPROVAL OF THE MERGER; SMC SHAREHOLDER CONSENT (page 8)

The approval and adoption of the Merger Agreement by SMC’s shareholders required the affirmative vote or written consent of the SMC shareholders holding a majority of outstanding shares of SMC Common Stock. On March 28, 2019, concurrently with the signing of the Merger Agreement, SMC shareholders holding approximately 64.9% of the outstanding shares of SMC Common Stock (each a “Supporting Shareholder”) entered into a Support Agreement (the “Support Agreement”) pursuant to which, among other things, each Supporting Shareholder agreed to vote all of their shares of SMC Common Stock in support of the Merger and against any competing transaction unless the Merger Agreement is terminated. Immediately thereafter, SMC delivered a written consent to MSA, executed by each of the Supporting Shareholders, that adopted and approved the Merger Agreement and approved the transactions contemplated thereby, including, without limitation, the Merger (the “SMC Shareholder Consent”). As a result, assuming the satisfaction of the conditions provided for in the Merger Agreement, including, without limitation, the absence of a material adverse effect (as defined in “The Merger Agreement—Representations and Warranties”) with respect to SMC between the execution of the Merger Agreement and closing of the Merger, no action by any other SMC shareholder is required to adopt the Merger Agreement. See “The Merger Agreement—Conditions to Completion of the Merger” on page 32 below for a description of the conditions provided for in the Merger Agreement.

SMC has not solicited, and does not expect to solicit, your approval and adoption of the Merger Agreement and does not intend to call a shareholders’ meeting for purposes of voting on the approval and adoption of the Merger Agreement. Accordingly, your vote in favor of or consent to the approval and adoption of the Merger Agreement is not required and is not being requested.

The Merger will not be completed until at least 20 calendar days after the date this information statement is mailed to SMC shareholders.

CONDITIONS TO COMPLETION OF THE MERGER (page 32)

The obligations of the parties to the Merger Agreement are subject to a number of conditions as described under “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 32.

TERMINATION OF THE MERGER AGREEMENT (page 33)

The Merger Agreement may be terminated at any time upon the mutual written consent of SMC and MSA. Other circumstances under which SMC or MSA may terminate the Merger Agreement are described under “The Merger Agreement—Termination of the Merger Agreement” beginning on page 33. If the Merger Agreement is terminated under certain circumstances, SMC may be required to pay MSA a termination fee of $1,300,000 and/or reimburse MSA for its expenses incurred in connection with the Merger Agreement in an amount up to $500,000.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO SMC’S SHAREHOLDERS (page 16)

For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to SMC’s Shareholders”) in exchange for such U.S. Holder’s shares of common stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the merger and such U.S. Holder’s adjusted tax basis in the shares of common stock surrendered in the merger. See “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to SMC’s Shareholders” on page 16 of this information statement for a more detailed explanation of the tax consequences of the Merger. We urge you to consult with your own tax advisor as to the particular tax consequences to you of the Merger.

PROCEDURES FOR RECEIVING MERGER CONSIDERATION (page 22)

As soon as reasonably practicable after the Effective Time, the paying agent will mail a letter of transmittal and instructions to SMC shareholders of record as of the Effective Time (other than holders of Dissenting Shares and Restricted Stock Awards). The letter of transmittal and instructions will tell you how to surrender your stock certificates in exchange for the Merger Consideration. You should not forward your stock certificates to the paying agent without a letter of transmittal. If you hold your shares of SMC Common Stock in book-entry, as soon as reasonably practicable after the Effective Time, the paying agent will send you a check or wire transfer for the amount of Merger Consideration that you are entitled to receive for your shares, and you will not be required to deliver a letter of transmittal.

If your shares are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares in exchange for the per share Merger Consideration.

MARKET PRICE OF SMC COMMON STOCK AND DIVIDEND INFORMATION (pages 3 and 39)

SMC Common Stock is quoted on the OTCBB under the symbol “SRMC” The closing sale price of SMC Common Stock on March 28, 2019, which was the last trading day before the execution of the Merger Agreement, was $2.10 per share.

DISSENTERS’ RIGHTS (page 36)

Under Chapter 13 of the CCC, if the Merger is completed, subject to compliance with the requirements of Chapter 13 of the CCC, holders of shares of SMC Common Stock who dissent and did not execute and deliver the SMC Shareholder Consent or otherwise vote in favor of or consent to the Merger may, subject to certain conditions and upon the proper exercise of their dissenters’ rights, be entitled to be paid cash for the fair market value of their shares of SMC Common Stock as of March 28, 2019, the last day before the Merger was first announced, in lieu of the consideration set forth in the Merger Agreement. On April 5, 2019, we mailed you a letter (the “Dissenters’ Rights Notice”) describing the dissenters’ rights available to you along with a copy of Chapter 13 of the CCC. In order to exercise your dissenters’ rights, you must, within thirty days after the mailing of the Dissenters’ Rights Notice, or May 5, 2019, submit a written demand to SMC to have SMC purchase your shares for cash in an amount you believe to be the fair market value of the shares as of March 28, 2019, the last day before the Merger was first announced, and comply with other procedures set forth in Chapter 13 of the CCC, which were summarized in the Dissenters’ Rights Notice and are summarized in this information statement on page 36. Failure to follow the procedures set forth in Chapter 13 of the CCC will result in the loss of dissenters’ rights.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger. These questions and answers may not address all questions that may be important to you as a shareholder. Please refer to the more detailed information contained elsewhere in this information statement, the annexes to this information statement and the documents referred to or incorporated by reference in this information statement.

Q.	WHAT IS THE PROPOSED TRANSACTION?

A.	The proposed transaction is the acquisition of SMC by MSA pursuant to the Merger Agreement. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into SMC, with SMC being the Surviving Corporation and becoming an indirect wholly owned subsidiary of MSA.

Q.	IF THE MERGER IS COMPLETED, WHAT WILL I RECEIVE FOR MY SHARES OF SMC COMMON STOCK?

A.

If the Merger is completed you will be entitled to receive, for each share of SMC Common Stock issued and outstanding (other than (i) Excluded Shares, (ii) Dissenting Shares and (iii) any share subject to a Restricted Stock Award) immediately prior to the Effective Time, the Merger Consideration, unless you properly exercise and perfect your dissenters’ rights prescribed in Chapter 13 of the CCC for your shares of SMC Common Stock. For example, if you own 1,000 shares of SMC Common Stock, you would be entitled to $3,250.00 in cash, in exchange for your shares of SMC Common Stock, subject to reduction for any required withholding tax.

After the consummation of the Merger, MSA will have a letter of transmittal sent to you. The per share Merger Consideration will be delivered to you once you submit the letter of transmittal together with your properly endorsed stock certificates, if applicable, and any other required documentation. If you hold your shares of SMC Common Stock in book-entry, as soon as reasonably practicable after the Effective Time, the paying agent will send you a check or wire transfer for the amount of Merger Consideration that you are entitled to receive for your shares, and you will not be required to deliver a letter of transmittal. See “The Merger Agreement—Surrender of Share Certificates or Book-Entry Shares; Payment of Merger Consideration; Lost Certificates” on page 24 of this information statement.

Q.	IF THE MERGER IS COMPLETED, WHAT WILL I RECEIVE FOR MY SMC RESTRICTED STOCK AWARDS?

A.	If the Merger is completed, then at the Effective Time, each Restricted Stock Award will be assumed by MSA and converted into an award of shares of MSA common stock subject to the same terms and conditions as applied to the Restricted Stock Award immediately before the Effective Time, including the vesting schedule and conditions and any accelerated vesting provisions, except that the number of shares of MSA common stock underlying the assumed Restricted Stock Award will be equal to (x) the number of shares underlying the Restricted Stock Award as of immediately before the Effective Time multiplied (y) the Equity Award Exchange Ratio, with the resulting number rounded down to the nearest whole share.

Q	IF THE MERGER IS COMPLETED, WHAT WILL I RECEIVE FOR MY OPTIONS TO PURCHASE SHARES OF SMC COMMON STOCK?

A.	If the Merger is completed, then at the Effective Time, the Stock Options will be treated as follows:·

●	Each Stock Option that is not held by a non-employee director and does not have an exercise price per share greater than the Merger Consideration will be assumed by MSA and become an option to purchase shares of MSA common stock subject to the same terms and conditions that applied to the Stock Option immediately before the Effective Time, including the vesting schedule and conditions and any accelerated vesting provisions, except that (i) the number of shares of MSA common stock underlying the assumed Stock Option will be equal to (x) the number of shares underlying the Stock Option as of immediately before the Effective Time multiplied by (y) the Equity Award Exchange Ratio, with the resulting number rounded down to the nearest whole share, and (ii) the per share exercise price of the assumed Stock Option will be equal to (x) the exercise price per share of the Stock Option immediately before the Effective Time divided by (y) the Equity Award Exchange Ratio, with the resulting price per share rounded up to the nearest whole cent.

●	Each Stock Option that is held by a non-employee director and does not have an exercise price per share greater than the Merger Consideration will be cancelled in exchange for the right to receive an amount in cash (without interest and less any required withholding taxes) equal to (x) the excess of the Merger Consideration over the exercise price per share of the Stock Option multiplied by (y) the number of shares subject to the Stock Option.

●	Each Stock Option that has an exercise price per share greater than the Merger Consideration will not be assumed by MSA and will be cancelled without any cash payment.

Q.	WILL THE PER SHARE MERGER CONSIDERATION THAT I RECEIVE IN THE MERGER INCREASE IF SMC’S RESULTS OF OPERATIONS IMPROVE OR IF THE PRICE OF SMC’S COMMON STOCK INCREASES ABOVE THE CURRENT PER SHARE MERGER CONSIDERATION?

A.	No. The per share Merger Consideration is fixed.

Q.	WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

A.	Under applicable securities regulations, the Merger cannot be completed until at least 20 calendar days after we mail this information statement to SMC’s shareholders. We expect the Merger to occur on or about May 21, 2019, or as promptly as practicable thereafter.

Q.	WHAT HAPPENS IF THE MERGER IS NOT CONSUMMATED?

A.	If the Merger is not completed for any reason, SMC shareholders will not receive any payment for their SMC shares in connection with the Merger. Instead, SMC will remain a publicly traded company and the SMC Common Stock will continue to be quoted on the OTCBB.

Q.	WHY DID I RECEIVE THIS INFORMATION STATEMENT?

A.	Provisions of the CCC and applicable federal securities regulations require us to provide you with information regarding the Merger, even though your vote or consent is neither required nor requested to complete the Merger.

Q.	WHY AM I NOT BEING ASKED TO VOTE ON THE MERGER?

A.	The Merger requires the approval and adoption of the Merger Agreement by the holders of a majority of the outstanding shares of SMC Common Stock voting. On March 28, 2019, concurrently with the signing of the Merger Agreement, Supporting Shareholders holding approximately 64.9% of the outstanding shares of SMC Common Stock entered into a Support Agreement pursuant to which, among other things, each Supporting Shareholder agreed to vote all of their shares of SMC Common Stock in support of the Merger and against any competing transaction unless the Merger Agreement is terminated. Immediately thereafter, SMC delivered the SMC Shareholder Consent to MSA, duly executed by each Supporting Shareholder. As a result, assuming the satisfaction of the conditions provided for in the Merger Agreement, including, without limitation, the absence of a material adverse effect (as defined in “The Merger Agreement—Representations and Warranties”) with respect to SMC between the execution of the Merger Agreement and closing of the Merger, no action by any other SMC shareholder is required to adopt the Merger Agreement. Therefore, your vote is not required and is not being sought, and we are not asking you for a proxy, or requesting you to send us a proxy.

Q.	WHAT IS THE RECOMMENDATION OF OUR BOARD REGARDING THE MERGER AGREEMENT?

A.	Our Board unanimously (i) determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby are fair to, and in the best interests of, the shareholders of SMC, (ii) approved, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) recommended that SMC’s shareholders approve and adopt the Merger Agreement, the transactions contemplated thereby and the Merger. To review our Board’s determinations, see “The Merger—Reasons for the Merger” beginning on page 14 of this information statement.

Q.	AM I ENTITLED TO DISSENTERS’ RIGHTS?

A.	Yes, all SMC shareholders other than those who executed and delivered the SMC Shareholder Consent or who otherwise voted in favor of or consented to the approval of the Merger are entitled to dissenters’ rights in accordance with the procedures specified in the CCC in connection with the Merger. The Dissenters’ Rights Notice was mailed on April 5, 2019. For additional information on dissenter’s rights see page 36 of this information statement.

Q.	SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A.	No. After the Merger is completed, you will receive a letter of transmittal with detailed instructions for exchanging your SMC stock certificates for the per share Merger Consideration. If you hold your shares of SMC Common Stock in book-entry, as soon as reasonably practicable after the Effective Time, the paying agent will send you a check or wire transfer for the amount of Merger Consideration that you are entitled to receive for your shares, and you will not be required to deliver a letter of transmittal. If your SMC shares are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares in exchange for the per share Merger Consideration. Please do not send your certificates in now.

Q.	WHAT ARE THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER?

A.	For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to SMC’s Shareholders”) in exchange for such U.S. Holder’s shares of common stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the merger and such U.S. Holder’s adjusted tax basis in the shares of common stock surrendered in the merger. See “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to SMC’s Shareholders” on page 16 of this information statement for a more detailed explanation of the tax consequences of the Merger. We urge you to consult with your own tax advisor as to the particular tax consequences to you of the Merger.

Q.	WHAT HAPPENS IF I SELL MY SHARES BEFORE COMPLETION OF THE MERGER?

A.	If you transfer your shares of SMC Common Stock prior to the completion of the Merger, you will have transferred the right to receive the Merger Consideration to be received by SMC’s shareholders in the Merger. In order to receive the Merger Consideration, you must hold your shares through completion of the Merger.

Q.	WHERE CAN I FIND MORE INFORMATION ABOUT SMC?

A.	SMC files periodic reports and other information with the Securities and Exchange Commission (the “SEC”). The SEC also maintains a web site on the Internet at www.sec.gov that contains reports, proxy statements and other information about SMC that SMC files electronically with the SEC. For a more detailed description of the information available, please refer to the section entitled “Where You Can Find More Information About SMC” on page 40 of this information statement.

Q.	WHO CAN HELP ANSWER MY QUESTIONS?

A.	If you have questions about the Merger after reading this information statement, please contact SMC in writing at our principal executive offices at 1991 Tarob Court, Milpitas, California 95035, Chief Executive Officer, or by calling (408) 262-6611.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This information and the documents to which we refer you in this information contain forward-looking statements about SMC’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans relating to the proposed transaction, strategies and objectives of SMC for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include:

●	the failure to satisfy any of the conditions to the consummation of the proposed transaction;

●	the risk that the Merger may not be completed in a timely manner or at all;

●	the effect of the announcement or pendency of the proposed transaction on SMC’s business relationships, operating results and business generally;

●	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

●	risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction;

●	risks related to diverting management’s attention from SMC’s ongoing business operations;

●	the outcome of any legal proceedings that may be instituted against us related to the Merger Agreement or the proposed transaction;

●	unexpected costs, charges or expenses resulting from the proposed transaction; and

●	other risks described in SMC’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

We believe that the assumptions on which our forward-looking statements are based are reasonable. However, we cannot assure you that the actual results or developments we anticipate will be realized or, if realized, that they will have the expected effects on our business or operations. All subsequent written and oral forward-looking statements concerning the Merger or other matters addressed in this information statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date of this information statement or the date of any document referred to in this document. Except as required by applicable law or regulation, we do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

THE PARTIES TO THE MERGER

Sierra Monitor Corporation

Sierra Monitor Corporation, a California corporation was founded in 1978. The Company addresses the industrial and commercial facilities management market with IIoT solutions that target facility automation and facility safety requirements, also referred to as “Connect” and “Protect”. SMC’s principal executive office is located at 1991 Tarob Court, Milpitas, CA 95035, and our telephone number is (408) 262-6611. Shares of SMC Common Stock are quoted on the OTCBB under the symbol “SRMC.”

For more information about SMC, please visit our website at www.sierramonitor.com. Our website address is provided as an inactive textual reference only. The information on our website is not incorporated into, and does not form a part of, this information statement. Detailed descriptions about SMC’s business and financial results are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on April 1, 2019, and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018 filed on November 14, 2018, which are incorporated by reference in this information statement. See “Where You Can Find More Information About SMC” beginning on page 40.

MSA Safety Incorporated

Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures. Recognized for their market leading innovation, many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations. MSA’s comprehensive product line, which is governed by rigorous safety standards across highly regulated industries, is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, fire service, construction, industrial manufacturing applications, utilities, mining and the military. MSA’s core products include breathing apparatus where self-contained breathing apparatus is the principal product, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, firefighter helmets and protective apparel and fall protection devices. MSA’s principal executive office is located at 1000 Cranberry Woods Drive, Cranberry Township, PA 16066, and MSA’s telephone number is (724) 776-8600. Shares of MSA’s common stock are traded on the New York Stock Exchange under the symbol “MSA.”

Merger Sub

Gateway Merger Sub, Inc., a California corporation, is an indirect wholly owned subsidiary of MSA. Merger Sub is newly formed, and was organized solely for the purpose of consummating the Merger. Merger Sub has not engaged in any business activities to date and has no material assets or liabilities of any kind, other than those incident to its formation and those related to the Merger. Merger Sub’s principal executive office is located at 1000 Cranberry Woods Drive, Cranberry Township, PA 16066, and its telephone number is (724) 776-8600.

THE MERGER

The following is a description of the material aspects of the Merger. While we believe that the following description covers the material terms of the Merger, the description may not contain all of the information that may be important to you. The discussion of the Merger in this information statement is qualified in its entirety by reference to the Merger Agreement, which is attached to this information statement as Annex A and incorporated by reference into this information statement. We encourage you to read carefully this entire information statement, including the Merger Agreement, for a more complete understanding of the Merger.

OVERVIEW

Pursuant to the Merger, at the Effective Time, Merger Sub will be merged with and into SMC, with SMC continuing on as the Surviving Corporation and an indirect wholly owned subsidiary of MSA.

THE MERGER CONSIDERATION

At the Effective Time, each share of SMC Common Stock issued and outstanding (other than (i) Excluded Shares, (ii) Dissenting Shares and (iii) any share subject to a Restricted Stock Award) immediately prior to the Effective Time, will be cancelled and converted automatically into the right to receive the Merger Consideration;

REQUIRED APPROVAL OF THE MERGER; SMC SHAREHOLDER CONSENT

The Merger is being effected pursuant to the Merger Agreement by and among SMC, MSA and Merger Sub. The Board unanimously approved the Merger Agreement and the Merger by unanimous written consent on March 28, 2019.

The approval and adoption of the Merger Agreement by SMC’s shareholders required the affirmative vote or written consent of the SMC shareholders holding a majority of outstanding shares of SMC Common Stock. On March 28, 2019, concurrently with the signing of the Merger Agreement, Supporting Shareholders holding approximately 64.9% of the outstanding shares of SMC Common Stock entered into a Support Agreement pursuant to which, among other things, each Supporting Shareholder agreed to vote all of their shares of SMC Common Stock in support of the Merger and against any competing transaction unless the Merger Agreement is terminated. Immediately thereafter, SMC delivered the SMC Shareholder Consent to MSA, duly executed by each Supporting Shareholder. As a result, assuming the satisfaction of the conditions provided for in the Merger Agreement, including, without limitation, the absence of a material adverse effect (as defined in “The Merger Agreement—Representations and Warranties”) with respect to SMC between the execution of the Merger Agreement and closing of the Merger, no action by any other SMC shareholder is required to adopt the Merger Agreement. See “The Merger Agreement—Conditions to Completion of the Merger” on page 32 below for a description of the conditions provided for in the Merger Agreement.

SMC has not solicited, and does not expect to solicit, your approval and adoption of the Merger Agreement and does not intend to call a shareholders’ meeting for purposes of voting on the approval and adoption of the Merger Agreement. Accordingly, your vote in favor of or consent to the approval and adoption of the Merger Agreement is not required and is not being requested.

Certain Financial Forecasts

SMC does not as a matter of course make public projections as to future sales, earnings, or other results. However, SMC’s management has prepared the prospective financial information set forth below (the “Forecasts”) and provided the Forecasts to the Board in connection with its consideration of strategic alternatives and a possible merger transaction, and the Board’s recommendation to SMC’s shareholders. The Forecasts were also provided to MSA as part of its due diligence process. In developing the Forecasts, SMC’s management made assumptions regarding the impact of (i) forecasted organic growth rates in the markets served by SMC; (ii) future competitive conditions, including opportunities to gain market share and other customer opportunities; (iii) changes in average sales prices for SMC’s products to customers; (iv) inflation rates on sales prices and SMC’s operating costs; (v) changes in SMC’s operating costs to support sales growth; (vi) investments that may be necessary to support future sales; (vii) current product offerings, new product introductions and technology developments, and the investments that may be necessary to support these activities; (viii) future economic and financial market conditions and risks, including interest rates and tax rates; and (ix) capital investments necessary to support future revenue opportunities. Each of the foregoing assumptions is difficult to predict accurately and many of these assumptions are beyond the control of SMC, MSA and Merger Sub. There can be no assurance that the Forecasts will be realized, however, and actual results could vary materially from those shown. Important factors that may affect actual results and result in the Forecasts not being achieved include, but are not limited to, the risks described in SMC’s most recent annual report filed with the SEC on Form 10-K, and in this information statement under the heading “Cautionary Note Regarding Forward-Looking Statements.” The Forecasts cover multiple years and by their nature become subject to greater uncertainty with each successive year. Furthermore, the inclusion of the Forecasts in this information statement should not be regarded as an indication that SMC, MSA, Merger Sub or their respective affiliates or representatives considered or consider the Forecasts to be a prediction of actual future events, and the Forecasts should not be relied upon as such. SMC has made no representation to MSA, in the Merger Agreement or otherwise, concerning the Forecasts.

The following is a summary of the Forecasts prepared by SMC’s management.

$ in thousands	FY 2018E	FY 2019E	FY 2020E
Net Sales	$22,358	$25,956	$30,366
Cost of Goods Sold	$9,034	$9,635	$11,318
Gross Profit	$13,324	$16,321	$19,048
Gross Margin	59.6%	62.8%	62.7%
Operating Expenses	$12,773	$14,224	$16,605
Income from Operations	$551	$2,097	$2,443

The Forecasts should be read together with the historical financial statements of SMC, which have been filed with the SEC, and the other information regarding SMC contained elsewhere in this information statement. The Forecasts were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with the published guidelines of the SEC or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of SMC’s management, were prepared on a reasonable basis, and reflect the best available estimates and judgments. However, this information is a projection and should not be relied upon as being necessarily indicative of future results. The Forecasts do not purport to present financial information in accordance with GAAP (although the Forecasts were prepared on an accounting basis consistent with SMC’s financial statements). Neither SMC’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the Forecasts, nor have they expressed any opinion or any other form of assurance on the Forecasts or their achievability, and assume no responsibility for, and disclaim any association with, the Forecasts.

Although SMC believes that the assumptions of its management used as a basis for the Forecasts were reasonable at the time the Forecasts were prepared, given the information available to SMC’s management at the time, the assumptions underlying the Forecasts are inherently uncertain. The Forecasts do not take into account any circumstances or events occurring after the date they were prepared, including the transactions contemplated by the Merger Agreement. Similarly, the Forecasts do not take into account the effect of any failure of the Merger to occur. The projections and other assumptions upon which the Forecasts were based are subjective in many respects and are subject to various interpretations. The Forecasts do not give effect to the Merger. None of SMC, MSA, Merger Sub or their respective affiliates or representatives has made or makes any representation to any shareholder or to any other person regarding the ultimate performance of SMC compared to the information contained in the Forecasts or that forecasted results will be achieved, and except as may be required by applicable law, none of them intend to update or otherwise revise or reconcile the Forecasts to reflect circumstances existing after the date the Forecasts were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Forecasts change or are shown to be in error.

Readers of this information statement are cautioned not to place undue reliance on the Forecasts.

BACKGROUND OF THE MERGER

Background of the Merger

Our Board and management team regularly evaluate our business and operations, long-term strategic goals and alternatives, and prospects for partnerships. Our Board and management team recognize that we operate in an industry that is rapidly evolving and highly competitive. In addition, given our size and the fact that the SMC Common Stock is traded on the over-the-counter system, and not listed on a stock exchange, there is limited liquidity in the trading of SMC Common Stock. Accordingly, from time to time, we have considered strategic opportunities for SMC, including, in both May of 2009 and again in February of 2013, engaging financial advisors to solicit third-party interest in a potential sale of SMC.

Since 2016, we have, at the direction of our Board, explored multiple strategic alternatives and held discussions internally and with third parties with the goal of finding strategies to maximize SMC shareholder value, including potential sale transactions.

In particular, during the summer of 2016, a company approached senior management with a non-binding letter of intent to purchase our fire and gas protection assets for less than $10 million in cash. After consideration, our Board declined to proceed with this transaction as it did not consider the valuation to be sufficient. During this time, we also conducted initial discussions with several other parties concerning asset purchases from SMC, as part of our continuing discussions with third parties regarding potential strategic transactions, but no other party submitted any formal proposal for any such acquisition. In addition, during this time we also engaged in preliminary discussions with several small acquisition targets. However, none of these discussions progressed to formal proposals from us, due to a variety of constraints including our small size and limited financial resources.

Also in in the summer of 2016, a foreign company, referred to as “Party A,” approached senior management with a non-binding proposal to acquire a 51% controlling interest in SMC through the purchase of a preferred stock instrument at a price per share between $1.80 and $2.00. Party A noted that its proposal was contingent upon completing an initial public offering in its home jurisdiction. After several months of negotiation with Party A, our Board eventually approved moving forward on a non-binding basis to consider a transaction for the sale of a 51% controlling interest in SMC that valued SMC Common Stock at $1.90 per share. We entered into a non-binding letter of intent with Party A in November 2016. Management then moved forward with negotiating the transaction throughout the end of 2016 and the beginning of 2017, and was preparing to seek Board approval to enter into the transaction by the spring of 2017. At the time, the proposed transaction contemplated a partial tender offer to provide some liquidity to our shareholders at $1.90 per share of SMC Common Stock, though the details of that component of the proposed transaction were never fully solidified.

In addition, senior management, under the direction and supervision of the Board, continued outreach in late 2016 and early 2017 to several other strategic parties seeking alternative acquisition proposals to the transaction presented by Party A. The parties that the Company solicited were a subset of the parties contacted during the 2009 and 2013 solicitation processes, based on Company management’s assessment of their likely level of interest.

As part of our ongoing outreach process, in November 2016, SMC entered into a non-disclosure agreement with a potential strategic acquirer (“Party B”) to explore a potential acquisition of SMC by Party B. In January 2017, Party B and its financial advisor visited SMC and met with certain SMC executives and several members of the Board to learn more about SMC’s business and discuss a possible acquisition of SMC. SMC provided Party B with access to certain confidential information at that time. Shortly thereafter, Party B communicated that it was no longer interested in pursuing an acquisition of SMC.

Also as part of our ongoing outreach process, in January 2017, SMC entered into a non-disclosure agreement with a potential strategic partner (“Party C”) to discuss a potential strategic transaction between the two parties. However, after preliminary discussions, the parties did not pursue a transaction.

On April 10, 2017, due to continued delays in our negotiations with Party A, we negotiated for and received $1,000,000 in cash from Party A. Of the total cash received, $500,000 was an expense reimbursement for a portion of the out-of-pocket costs we had incurred in connection with our consideration of strategic alternatives. The other $500,000 was a fully refundable amount that we expected to return to Party A in the event that a strategic transaction with Party A was not completed. At the time of the payment, we agreed that in exchange for the $500,000 expense reimbursement, we would continue discussions with Party A on a non-exclusive basis to enable Party A to make progress on its initial public offering efforts.

On April 13, 2017, we filed a Current Report on Form 8-K disclosing that the Board had undertaken to identify and evaluate potential alternative strategic transactions in order to enhance value to our shareholders. Although we publicly disclosed that we were exploring strategic alternatives, this disclosure did not result in any transaction proposals or indications of interest. We also disclosed that we were in discussions with Party A but did not include details or Party A’s identity for confidentiality reasons. However, we did disclose the $1,000,000 payment that we received from Party A.

By the middle of August 2017, our Board determined that it was no longer in our best interest to continue discussions with Party A due to a variety of reasons, including the fact that their proposed initial public offering, upon which their transaction with us was contingent, continued to be delayed. As a result, we terminated negotiations for a strategic transaction with Party A and returned the $500,000 refundable amount to Party A.

Following the termination of negotiations with Party A, the Board and our senior management continued the process of evaluating opportunities to enhance shareholder value, including a focus on returning to profitability, staffing for growth and evaluating alternative strategic transactions, including transactions that would address the limited liquidity in the trading of SMC Common Stock. We disclosed this information in our Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 14, 2017, and Form 8-K filed with the SEC on August 21, 2017. In particular, we included the following disclosure in our Form 10-Q:

As previously announced by the Company, in order to enhance value to the Company’s shareholders, the Company is currently in the process of identifying and evaluating a wide range of potential alternative strategic transactions, including strategic business model alternatives, disposition of one or more corporate assets, business combinations and the sale of the Company. There is no definitive timetable for completing the Company’s identification and evaluation of potential strategic alternatives. The Company has not made a decision to enter into or consummate any particular transaction, nor has the Company entered into any definitive agreement for any particular transaction.

Although we publicly disclosed that we were exploring strategic alternatives, this disclosure did not result in any transaction proposals or other indications of interest.

Mr. Brown was hired as CEO in October 2017, and he began working with the Board to direct our strategy.

On March 8, 2018, in the earnings release for our financial results for the 2018 fiscal year, we again reiterated that we would “continue to evaluate all opportunities to increase shareholder value including expanding our sales and profitability as well as reviewing alternative strategic opportunities.” This disclosure did not result in any transaction proposals or other indications of interest.

In October 2018, we were approached by a financial advisor to a strategic party regarding our potential interest in acquiring a business owned by such strategic party that would be complementary to SMC’s existing business. After exploratory due diligence, SMC submitted a bid to purchase the business on the belief that the acquisition would be accretive to SMC and its shareholders. On November 28, 2018, SMC was made aware that a superior bid had been submitted and that the strategic party was no longer interested in a sale of the business to SMC.

Also in October 2018, the CEO of a strategic company, referred to as “Party D,” called Mr. Brown in order to begin discussions about an acquisition of all or part of SMC. Around the same time, a second strategic company, referred to as “Party E,” initiated discussions with senior management about a possible strategic transaction.

At a regularly scheduled meeting of the Board on November 14, 2018, among other matters, management discussed with the Board the two potential acquirers of SMC, Party D and Party E. Mr. Brown discussed the companies and noted that the conversations were at an early stage, but he would keep the Board informed of any developments.

On November 16, 2018, SMC entered into a non-disclosure agreement with Party D.

In November 2018, SMC also explored the potential purchase of a company with a business that would be complementary to SMC’s business. SMC conducted exploratory due diligence, including a review of the company’s financial and customer information. Additionally, senior management of SMC conducted an on-site visit to meet several members of the company’s management team.

After an initial commercial contact, in November 2018, Nish Vartanian, President and CEO of MSA, contacted Mr. Brown to discuss MSA’s interest in possibly acquiring SMC. Mr. Vartanian and Mr. Brown agreed to continued discussions including an introductory due diligence visit trip by representatives of MSA to SMC’s headquarters. The Board was informed of MSA’s interest on that same day. On December 5, 2018, SMC entered into a non-disclosure agreement with MSA. Around this time, as a result of the discussions with MSA, Party D and Party E, SMC decided not to pursue the potential acquisition of the company described in the preceding paragraph.

Mr. Brown also continued his discussions with the CEO of Party D about any interest Party D showed in acquiring SMC, including by providing Party D access to SMC’s monthly financial statements and responses to Party D’s specific questions related thereto.

On December 18, 2018, MSA delivered a non-binding indication of interest letter to SMC proposing to acquire SMC for a price between $2.50 and $2.70 per share of SMC Common Stock.

On December 19, 2018, at a special telephonic meeting of the Board, with representatives of Wilson Sonsini Goodrich & Rosati, P.C., outside counsel to SMC, referred to as “WSGR,” Mr. Brown gave an update on the strategic transaction discussions with MSA and the indication of interest letter that MSA had delivered on December 18, 2018, as well as updates on the communications with Party D and Party E, including that discussions with Party E regarding its valuation of SMC had revealed that there was a significant gap between Party E’s view and the view of senior management of SMC on that topic. The Board discussed SMC’s strategic alternatives. After discussion, the Board advised management to reject the indication of interest from MSA as the price range was too low, but in the event MSA continued to be interested in acquiring SMC, management was instructed to negotiate for more favorable terms, including a higher price. The Board also advised management to discontinue discussions with Party E due to the anticipated valuation gap and the low likelihood that Party E would make an acceptable proposal.

On December 20, 2018, representatives of Party D visited SMC’s headquarters to conduct due diligence. On December 26, 2018, Party D delivered a non-binding letter of intent to SMC proposing to acquire SMC for $2.41 per share of SMC Common Stock, with the consideration to be comprised of a mix of cash and shares of common stock of Party D in a ratio to be determined at a later date.

On January 3, 2019, at a special telephonic meeting of the Board, with representatives of WSGR present, Mr. Brown gave an update on the strategic transaction discussions with MSA and Party D. The Board discussed SMC’s strategic alternatives and instructed management to continue the negotiations with MSA and Party D to seek a higher price and valuation before the Board would consider a sale of SMC.

On January 9, 2019, Mr. Brown informed the CEO of Party D that the Company had received another proposal, and that the value of Party D’s proposal was too low for the Board to accept. The CEO of Party D responded that he did not think he would be able to convince the board of directors of Party D to increase the value of Party D’s proposal, and SMC and Party D ended discussions regarding a strategic transaction.

After further discussions and negotiations by management, on January 25, 2019, MSA delivered a revised, non-binding indication of interest letter to SMC proposing to acquire SMC for a price between $3.10 and $3.30 per share of SMC Common Stock. The non-binding indication of interest letter also requested an exclusivity period until March 15, 2019, in which SMC would agree not to negotiate any sale transactions with any other third parties.

On January 29, 2019, at a regularly scheduled Board meeting at which a representative of WSGR was present, Mr. Brown discussed with the Board general strategic planning and the 2019 annual operating plan for SMC. The Board approved the adoption of the 2019 annual operating plan. Mr. Brown then discussed with the Board the update on the status of discussions with MSA and the receipt of the revised non-binding indication of interest. The Board discussed the MSA proposal at length, and contrasted it with the previous proposal from Party D, noting that the value of MSA’s proposal was substantially higher than Party D’s proposal. The Board also discussed the various other strategic options available to SMC, including its standalone strategy, which could also entail seeking additional financing and, if qualified, a plan to re-list on NASDAQ. The representative from WSGR also reviewed with the Board various matters, including the fact that SMC had not engaged an independent financial adviser to assist with the negotiations with MSA, to further solicitation of bidders or to render a fairness opinion, and also reviewed the Board’s fiduciary duties in connection with a sale transaction. The Board, in its deliberations, acknowledged that the price range proposed by MSA was very attractive and presented a significant premium to the current and historical trading prices of SMC Common Stock, and noted that the Board had publicly indicated that SMC was open to strategic alternatives since April 2017, which had only resulted in a limited number of proposals but eventually resulted in the proposal from MSA. The Board also considered its and senior management’s understanding of the universe of potential acquirers of SMC and the appropriate valuation of SMC, based on its prior engagement of financial advisors, ongoing consideration of strategic alternatives and outreach to potential buyers, and the implied valuation of the prior proposals and alternative transactions that SMC had considered. Based on these factors, the Board determined that the benefits of engaging a financial advisor to render a fairness opinion or explore whether there might be additional potential bidders were outweighed by the financial impact engaging such an advisor would have on SMC’s already limited financial resources. After these discussions, the Board unanimously approved management entering into the non-binding indication of interest with MSA for an acquisition of SMC in an all-cash transaction at a price between $3.10 and $3.30 per share, with an exclusivity period until March 15, 2019.

After the Board meeting, Mr. Brown executed the non-binding indication of interest with MSA and proceeded to coordinate with the representatives of MSA on due diligence and other transaction matters.

As due diligence continued throughout February and March 2019, management from both companies engaged in various discussions, and introduced WSGR to K&L Gates LLP (“KLG”), outside counsel for MSA for the Merger.

Mr. Brown and other senior management from SMC then held a meeting with senior management of MSA on February 25, 2019 to discuss the diligence effort to date and continue to negotiate the transaction. In this meeting, the representatives of MSA indicated to Mr. Brown that MSA would be willing to propose a price of $3.25 per share of SMC Common Stock in order to proceed with the transaction. Mr. Brown then conferred by telephone with the members of the Board, and each agreed that the price of $3.25, which was within the previously approved range, likely would be acceptable to them, subject to the finalization of the other terms of the transaction, including the terms of the Merger Agreement. Mr. Brown communicated the preliminary approval of this price and MSA instructed KLG to prepare the draft Merger Agreement and other transaction documents, all while continuing the due diligence effort.

Effective February 27, 2019, SMC entered into a non-disclosure agreement with Jay Last in order to allow management and the Board to discuss with Mr. Last the proposed transaction and Merger Agreement given his ownership of approximately 20% of the outstanding SMC Common Stock and his former position as a director of SMC. In subsequent conversations, Mr. Last confirmed that he would be willing to support an all-cash acquisition of SMC at $3.25 per share of SMC Common Stock subject to reviewing the other terms of the transaction.

On March 4, 2019, representatives of KLG sent a first draft of the Merger Agreement to representatives of WSGR. The draft required that SMC shareholders sufficient to approve the transaction under the CCC, including SMC management and the Board, sign the Support Agreement and deliver the SMC Shareholder Consent at the same time that the Merger Agreement was executed. KLG also requested that SMC engage a financial advisor to deliver a fairness opinion with respect to the transaction. The draft included a full “no-shop” provision prohibiting SMC from entering into discussions with respect to alternative transactions, did not permit SMC to terminate the Merger Agreement to enter into an alternative transaction, and included a number of conditions to the consummation of the Merger, including a condition requiring SMC to have a minimum amount of cash at closing and the absence of any third-party litigation. The draft Merger Agreement also included provisions requiring SMC to pay MSA a termination fee and/or reimburse MSA’s expenses if the Merger Agreement was terminated under certain circumstances.

On March 13, 2019, representatives of WSGR sent a markup of the draft Merger Agreement to KLG. The comments sent by WSGR, which had been discussed with management of SMC, included provisions that would permit SMC to consider unsolicited alternative transactions and to terminate the Merger Agreement to enter into a superior alternative transaction, deleted the minimum cash and absence of litigation closing conditions, and deleted the requirement for the fairness opinion given the Board’s decision not to engage a financial advisor. The comments sent by WSGR also deleted the requirement that SMC reimburse MSA’s expenses if the Merger Agreement was terminated under certain circumstances, and proposed a 10-business day period after the execution of the Merger Agreement before SMC would be required to deliver the SMC Shareholder Consent.

On March 15, 2019, the parties signed an amendment to the indication of interest letter to extend the exclusivity period to March 31, 2019.

Also on March 15, 2019, management from MSA and SMC discussed a number of key terms related to the Merger Agreement, focusing on the provisions regarding alternative transactions, and the fact that the members of the Board, SMC senior management and Mr. Last combined to hold sufficient shares of SMC Common Stock to approve the transaction by written consent. Management of SMC and MSA and counsel at WSGR and KLG continued to discuss these matters over the next few days.

On March 19, 2019, representatives of KLG distributed a revised draft of the Merger Agreement to representatives of WSGR. In this draft, KLG deleted the provisions proposed by WSGR regarding SMC’s ability to consider unsolicited alternative transactions and terminate the Merger Agreement to enter into a superior alternative transaction, reinserted the requirement that SMC reimburse MSA’s expenses in the event that the Merger Agreement was terminated under certain circumstances (subject to a cap of $750,000) and proposed a termination fee of five percent of the equity value of the Merger. KLG also reinserted the requirement that SMC deliver the SMC Shareholder Consent at the same time that the Merger Agreement was executed, and deleted the closing conditions to which SMC had objected. In follow-up conversations, senior management of SMC and the representatives of WSGR agreed that these key terms would likely present a path forward for the consideration by the Board. Mr. Brown continued to update the members of the Board on the status of negotiations and the key terms of the transaction, including with respect to the Support Agreement and the SMC Shareholder Consent that would need to be delivered at the time of the execution of the Merger Agreement.

From March 19, 2019 to March 28, 2019, WSGR and KLG, working with their respective clients, continued to negotiate various terms in the draft Merger Agreement, including the size of the termination fee and the cap on reimbursement of MSA’s expenses, the circumstances in which those amounts would be payable, and confirming SMC would not obtain a fairness opinion, and other ancillary documents, and continued to complete the due diligence process. Mr. Brown continued to apprise the members of the Board and Mr. Last of the progression of the negotiations with MSA, and distributed near-final drafts of the Merger Agreement, Support Agreement and SMC Shareholder Consent to the members of the Board and Mr. Last on the morning of March 28, 2019. WSGR and KLG then exchanged the near-final drafts of the Merger Agreement reflecting these terms along with the other ancillary transaction documents.

On March 28, 2019, the Board held a special meeting to consider the terms of the proposed transaction with members of SMC’s management, representatives of WSGR, and Mr. Last, among others, in attendance. The representatives of WSGR addressed the Board’s fiduciary duties in connection with the sale of SMC and then reviewed the terms of the draft Merger Agreement circulated prior to the Board meeting, including key terms such as the price of $3.25 per share, the termination fee of $1.3 million payable by SMC to MSA for a if the Merger Agreement was terminated under certain circumstances, the expense reimbursement up to $500,000 by SMC to MSA in certain limited termination events, the absence of any ability of SMC to consider unsolicited proposals or terminate the Merger Agreement to enter into a superior alternative transaction, the proposed treatment of equity awards in the draft Merger Agreement (including the assumption of Stock Options not held by non-employee members of the Board and acceleration and cash out of Stock Options held by non-employee members of the Board), the Support Agreement and requirement that the SMC Shareholder Consent be delivered at the time of execution of the Merger Agreement. After discussing potential reasons for and against the proposed transaction (see below under the caption “—Reasons for the Merger”), the Board unanimously determined that the Merger Agreement, subject to finalization, the Merger and the other transactions contemplated by the Merger Agreement were fair to, advisable and in the best interests of SMC and its shareholders. Just after the special meeting, the final form of the Merger Agreement was circulated to the Board electronically and the Board of Directors then unanimously adopted and approved, by unanimous written consent, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and recommended that SMC’s shareholders vote to approve the Merger Agreement at any meeting of the stockholders to be called for the purposes of acting thereon or approve the Merger Agreement by written consent.

On March 28, 2019, in the early evening, the parties executed the Merger Agreement and Support Agreement in connection with the transaction, and then shareholders representing approximately 64.9% of the total outstanding shares of SMC Common Stock delivered the SMC Shareholder Consent approving the Merger Agreement and related transactions. The transaction was therefore approved subject only to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement and required disclosures to the SMC shareholders, including this information statement.

On March 29, 2019, the parties issued their press releases prior to the opening of the stock markets in the United States, announcing the transaction.

RECOMMENDATION OF OUR BOARD

On March 28, 2019, by unanimous written consent, our Board unanimously:

●	determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby are fair to and in the best interests of SMC’s shareholders;

●	approved, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement;

●	directed that the Merger Agreement, the transactions contemplated thereby and the Merger be submitted to the shareholders of SMC for adoption; and

●	recommended the approval and adoption of the Merger Agreement, the transactions contemplated thereby and the Merger by SMC’s shareholders.

REASONS FOR THE MERGER

In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Board consulted with management and outside counsel. In recommending that SMC’s shareholders vote in favor of approval of the Merger Agreement and the transactions contemplated thereby, the Board considered a number of factors, including the following (which factors are not necessarily presented in order of relative importance):

●	the Board’s regular evaluation of SMC’s business and operations, long-term strategic goals and alternatives, direction, prospects for partnership and stand-alone value;

●	the Board recognizing that we operate in an industry that is rapidly evolving and highly competitive;

●	the Board’s familiarity with the business, operations, prospects, business strategy and assets of SMC, including the competitive environment, the risks inherent in sales, marketing and distribution of existing products and solutions along with the risks associated with planned new product development and the current competitive situation facing SMC;

●	the Board’s consideration of the low likelihood that any potential acquirers would engage in a transaction with SMC with a value and contractual terms and conditions superior to those contained in the Merger Agreement, in light of the strategic review process undertaken by the SMC over the preceding two-year period (including the public announcement of such process), discussions with other potential counterparties, and the views, recommendations and advice of management and the SMC’s advisors;

●	the Board’s consideration of the current landscape of parties with a strategic fit and/or an understanding of (and expertise in) the industries in which SMC operates, in consultation with senior management on such matters;

●	the Board’s consideration of the value, risk allocation, timing and other terms and conditions negotiated with MSA, and that the Board’s conclusion that the acquisition by MSA would be more favorable to the SMC’s shareholders than any other strategic alternative reasonably available to SMC, including continuing as an independent company or engaging in discussions with any other party regarding a potential transaction;

●	the fact that SMC Common Stock is traded on the over-the-counter system, and not listed on a stock exchange, thus having limited trading liquidity;

●	the fact that the all-cash Merger Consideration will provide certainty of value and liquidity to SMC’s shareholders, while eliminating the effect of long-term business and execution risk to such shareholders;

●	the $3.25 per share price to be paid for SMC Common Stock, which represents a 55% premium over the closing price of shares of SMC Common Stock on March 28, 2019, the last trading day before the Merger was announced, a 65% and 62% premium over the average closing price of shares of SMC Common Stock for the one-week and one-month periods, respectively, before the Merger was announced, and a 51% premium over the highest closing price of shares of SMC Common Stock in the one-year period ending on March 28, 2019;

●	the per share Merger Consideration represents an opportunity for the SMC shareholders to receive a premium price for SMC’s Common Stock relative to expected future trading prices of SMC’s Common Stock if SMC were to remain independent, and without the execution risks, macro-economic risks and market risks inherent in SMC’s stand-alone business strategy as an independent company;

●	the low degree of likelihood of completing an alternative acquisition transaction with per share proceeds in excess of the Merger Consideration, given that SMC was publicly open to proposals for several years with limited interest, and that MSA’s proposal represented the highest price presented to the Board during such period by a significant margin;

●	the Board’s determination that the Merger Consideration is the highest price MSA is willing to pay for SMC because the Merger Consideration was the result of thorough negotiations between the parties and the culmination of such negotiations;

●	the Board’s view that the Merger Agreement was the product of arm’s-length negotiation and contained customary terms and conditions, and that other than as described below under “—Interests of Directors and Officers in the Merger,” the Supporting Shareholders would be treated in the same manner and receive the same consideration as all other holders of SMC Common Stock in the Merger;

●	the high degree of likelihood of completing the Merger given the lack of financing contingencies and the strength of MSA’s financial condition, and the limited and otherwise customary conditions to MSA’s obligations to complete the Merger;

●	terms that enable SMC to legally enforce MSA’s obligations under the Merger Agreement, including its obligation to complete the Merger upon satisfaction of (and subject to) the conditions set forth in the Merger Agreement;

●	the Board’s belief that the Merger creates the most beneficial value to the SMC shareholders;

●	uncertainties regarding future business conditions in the U.S. and global economies generally; and

●	that SMC’s shareholders who meet certain conditions will be entitled to dissenters’ rights under the CCC in connection with the Merger.

The Board also considered a variety of risks and other countervailing factors related to entering into the Merger Agreement and the transactions contemplated by the Merger Agreement, including:

●	the fact that the announcement and pendency of the Merger, or the failure to complete the Merger, could cause substantial harm to SMC’s relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management, technical, sales and other personnel), vendors, customers and commercial partners and may divert management and employees’ attention away from SMC’s day-to-day business operations;

●	the fact that following completion of the Merger, SMC will no longer exist as an independent public company and that, as the Merger Agreement provides for all-cash consideration, SMC’s shareholders will not participate in any future earnings or growth of SMC and will not benefit from any appreciation in value of SMC;

●	the fact that any gain from an all-cash transaction such as the Merger will generally be taxable to SMC’s U.S. Holders for U.S. federal income tax purposes;

●	the requirement that SMC pay MSA a termination fee of $1,300,000 under certain circumstances following termination of the Merger Agreement;

●	the requirement that SMC reimburse MSA’s expenses up to $500,000 for expenses incurred under certain circumstances following termination of the Merger Agreement;

●	the fact that SMC will incur substantial expenses related to the Merger regardless of whether it is completed and, if the Merger is not completed, other risks and costs to SMC, including the diversion of management and employee attention, potential employee attrition, and the potential disruptive effect on business and customer relationships;

●

the restrictions on the conduct of SMC’s business prior to the completion of the Merger, which require SMC to conduct its business in the ordinary course, to use its commercially reasonable efforts to preserve intact its business organization, and to maintain its significant beneficial business relationships with suppliers, contractors, distributors, customers, licensors, licensees and others having material business relationships with it, subject to specific limitations and prohibitions, which may delay or prevent SMC from undertaking business opportunities that may arise pending completion of the Merger;

●	that SMC may be required to abandon or delay certain projects and business opportunities during the pendency of the Merger;

●	that the market’s perception of SMC’s prospects could be adversely affected;

●	the risk of litigation arising in connection with of the Merger Agreement or the transactions contemplated by the Merger Agreement;

●	the fact that under the terms of the Merger Agreement, SMC is unable to solicit or otherwise engage with other Acquisition Proposals during the pendency of the Merger, or to terminate the Merger Agreement to enter into a transaction with respect to a superior Acquisition Proposal;

●	the fact that the consummation of the Merger may be delayed or not occur at all, and our Board’s beliefs about the adverse impact such event would have on SMC and its business, sales, operations and financial results, including any effect of a public announcement of termination of the Merger Agreement on the trading price of the SMC Common Stock; and

●	that SMC’s executive officers and directors may have interests in the Merger that are different from, or in addition to, those of SMC’s other shareholders.

While our Board considered the potentially negative and potentially positive factors summarized above, it concluded that, overall, the potentially positive factors outweighed the potentially negative factors and collectively reached the conclusion to approve the Merger.

The foregoing discussion of the factors considered by our Board is not intended to be exhaustive, but does set forth the principal factors considered by our Board. In view of the wide variety of factors considered by our Board in connection with its evaluation of the Merger and the complexity of these matters, our Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of our Board. Rather, our Board made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors. It should be noted that this explanation of the reasoning of the our Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled “Cautionary Note Regarding Forward-Looking Statements” beginning on page 7 of this information statement.

OUR BOARD APPROVED AND DECLARED ADVISABLE THE MERGER AGREEMENT AND THE MERGER, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS DESCRIBED IN “THE MERGER AGREEMENT—CONDITIONS TO COMPLETION OF THE MERGER” BELOW, AND RECOMMENDED THAT SMC’S SHAREHOLDERS ADOPT THE MERGER AGREEMENT.

FINANCING OF THE MERGER

The Merger is not conditioned on any financing arrangements.

ACCOUNTING TREATMENT OF MERGER

The Merger will be accounted for pursuant to purchase accounting in accordance with applicable accounting guidance.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO SMC’S SHAREHOLDERS

The following discussion is a summary of material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders (as defined below) of shares of SMC Common Stock whose shares are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service, which we refer to as the “IRS,” and other applicable authorities, all as in effect on the date of this information statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of SMC Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).

This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:

●	tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions; tax-exempt organizations; S corporations, partnerships and any other entity or arrangement treated as a partnership or pass-through entity for U.S. federal income tax purposes, and shareholders, partners or investors in such entities; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; or real estate investment trusts;

●	tax consequences to holders other than U.S. Holders (as defined below);

●	tax consequences to holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

●	tax consequences to holders who received their shares of SMC Common Stock in a compensatory transaction or pursuant to the exercise of options or warrants;

●	tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar;

●	tax consequences arising from the Medicare tax on net investment income;

●	tax consequences to holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of SMC Common Stock being taken into account in an “applicable financial statement” (as defined in the Code);

●	the U.S. federal estate, gift or alternative minimum tax consequences, if any;

●	any state, local or non-U.S. tax consequences; or

●	tax consequences to holders of SMC Common Stock who exercise dissenters’ or appraisal rights.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of SMC Common Stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of SMC Common Stock and partners therein should consult their tax advisors regarding the consequences of the Merger.

No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of SMC Common Stock that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of SMC Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of shares of SMC Common Stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of our common stock.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a current rate of 24%) may apply to the proceeds received by a holder pursuant to the Merger. Backup withholding generally will not apply to a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form); or (2) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER

You should be aware that certain of our directors and officers may have interests in the Merger that may be different from, or in addition to, your interests as a shareholder and that may present actual or potential conflicts of interest. These interests include the following:

●	Assumption of Restricted Stock Awards held by SMC’s officers, assumption of Stock Options with per share exercise prices less than the Merger Consideration (“in-the-money Stock Options”) held by SMC’s officers, and cash out of in-the-money Stock Options held by our non-employee directors. See “The Merger Agreement—Treatment of Equity Awards” on page 24.

●	The table below provides the following information as of March 31, 2019 for the directors and executive officers of SMC: (i) the aggregate number of shares of SMC Common Stock subject to in-the-money Stock Options that have a per share exercise price less than the Merger Consideration, (ii) the value of such Stock Options on a pre-tax basis, calculated by multiplying (x) the excess, if any, of the Merger Consideration ($3.25) over the respective per share exercise prices of those Stock Options by (y) the number of shares of SMC Common Stock subject to those Stock Options, (iii) the aggregate number of shares of SMC Common Stock subject to Restricted Stock Awards, (iv) the value of such Restricted Stock Awards on a pre-tax basis, calculated by multiplying (x) the Merger Consideration ($3.25) by (y) the number of shares of SMC Common Stock subject to those Restricted Stock Awards. The information in the table below assumes that all currently outstanding Stock Options and Restricted Stock Awards will remain outstanding immediately prior to the Effective Time.

Name	Number of Shares Held (#)(1)	Value of Shares Held ($)(2)	Number of Shares Subject to In-the-Money Stock Options (#)(3)	Value of In-the- Money Stock Options ($)(4)	Number of Shares Subject to Restricted Stock Awards (#)(5)	Value of Shares Subject to Restricted Stock Awards ($)(6)	Total ($)
Gordon R. Arnold	1,098,007	3,568,523	100,000	110,000	—	—	3,678,523
Jeffrey S. Brown	28,533	92,732	226,042	463,386	112,500	365,625	921,743
Tamara S. Allen	70,740	229,905	16,145	33,097	1,875	6,094	269,096
Michael C. Farr	49,372	160,459	16,145	33,097	2,344	7,618	201,174
C. Richard Kramlich	2,767,688	8,994,986	—	—	—	—	8,994,986
Robert C. Marshall	368,587	1,197,908	—	—	—	—	1,197,908
James D. Norrod	10,000	32,500	300,000	615,000	—	—	647,500
Ross DeMont	200,000	650,000	300,000	525,000	—	—	1,175,000

(1)	These numbers represent the shares beneficially owned by our executive officers and non-employee directors (other than shares subject to Stock Options or Restricted Stock Awards), as described in more detail under the section of this information statement captioned “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers of SMC.”

(2)	These amounts are the product obtained by multiplying the corresponding number of shares in the “Number of Shares Held” column by the Merger Consideration.

(3)	The numbers shown represent (i) the shares subject to in-the-money Stock Options held by non-employee directors and (ii) the number of shares subject to in-the-money Stock Options held by our executive officers for which vesting is accelerated upon a qualifying termination of employment, as described in further detail in the section of this information statement captioned “—Payments Upon Termination Following Change in Control.”

(4)	These amounts are the excess of (i) the corresponding number of shares in the “Number of Shares Subject to In-the-Money Stock Options” column multiplied by the Merger Consideration over (ii) the aggregate exercise price for such shares.

(5)	The numbers shown represent the number of shares subject to Restricted Stock Awards held by our executive officers for which vesting is accelerated upon a qualifying termination of employment, as described in further detail in the section of this information statement captioned “—Payments Upon Termination Following Change in Control.”

(6)	These amounts are the product of the corresponding number of shares in the “Number of Shares Subject to Restricted Stock Awards” column multiplied by the Merger Consideration.

●	As of March 28, 2019, there were the following outstanding equity awards held by persons other than non-employee directors: (i) Restricted Stock Awards covering 132,314 shares of SMC Common Stock and (ii) Stock Options to acquire 2,025,000 shares of SMC Common Stock, with a weighted average exercise price of $1.43. At the Effective Time, these equity awards would be assumed and converted into (i) awards covering 4,080 unvested shares of MSA common stock and (ii) options to purchase 62,455 shares of MSA common stock with a weighted average exercise price of $46.19, based on an assumed Equity Award Exchange Ratio of 0.030842 (which represents the quotient obtained by dividing (x) the Merger Consideration by (y) the average closing sales price for a share of MSA common stock, rounded to the nearest one-tenth of a cent, as reported on the New York Stock Exchange for the 10 business days after March 28, 2019).

●	Continued directors’ and officers’ indemnification coverage for SMC’s current officers and directors as provided under SMC’s articles of incorporation and bylaws and any existing indemnification agreements. See “The Merger Agreement—Indemnification, Exculpation and Insurance” on page 31.

●	Potential payments to SMC’s named executive officers in connection with certain terminations of employment, if any, pursuant to existing employment arrangements. See “—Payments Upon Termination Following Change in Control” on page 19.

The Board was aware of these interests and considered that these interests may be different from, or in addition to, the interests of SMC’s shareholders generally, among other matters, in making their respective determinations regarding the Merger Agreement.

Payments Upon Termination Following Change in Control

Employment Offer Letter with Jeffrey Brown

We entered into an employment offer letter with Jeffrey Brown, which provides that if, within the period beginning on the date 3 months before a change in control and ending on the date that is 12 months following the change in control, his employment is terminated by SMC other than for cause or he voluntarily terminates his employment with SMC for good reason (as such terms are defined in the offer letter), then he will receive (i) a lump sum payment equal to 12 months’ base salary and 12 months’ annual target bonus, (ii) 12 monthly payments of $3,500 in lieu of SMC-subsidized COBRA, payable whether or not he or his covered dependents elect COBRA continuation benefits, and (iii) full acceleration of the vesting and exercisability of all of his then-outstanding equity awards, subject to his timely executing and not revoking a release of claims.

Mr. Brown’s employment offer letter also provides that in the event any amounts in the letter or otherwise payable to him constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and could be subject to the related excise tax, he would be entitled to receive either full payment of benefits or such lesser amount that would result in no portion of the benefits being subject to an excise tax, whichever results in the greater amount of after-tax benefits to him.

For the purposes of Mr. Brown’s employment offer letter, “cause” means (i) his continued failure to perform his employment duties and responsibilities, other than a failure resulting from his complete or partial incapacity due to physical or mental illness or impairment, after he has received written notice from SMC which describes the factual basis for SMC’s belief that he has not substantially performed his duties and responsibilities and he has not cured such failure to the reasonable satisfaction of SMC within 30 days after receipt of written notice from SMC, (ii) any material act of personal dishonesty taken by him in connection with his duties and responsibilities as an employee, (iii) his commission of an act of fraud, embezzlement, misrepresentation, or unlawful conduct resulting in material economic or financial injury to SMC, (iv) his conviction of, or plea of nolo contendere to, a felony under the laws of the United States or any state, (v) any act of moral turpitude or other misconduct that SMC reasonably believes has had or will have a material detrimental effect on SMC’s reputation or business, (vi) his willful breach of any fiduciary duty owed by him to SMC that SMC reasonably believes has had or will have a material detrimental effect on SMC’s reputation or business, (vii) his being found liable in any Securities and Exchange Commission or other civil or criminal securities law action or any cease and desist order is entered with respect to any such action (regardless of whether or not he admits or denies liability in such action), (viii) his obstructing or impeding, endeavoring to influence, obstruct or impede, or failing to materially cooperate with, any investigation authorized by SMC, our Board or any governmental or self-regulatory organization, or (ix) his material breach of the letter or his Employment, Confidential Information, Invention Assignment and Arbitration Agreement with SMC.

For the purposes of Mr. Brown’s employment offer letter, “good reason” means his resignation within 180 days after any of the following is undertaken by SMC (or its acquirer) without his consent: (i) a material reduction of his base salary or target annual bonus, except that any reduction of less than 10% will not be considered material, and except for any reduction in the same percentage as applied to other similarly situated SMC executives, (ii) a material reduction in his duties, authority or responsibilities; or (iii) his office is relocated to a location more than 30 miles from his then-current office location; provided, however, that good reason will not exist unless he has provided written notice to the Board of the purported grounds for the good reason within 90 days of its initial existence and SMC has been provided at least 30 days to remedy the condition.

Change in Control and Severance Agreements

We entered into change in control and severance agreements with Michael Farr and Tamara S. Allen (each, a “Severance Agreement”), each of which provides that if within the period beginning 3 months before a change of control and ending 12 months after the change of control, SMC terminates the applicable executive officer’s employment other than for cause, death, or disability or the executive officer resigns from employment with SMC for good reason (as such terms are defined in the Severance Agreement), the executive officer will receive the following severance payments and benefits:

●	continuation of his or her base salary as in effect immediately before his termination until the earlier of (i) 6 months following his or her termination or (ii) his or her commencement of full-time employment with another employer;

●	continuation of commission payments for 6 months following his or her termination of employment, each of which commission payments will be equal to the average of the commission payments he or she received during the 6 months before his or her termination date, if any;

●	only if, and to the extent that, the relevant performance targets by SMC and/or the executive officer are achieved, the portion of his or her annual target bonus prorated monthly based on the number of months of service completed for the fiscal year which his or her employment terminates, which will be paid at the time bonuses for the completed fiscal year are paid to the other employees of SMC;

●	accelerated vesting as to 50% of the then-unvested portion of all of his or her outstanding equity awards;

●	extension of the period to exercise any outstanding stock options or other similar rights to acquire SMC common stock that are granted to him or her on or after the effective date of the Severance Agreement until the earlier of (i) 12 months following the date of his or her termination or (ii) the original expiration date(s) of such stock options or rights; and

●	SMC’s payment of the premiums for COBRA health continuation coverage for the executive officer and his or her eligible dependents at the levels in effect immediately prior to his or her termination for up to 6 months.

Each Severance Agreement requires the applicable executive officer to timely sign and not revoke a general release of claims in favor of SMC, resigning as a member of our Board (if applicable), and comply with the terms of the Severance Agreement and any confidential information agreement with SMC as a condition of receiving the severance payments and benefits described above.

For purposes of each Severance Agreement, “cause” means (i) other than failure resulting from the executive officer’s complete or partial incapacity due to physical or mental illness or impairment, his or her willful and continued failure to substantially perform the duties of his or her position; (ii) the executive officer’s willful commission of an act of fraud or dishonesty resulting in, or that is likely to result in, material economic or financial injury to SMC; (iii) the executive officer’s willful engagement in illegal conduct which was or is reasonably likely to be materially injurious to SMC; (iv) the executive officer’s willful breach of any fiduciary duty owed by him or her to SMC that SMC reasonably believes has had or will have a material adverse effect on SMC’s reputation of business; (v) the executive officer’s being found liable in any Securities and Exchange Commission or other civil or criminal securities law action or any cease and desist order is entered with respect to any such action (regardless of whether or not he admits or denies liability in such action); or (vi) the executive officer’s willful obstruction or impediment of (or efforts to influence, obstruct or impede), or failure to materially cooperate with, any investigation authorized by SMC, the Board of any governmental or self-regulatory organization. No act, or failure to act, on the executive officer’s part will be deemed “willful” unless done, or omitted to be done, by him not in good faith. In the event of any alleged performance breach described in clause (i) above, SMC will first give the executive officer written notice which specifically identifies the manner in which our Board believes that his or her conduct constitutes the alleged performance breach to enable him to correct the deficiency within a reasonable time period, which will not be less than 30 days, before SMC can proceed with a termination for cause. In the event of any alleged conduct described in clauses (ii) through (vi) above, SMC will deliver to the executive officer written notice which sets forth the finding by the Board that he engaged in such conduct and specifying the particulars thereof.

For purposes of each Severance Agreement, “good reason” means the executive officer’s termination of employment within 90 days following the expiration of any cure period (discussed below) following the occurrence of one or more of the following, without his or her express written consent: (i) a material reduction by SMC of his or her duties or responsibilities; (ii) a reduction by SMC of his or her base salary in effect immediately prior to such reduction, provided that such reduction in base salary in connection with similar percentage reductions imposed on all executive-level employees will not constitute “good reason”; or (iii) a material change in the geographic location at which he or she must perform his or her services, provided that in no instance will his or her relocation to a facility or a location of 50 miles or less from his or her then-present office location be deemed material. The executive officer will not resign for good reason without first providing SMC with written notice within 90 days of the event that he believes constitutes “good reason” specifically identifying the acts or omissions constituting the grounds for good reason and a reasonable cure period of not less than 30 days following the date of such notice.

GOLDEN PARACHUTE COMPENSATION

The following table sets forth the information required by Item 402(t) of Regulation S-K published by the SEC regarding certain compensation that each of SMC’s named executive officers may receive that is based on, or that otherwise relates to, the Merger. For additional details regarding the terms of the payments quantified below, see the sections of this information statement captioned “—Payments Upon Termination Following Change in Control” and “The Merger Agreement—Treatment of Equity Awards.”

The figures in the table are estimated based on (i) compensation and benefit levels as of March 28, 2019; (ii) an assumed effective date of March 28, 2019, for the Merger; and (iii) the assumed termination of employment of Messrs. Brown and Farr without cause on the effective date for the Merger.

SMC’s named executive officers will not receive pension, non-qualified deferred compensation, tax reimbursements or other compensation in connection with the Merger.

Some of the amounts set forth in the table would be payable solely by virtue of the consummation of the Merger. In addition to the assumptions regarding the consummation date of the Merger and the termination of employment, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by a named executive officer in connection with the Merger will differ, and may differ substantially, from the amounts set forth below.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total Payments ($)(4)
Jeffrey Brown	592,000	829,011	—	1,421,011
Michael Farr	156,250	40,715	11,192	208,157
Gordon Arnold	—	—	—	—

(1)	These amounts represent the “double-trigger” cash severance payments to which Messrs. Brown and Farr may become entitled under Mr. Brown’s employment offer letter and the Severance Agreement, respectively, as described in further detail in the section of this information statement captioned “—Payments Upon Termination Following Change in Control.” The amount for Mr. Brown represents (i) the lump sum payment equal to 12 months’ base salary and 12 months’ annual target bonus and (ii) the 12 monthly payments of $3,500 in lieu of SMC-subsidized COBRA, and the amount for Mr. Farr represents (i) the continuation of his base salary as in effect immediately before his termination for 6 months, (ii) the continuation of commission payments for 6 months, and (iii) the portion of his annual target bonus prorated monthly based on the number of months of service completed for the fiscal year which his employment terminates, as follows:

Name	Base Salary Severance ($)	Target Bonus Severance ($)	Commission Severance ($)	Severance Payments in Lieu of COBRA ($)
Jeffrey Brown	400,000	150,000	—	42,000
Michael Farr	137,500	18,750	—	—

(2)	These amounts represent the “double-trigger” vesting acceleration of any equity awards held by Messrs. Brown and Farr if they experience a qualifying termination of employment, as described in further detail in the section of this information statement captioned “—Payments Upon Termination Following Change in Control.” The following table quantifies the value of such vesting acceleration, which is calculated for each such equity award by multiplying (i) the number of shares subject to such equity award for which vesting is accelerated by (ii) the difference between the Merger Consideration and the exercise price per share, if any, attributable to such equity award.

Name	Options ($)	Restricted Stock Awards ($)
Jeffrey Brown	463,386	365,625
Michael Farr	33,097	7,618

(3)	This amount represents the “double-trigger” benefit of SMC’s payment of the premiums for COBRA health continuation coverage for Mr. Farr and his eligible dependents at the levels in effect immediately prior to his termination for 6 months, as described in further detail in the section of this information statement captioned “—Payments Upon Termination Following Change in Control.”

(4)	As noted above, Mr. Brown’s employment offer letter provides that in the event that any payment or benefit provided to him would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment or benefit being classified as a parachute payment under Section 280G of the Internal Revenue Code), then he will receive such payment as would entitle him to receive the greatest after-tax benefit, even if it means SMC paying him or her a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Internal Revenue Code. Based on the assumptions used in preparing this table, we do not expect Mr. Brown to be subject to such a reduction (to avoid the excise tax imposed under Section 4999 of the Internal Revenue Code). However, the actual value of his payments and benefits for purposes of Section 280G of the Internal Revenue Code may vary depending on factors such as the actual closing date of the Merger, in which case it is possible that Mr. Brown may have his payments or benefits so reduced in connection with the Merger under the terms of his employment offer letter.

FORM OF THE MERGER

Subject to the terms and conditions of the Merger Agreement and in accordance with the CCC, at the time of the Merger, Merger Sub will merge with and into SMC, with SMC continuing as the Surviving Corporation and an indirect, wholly owned subsidiary of MSA. The time of the acceptance of the agreement of merger by the Secretary of State of the State of California, or such later time as is specified in the agreement of merger and as is agreed to by SMC and MSA, will be the Effective Time.

CONSIDERATION TO BE RECEIVED IN THE MERGER

Upon consummation of the Merger, each share of SMC Common Stock issued and outstanding immediately prior to the Effective Time, other than (i) Excluded Shares, (ii) Dissenting Shares and (iii) shares subject to Restricted Stock Awards, will automatically be cancelled and converted into the right to receive the Merger Consideration upon surrender of each respective stock certificate (if applicable) and letter of transmittal.

PROCEDURES FOR RECEIVING MERGER CONSIDERATION

As soon as reasonably practicable (and in any event within five business days) after the Effective Time, the paying agent will mail to each holder of record of certificates that immediately prior to the Effective Time represented SMC Common Stock (other than Excluded Shares, Dissenting Shares and shares subject to a Restricted Stock Award), a letter of transmittal and instructions for surrendering such certificates in exchange for payment of the Merger Consideration. Upon surrender of such certificates to the paying agent, together with a properly completed letter of transmittal, the holder of such certificates will be entitled to receive the Merger Consideration in cash for each share of SMC Common Stock so surrendered. The certificates so surrendered will be cancelled.

Promptly after the Effective Time, the paying agent will send to each holder of uncertificated shares of SMC Common Stock (other than Excluded Shares, Dissenting Shares and shares subject to a Restricted Stock Award) represented by book entry, a check or wire transfer for the amount of Merger Consideration that such holder is entitled to receive in respect of such shares of SMC Common Stock without such holder being required to deliver a letter of transmittal to the paying agent. Such shares of SMC Common Stock represented by book entry will then be cancelled.

No interest will be paid or accrued on the Merger Consideration for the benefit of holders of SMC Common Stock. The Merger Consideration will be subject to deduction for any required withholding tax.

If any certificate representing SMC Common Stock has been lost, stolen or destroyed, the paying agent will pay the Merger Consideration with respect to each share of SMC Common Stock formerly represented by such certificate upon the making of an affidavit (in form and substance reasonably acceptable to MSA) of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by MSA or the paying agent, the posting by such person of a bond in such amount as MSA or the paying agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the Surviving Corporation with respect to the shares of SMC Common Stock formerly represented by such certificate.

In the event of a transfer of ownership of shares of SMC Common Stock that is not registered in the transfer records of the Company, the appropriate amount of the Merger Consideration may be paid to a transferee if the stock certificate representing such shares of Common Stock is presented to the paying agent properly endorsed and otherwise in proper form for transfer and accompanied by all documents reasonably required by the paying agent to evidence and effect such transfer and to evidence that any applicable taxes have been paid.

If your shares are held in “street name” by a bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares in exchange for the Merger Consideration.

REGULATORY APPROVALS REQUIRED FOR THE MERGER

Other than the expiration of the 20-calendar day period from the mailing of this information statement to SMC’s shareholders, and the filing of an agreement of merger with the Secretary of State of the State of California, there are no material federal, state or foreign regulatory requirements, approvals or filings required for the completion of the Merger that have not been obtained.

CERTAIN EFFECTS OF THE MERGER

If the Merger is completed, SMC will become an indirect wholly owned subsidiary of MSA and the SMC Common Stock will cease to be quoted on OTCBB and will not be publicly traded. In addition, upon consummation of the Merger, the registration of the SMC Common Stock and SMC’s reporting obligations with respect to the SMC Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) will be terminated upon application to the SEC.

SMC Common Stock is currently registered under the Exchange Act. Such registration may be terminated upon application of SMC to the SEC if the shares of SMC Common Stock are neither listed on a national securities exchange nor held by 300 or more holders of record. Termination of registration of the SMC Common Stock under the Exchange Act would substantially reduce the information required to be furnished by SMC to its shareholders and to the SEC and would make certain provisions of the Exchange Act no longer applicable to SMC, such as the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, the requirement of furnishing a proxy statement pursuant to Section 14(a) of the Exchange Act in connection with shareholders’ meetings and the related requirement of furnishing an annual report to shareholders and the requirements of Rule 13e-3 under the Exchange Act with respect to “going private” transactions. Furthermore, the ability of “affiliates” of SMC and persons holding “restricted securities” of SMC to dispose of such securities pursuant to Rule 144 promulgated under the Securities Act may be impaired or eliminated. If registration of SMC Common Stock under the Exchange Act is terminated, SMC will no longer be subject to certain provisions of the Sarbanes-Oxley Act of 2002 or the liability provisions of the Exchange Act with respect to SMC Common Stock. We intend and will cause SMC to terminate the registration of the SMC Common Stock under the Exchange Act as soon after consummation of the Merger as the requirements for termination of registration are met.

Upon consummation of the Merger, you will cease to have rights as an SMC shareholder, other than your right to either receive the per share Merger Consideration or to exercise your dissenters’ rights.

PAST CONTACTS WITH MSA AND MERGER SUB

Other than with respect to negotiations related to the Merger as described in “—Background of the Merger” on page 10 of this information statement, there have not been any other negotiations, transactions or material contacts with MSA or Merger Sub during the last two (2) years.

THE MERGER AGREEMENT

This section describes the material terms of the Merger Agreement. The description in this section and elsewhere in this information statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this information statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with factual information about us. Such information can be found elsewhere in this information statement, in the annexes hereto and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information About SMC,” beginning on page 40.

EXPLANATORY NOTE REGARDING THE MERGER AGREEMENT

The Merger Agreement has been included to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, MSA or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures may include information that has been included in the Company’s public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or MSA or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

STRUCTURE AND EFFECTIVE TIME

The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, Merger Sub, a California corporation, and an indirect, wholly owned subsidiary of MSA, will merge with and into the Company. As a result, the separate corporate existence of Merger Sub will cease and the Company will survive the Merger and continue to exist after the Merger as a wholly owned subsidiary of MSA.

The closing of the Merger will take place at 10:00 a.m., Pacific time, on the second business day after the satisfaction or (to the extent permitted by applicable law and the Merger Agreement) waiver of all conditions (other than the conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions) described under “—Conditions to Completion of the Merger” beginning on page 32 of this information statement.

The Merger will become effective at the time when an agreement of merger is filed with the Secretary of State of the State of California, or at such other time as MSA and the Company agree and specify in the agreement of merger.

SHAREHOLDER APPROVAL

Concurrently with the execution and delivery of the Merger Agreement by the Company, the holders of at least a majority of the voting power of the outstanding shares of SMC Common Stock executed and delivered to the SMC Shareholder Consent in favor of the adoption and approval of the Merger Agreement and the Merger in accordance with Section 603 of the CCC. The SMC Shareholder Consent constitutes the required approval of the Merger Agreement and the Merger by the Company’s shareholders.

DIRECTORS AND OFFICERS

The Merger Agreement provides that the directors and officers of Merger Sub immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

MERGER CONSIDERATION

The Merger Agreement provides that each share of SMC Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) Excluded Shares, (ii) Dissenting Shares and (iii) any shares subject to a Restricted Stock Award) will be cancelled and converted into the right to receive the Merger Consideration of $3.25 in cash, without interest and subject to deduction for any required withholding tax.

Excluded Shares will be cancelled and will cease to exist, with no payment being made with respect thereto.

TREATMENT OF EQUITY AWARDS

At the Effective Time, each Restricted Stock Award will be assumed by MSA and converted into an award of shares of MSA common stock subject to the same terms and conditions as applied to the Restricted Stock Award immediately before the Effective Time, including the vesting schedule and conditions and any accelerated vesting provisions, except that the number of shares of MSA common stock underlying the assumed Restricted Stock Award will be equal to (x) the number of shares underlying the Restricted Stock Award as of immediately before the Effective Time multiplied (y) the Equity Award Exchange Ratio, with the resulting number rounded down to the nearest whole share.

At the Effective Time, the Stock Options will be treated as follows:

●	Each Stock Option that is not held by a non-employee director and does not have an exercise price per share greater than the Merger Consideration will be assumed by MSA and become an option to purchase shares of MSA common stock subject to the same terms and conditions that applied to the Stock Option immediately before the Effective Time, including the vesting schedule and conditions and any accelerated vesting provisions, except that (i) the number of shares of MSA common stock underlying the assumed Stock Option will be equal to (x) the number of shares underlying the Stock Option as of immediately before the Effective Time multiplied by (y) the Equity Award Exchange Ratio, with the resulting number rounded down to the nearest whole share, and (ii) the per share exercise price of the assumed Stock Option will be equal to (x) the exercise price per share of the Stock Option immediately before the Effective Time divided by (y) the Equity Award Exchange Ratio, with the resulting price per share rounded up to the nearest whole cent.

●	Each Stock Option that is held by a non-employee director and does not have an exercise price per share greater than the Merger Consideration will be cancelled in exchange for the right to receive an amount in cash (without interest and less any required withholding taxes) equal to (x) the excess of the Merger Consideration over the exercise price per share of the Stock Option multiplied by (y) the number of shares subject to the Stock Option.

●	Each Stock Option that has an exercise price per share greater than the Merger Consideration will not be assumed by MSA and will be cancelled without any cash payment.

SURRENDER OF SHARE CERTIFICATES OR BOOK-ENTRY SHARES; PAYMENT OF MERGER CONSIDERATION; LOST CERTIFICATES

Promptly (and in any event within two business days) after the Effective Time, MSA will deposit cash with the paying agent for the Merger in an amount sufficient to pay the aggregate Merger Consideration.

As soon as reasonably practicable (and in any event within five business days) after the Effective Time, the paying agent will mail to each holder of record of certificates that immediately prior to the Effective Time represented SMC Common Stock (other than Excluded Shares, Dissenting Shares and shares subject to a Restricted Stock Award), a letter of transmittal and instructions for surrendering such certificates for cancellation in exchange for payment of the Merger Consideration. Upon surrender of such certificates to the paying agent, together with a properly completed letter of transmittal, the holder of such certificates will be entitled to receive the Merger Consideration in cash for each share of SMC Common Stock so surrendered. The certificates so surrendered will be cancelled.

Promptly after the Effective Time, the paying agent will send to each holder of uncertificated shares of SMC Common Stock (other than Excluded Shares, Dissenting Shares and shares subject to a Restricted Stock Award) represented by book entry, a check or wire transfer for the amount of Merger Consideration that such holder is entitled to receive in respect of such shares of SMC Common Stock without such holder being required to deliver a letter of transmittal to the paying agent. Such shares of SMC Common Stock represented by book entry will then be cancelled.

No interest will be paid or accrued on the Merger Consideration for the benefit of holders of SMC Common Stock. The Merger Consideration will be subject to deduction for any required withholding tax.

If any certificate representing SMC Common Stock has been lost, stolen or destroyed, the paying agent will pay the Merger Consideration with respect to each share of SMC Common Stock formerly represented by such certificate upon the making of an affidavit (in form and substance reasonably acceptable to MSA) of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by MSA or the paying agent, the posting by such person of a bond in such amount as MSA or the paying agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the Surviving Corporation with respect to the shares of SMC Common Stock formerly represented by such certificate.

In the event of a transfer of ownership of shares of SMC Common Stock that is not registered in the transfer records of the Company, the appropriate amount of the Merger Consideration may be paid to a transferee if the stock certificate representing such shares of Common Stock is presented to the paying agent properly endorsed and otherwise in proper form for transfer and accompanied by all documents reasonably required by the paying agent to evidence and effect such transfer and to evidence that any applicable taxes have been paid.

REPRESENTATIONS AND WARRANTIES

The Merger Agreement contains representations and warranties that the Company, on the one hand, and MSA and Merger Sub, on the other hand, have made to one another as of specific dates.

The Company has made a number of representations and warranties to MSA and Merger Sub in the Merger Agreement regarding aspects of our business and other matters pertinent to the Merger. The topics covered by these representations and warranties include the following:

●	the Company’s and its subsidiaries’ organization, valid existence, good standing, corporate power, qualification to do business and similar corporate matters;

●	the Company’s capital structure, including (i) certain shares of SMC Common Stock available for issuance under the Company Stock Plans, reserved for issuance pursuant to the exercise of Stock Options and underlying Restricted Stock Awards, and (ii) the holders of Stock Options and Restricted Stock Awards;

●	the Company’s corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement, the authorization of the Merger Agreement, the due execution and delivery of the Merger Agreement by the Company, the enforceability of the Merger Agreement against the Company, and the approval of the Merger Agreement by the Board, the approval of the Merger Agreement and the Merger by the shareholders of the Company, effectiveness of the SMC Shareholder Consent and certain other matters related thereto;

●	the absence of (i) violations of or conflicts with the Company’s and its subsidiaries’ governing documents, (ii) breaches or defaults by the Company and its subsidiaries under contracts and other instruments, or the creation of liens on any of property of the Company or any of its subsidiaries, or (iii) violations of or conflicts with any order or law applicable to the Company or its subsidiaries, in each case resulting from the entry into the Merger Agreement by the Company and the consummation of the Merger;

●	the consents, approvals, authorizations, filings and notices required to be made with or received from governmental entities to enter into the Merger Agreement and consummate the Merger;

●	the Company’s filings with the SEC and compliance with federal securities laws, rules and regulations;

●	the preparation of the Company’s financial statements in accordance with GAAP, and the fair presentation of the Company’s financial position by those financial statements;

●	the maintenance by the Company of disclosure controls and procedures and internal control over financial reporting;

●	the absence of complaints or allegations regarding the Company’s accounting or auditing practices, or reports of violations of the securities laws by the Company or breaches of fiduciary duties by any officer or director of the Company;

●	the absence of certain undisclosed liabilities;

●	the accuracy of the information contained in this information statement and this information statement’s compliance with applicable laws, rules and regulations;

●	the ordinary course operation of the businesses of the Company and its subsidiaries since September 30, 2018, and the absence of a material adverse effect on the Company since September 30, 2018;

●	the absence of actions, suits, claims, investigations and other proceedings pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries, and the absence of any orders and judgments against the Company or any of its subsidiaries;

●	the compliance by the Company and its subsidiaries with applicable laws and the absence of any notice alleging a violation of law by the Company or any of its subsidiaries;

●	the Company’s and its subsidiaries’ possession of permits and authorizations necessary to conduct their current businesses, the compliance of the Company and its subsidiaries with such permits and authorizations, and the effectiveness of such permits and authorizations;

●	the Company’s benefit plans and their compliance with applicable law, the absence of any investigations or proceedings relating to the Company’s benefit plans, and the effect of the Merger on the Company’s benefit plans;

●	the Company’s compliance with employment and employment-related laws, and the absence of labor disputes, employee claims and collective bargaining agreements;

●	the compliance of the Company and its subsidiaries with environmental laws and related environmental matters;

●	the compliance of the Company and its subsidiaries with tax laws and related tax matters;

●	the material contracts of the Company and its subsidiaries, the validity of, and compliance with, such material contracts, and certain other matters with respect thereto, including matters with respect to contracts with government entities;

●	insurance matters;

●	the leased real property and tangible assets of the Company and its subsidiaries;

●	the intellectual property of the Company and its subsidiaries, the absence of litigation and other proceedings with respect thereto, the Company’s and its subsidiaries’ ownership thereof or licenses thereto, the sufficiency of the Company’s and its subsidiaries’ intellectual property for the conduct of their businesses, the protection of the intellectual property of the Company and its subsidiaries, the development of the intellectual property of the Company and its subsidiaries, and the information technology systems of the Company and its subsidiaries;

●	the compliance of the Company and its subsidiaries with privacy laws and the Company’s practices and policies with respect to privacy matters;

●	the inapplicability of state antitakeover laws to the Merger Agreement and the consummation of the Merger;

●	the absence of any shareholder rights plan, “poison pill” antitakeover plan or similar arrangement;

●	the absence of certain agreements or transactions between the Company or any of its subsidiaries and any of the executive officers or directors of the Company or certain other related persons;

●	the Company’s compliance with anti-corruption laws;

●	the Company’s top 20 suppliers and top 20 customers, and the absence of any changes in the business relationships or disputes between the Company and such suppliers and customers;

●	the Company’s products and warranties; and

●	the absence of any broker’s or finder’s fees in connection with the Merger.

Some of the Company’s representations and warranties are qualified by a material adverse effect standard. Subject to certain exclusions, a “material adverse effect” means any event, change, circumstance, occurrence, effect or state of facts that (i) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole or (ii) materially impairs the ability of the Company to consummate, or prevents or materially delays, the Merger or any of the other transactions contemplated by the Merger Agreement or would reasonably be expected to do so; provided that in the case of clause (i) only, “material adverse effect” does not include any event, change, circumstance, occurrence, effect or state of facts to the extent resulting from:

●	changes or conditions generally affecting the industries in which the Company and its subsidiaries operate, or the economy or the financial or securities markets, in the United States, including effects on such industries, economy or markets resulting from any regulatory and political conditions or developments in general, to the extent that the Company and its subsidiaries are not disproportionately affected thereby;

●	the outbreak or escalation of war or acts of terrorism, to the extent that the Company and its subsidiaries are not disproportionately affected thereby;

●	changes in law or GAAP, to the extent that the Company and its subsidiaries are not disproportionately affected thereby;

●	natural disasters, calamities and other force majeure events in the United States or any other country or region in the world, to the extent that the Company and its subsidiaries are not disproportionately affected thereby;

●	any change in the price or trading volume of the SMC Common Stock, in and of itself;

●	any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself;

●	the announcement or pendency of the Merger Agreement and the transactions contemplated thereby;

●	any action taken by the Company, or which the Company causes to be taken by any of its subsidiaries, in each case which is expressly required by, or the failure to take any such action expressly prohibited by, the Merger Agreement; and

●	any actions taken (or omitted to be taken) by the Company or any of its Subsidiaries with the prior written consent or at the express written request of MSA.

MSA and Merger Sub have also made a number of representations and warranties to the Company regarding various matters pertinent to the Merger. The topics covered by these representations and warranties include the following:

●	MSA’s and Merger Sub’s organization, valid existence, good standing and corporate power;

●	MSA’s and Merger Sub’s corporate power and authority to execute, deliver and perform their obligations under the Merger Agreement, the authorization of the Merger Agreement, the due execution and delivery of the Merger Agreement by MSA and Merger Sub, and the enforceability of the Merger Agreement against MSA and Merger Sub;

●	the absence of (i) violations of or conflicts with the MSA’s and Merger Sub’s governing documents, (ii) breaches or defaults by MSA or Merger Sub under contracts and other instruments, or the creation of liens on any of property of the MSA or Merger Sub, or (iii) violations of or conflicts with any order or law applicable to MSA or Merger Sub, in each case resulting from the entry into the Merger Agreement by the Company and the consummation of the Merger;

●	the consents, approvals, authorizations, filings and notices required to be made with or received from governmental entities to enter into the Merger Agreement and consummate the Merger;

●	the accuracy of information supplied by MSA or Merger Sub to be included in this information statement;

●	the formation of Merger Sub solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and the ownership of Merger Sub by MSA;

●	MSA’s access to sufficient funds to consummate the Merger;

●	the absence of actions, suits, claims, investigations and other proceedings pending or, to MSA’s knowledge, threatened against MSA or any of its subsidiaries that would result in any of the condition’s to the Company’s obligation to consummate the Merger under “—Conditions to Completion of the Merger” not being satisfied or being materially delayed;

●	the absence of any vote or consent of MSA shareholders required to approve the Merger Agreement or the Merger; and

●	MSA’s non-reliance on any representations or warranties with respect to the Company or any of its subsidiaries other than those set forth in the Merger Agreement.

The representations and warranties of each of the parties to the Merger Agreement will expire at the Effective Time.

CONDUCT OF BUSINESS PENDING THE CLOSING

Under the Merger Agreement, the Company has agreed that, between the date of the Merger Agreement and the Effective Time, except as consented to by MSA in writing (which consent will not be unreasonably withheld, conditioned or delayed) or otherwise specifically required by the Merger Agreement, the Company will, and will cause each of its subsidiaries to, carry on its business in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve intact its business organization, preserve its assets, rights and properties in good repair and condition, keep available the services of its current officers, employees and consultants and preserve its goodwill and its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it.

In addition, without MSA’s prior written consent, the Company will not, and will not permit any of its subsidiaries to:

●	(i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests, (ii) purchase, redeem or otherwise acquire shares of capital stock or other equity interests of the Company or its subsidiaries or any options, warrants, or rights to acquire any such shares or other equity interests or (iii) adjust, split, combine, reclassify or otherwise amend the terms of any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests;

●	issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien any shares of its capital stock or other equity interests or any securities convertible into, exchangeable for or exercisable for any such shares or other equity interests, or any rights, warrants or options to acquire, any such shares or other equity interests, or any stock appreciation rights, “phantom” stock rights, performance units, rights to receive shares of capital stock of the Company on a deferred basis or other rights linked to the value of SMC Common Stock (other than the issuance of shares of SMC Common Stock upon the exercise of Company Stock Options outstanding on the March 21, 2019 in accordance with their terms);

●	amend or otherwise change, or authorize or propose to amend or otherwise change, its articles of incorporation, bylaws or similar organizational documents;

●	change the ownership of any of its subsidiaries, or otherwise engage in any internal corporate restructuring or reorganization;

●	adopt or implement any shareholder rights plan;

●	directly or indirectly acquire or agree to acquire (i) any corporation, partnership, association or other business organization or division thereof or (ii) any assets that after Merger would be material to the Company and its subsidiaries, other than inventory acquired in the ordinary course of business consistent with past practice;

●	directly or indirectly sell, lease, license, sell and leaseback, abandon, mortgage or otherwise encumber or subject to any lien or otherwise dispose in whole or in part of any of its properties, assets or rights or any interest therein, except sales of inventory, or licensing or sale of the Company’s products in the ordinary course of business consistent with past practice;

●	adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

●	(i) incur, create, assume, guarantee, endorse or otherwise become liable for, or repay or prepay, any indebtedness, or amend, modify or refinance any indebtedness or (ii) make any loans, advances or capital contributions to, or investments in, any other person or entity, other than the Company or any direct or indirect wholly owned subsidiary of the Company;

●	incur or commit to incur any capital expenditure or authorization or commitment with respect thereto that in the aggregate are in excess of $50,000;

●	(i) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by their terms as in effect on the date of the Merger Agreement of claims, liabilities or obligations reflected or reserved against in the audited financial statements of the Company (or notes thereto) for the fiscal year ended December 31, 2017 (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or (ii) cancel any material indebtedness owed to the Company or any of its subsidiaries;

●	(i) modify, amend, terminate, cancel or extend any material contract, other than, solely with respect to modifications and amendments, in the ordinary course of business consistent with past practice, or (ii) enter into any contract that if in effect on the date of the Merger Agreement would be a material contract;

●	commence any action, suit, claim or other proceeding (other than any such proceeding as a result of a proceeding commenced against the Company or any of its Subsidiaries), or compromise, settle or agree to settle any action, claim, suit or proceeding (including any such proceeding relating to the Merger Agreement or the transactions contemplated thereby);

●	change its financial or tax accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or applicable law, or revalue any of its material assets;

●	settle or compromise any material liability for taxes; file any amended tax return or claim for tax refund; make, revoke or modify any tax election; file any tax return other than on a basis consistent with past practice; consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material taxes; grant any power of attorney with respect to taxes; enter certain agreements with respect to taxes; or change any method of accounting for tax purposes;

●	change its fiscal year;

●	(i) grant any current or former director, officer, employee or independent contractor any material increase in compensation, bonus or other benefits, or any such grant of any type of compensation or benefits to any current or former director, officer, employee or independent contractor not previously receiving or entitled to receive such type of compensation or benefit, or pay any bonus of any kind or amount to any current or former director, officer, employee or independent contractor, (ii) grant or pay to any current or former director, officer, employee or independent contractor any severance, change in control or termination pay, or modifications thereto or increases therein, (iii) pay any benefit or grant or amend any award except as required to comply with any applicable law or any Company benefit plan in effect as of the date hereof, (iv) adopt or enter into any collective bargaining agreement or other labor union contract, (v) take any action to accelerate the vesting, funding or payment of any compensation or benefit under any Company benefit plan or other contract or (vi) adopt any new employee benefit or compensation plan or arrangement or amend, modify or terminate any existing Company benefit, in each case for the benefit of any current or former director, officer, employee or independent contractor, other than as required by applicable law;

●	hire (i) employees at the executive level or higher or (ii) other than in the ordinary course of business consistent with past practice, any other employees;

●	terminate any employees of the Company or any of its subsidiaries or otherwise cause any employees of the Company or its subsidiaries to resign, in each case other than (i) in the ordinary course of business consistent with past practice or (ii) for cause or poor performance;

●	fail to maintain insurance levels in effect as of the date of the Merger Agreement;

●	renew or enter into any non-compete, exclusivity, non-solicitation or similar agreement that would restrict or limit, in any material respect, the operations of the Company or any of its subsidiaries;

●	enter into any new line of business outside of its existing business;

●	enter into any new lease or amend the terms of any existing lease of real property; or

●	authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

NO-SHOP; ACQUISITION PROPOSALS

Following the date of the Merger Agreement, the Company and its subsidiaries, and their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants and other advisors, agents and representatives, may not, directly or indirectly, (i) solicit, initiate, knowingly induce, endorse, encourage or facilitate any inquiry, proposal or offer with respect to, or the making or completion of, any Acquisition Proposal (as defined below), or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal, (ii) other than informing any person or entity of the existence of the restrictions described in this paragraph, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person or entity any information or data with respect to, or otherwise cooperate in any way with, any Acquisition Proposal or (iii) resolve, agree or propose to do any of the foregoing.

The Company must advise MSA promptly, and in any event within 24 hours, after receipt of (i) any indication by any Person that it is considering making an Acquisition Proposal, (ii) any inquiry or request for information, discussion or negotiation that is reasonably likely to lead to or that contemplates an Acquisition Proposal, or (iii) any proposal or offer that is or is reasonably likely to lead to an Acquisition Proposal. Such notice must include a description of the material terms and conditions and facts surrounding the indication, inquiry, request, proposal or offer, the identity of the Person making the indication, inquiry, request, proposal or offer, and a copy of any written proposal, offer or draft agreement. The Company is required to MSA informed on a timely basis of the status and details of any such Acquisition Proposal, request, inquiry, proposal or offer, including furnishing copies of any written inquiries, correspondence and draft documentation.

Additionally, the Board, and any committee thereof, is prohibited from (i)(A) withdrawing (or modify or qualify in any manner adverse to MSA or Merger Sub) the recommendation or declaration of advisability by the Board or any such committee of the Merger Agreement, the Merger or any of the other transactions contemplated thereby, (B) recommending or otherwise declaring advisable the approval by the Company shareholders of any Acquisition Proposal, or (C) resolving, agreeing or proposing to take any such actions (each such action set forth in clauses (A) through (C) is referred to in this information statement as an “Adverse Recommendation Change”), or (ii) causing or permitting the Company or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other contract, in each case constituting or related to, or which is intended to or is reasonably likely to lead to, any Acquisition Proposal, or resolving, agreeing or proposing to take any such actions.

As used in this information statement, the term “Acquisition Proposal” means any proposal or offer with respect to any direct or indirect acquisition or purchase or license, in one transaction or a series of transactions, and whether through any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture, licensing or similar transaction, or otherwise, of (i) assets or businesses of the Company and its subsidiaries that generate 15% or more of the net revenues or net income or that represent 15% or more of the total assets of the Company and its subsidiaries, taken as a whole, or (ii) 15% or more of any class of capital stock, other equity securities or voting power of the Company, any of its subsidiaries or any resulting parent company of the Company, in each case other than the Merger.

INFORMATION STATEMENT

MSA and the Company are required to cooperate and promptly prepare, and the Company is required to file with the SEC, within 10 business days after the date of the Merger Agreement, the preliminary information statement. The information statement is required to contain certain information required under the CCC and to comply with the Exchange Act, and other applicable laws. The Company is required to provide MSA with notice of any communications with or comments from the SEC with respect to the information statement, and consider in good faith any comments of MSA prior to submitting any response letters or other correspondence to the SEC. The Company cannot file any amendment or supplement to the information statement without reasonable advance notice to MSA, and prior to filing any such amendment, must provide MSA with a reasonable chance to review the information statement and consider in good faith reasonable comments from MSA. The Company is required to use reasonable best efforts to resolve any SEC comments on the information statement as promptly as reasonably practicable and to have the information statement cleared by the SEC. As promptly as practicable after the information statement is cleared by the SEC or after 10 days have passed since the date that the preliminary information statement was filed with the SEC, the Company is required to file the definitive information statement with the SEC and mail a copy of the definitive information statement to the Company’s shareholders. The Company is required to cause the definitive information statement, at the time it is filed with the SEC and mailed to the Company’s shareholders, to not (i) contain any untrue statement of a material fact or (ii) omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

EMPLOYEE MATTERS

Until December 31, 2019, MSA is required to cause the Surviving Corporation to:

(i) maintain for the benefit of each employee of the Company or any of its subsidiaries that continues to be employed by MSA or any entity controlled by MSA following the Effective Time (each, a “Continuing Employee”) the Company benefit plans (other than equity based benefits and individual employment agreements not providing for severance) at benefit levels that are no less than those in effect at the Company or its subsidiaries on the date of the Merger Agreement, and provide compensation and benefits to each Continuing Employee under such plans,

(ii) provide compensation and benefits (other than equity based benefits and individual employment agreements not providing for severance) to each Continuing Employee that, taken as a whole, are no less favorable in the aggregate than the compensation and benefits (other than equity based benefits and individual employment agreements not providing for severance) provided to such Continuing Employee immediately prior to the Effective Time; or

(iii) provide some combination of (i) and (ii) above such that each Continuing Employee receives compensation and benefits (other than equity based benefits and individual employment agreements not providing for severance) that, taken as a whole, are no less favorable in the aggregate than the compensation and benefits (other than equity based benefits and individual employment agreements not providing for severance) provided to such Continuing Employee immediately prior to the Effective Time.

Until December 31, 2019, the target annual cash compensation (including the target value of cash compensation that is payable based on achievement against Company performance objectives) of any Continuing Employee cannot be decreased. Until December 31, 2019, MSA is required to cause the Surviving Corporation to provide severance benefits to eligible employees upon an involuntary termination by the Surviving Corporation without cause, the amount of which shall be in the discretion of the Surviving Corporation and which shall not be less than two weeks’ base pay or more than four weeks’ base pay, subject to the eligible employee executing and not revoking a waiver and release.

MSA is required to cause the Surviving Corporation to grant each Continuing Employee credit for all service with the Surviving Corporation beginning at the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits under employee benefit plans made available to such Continuing Employee after the Effective Time (other than under any plan that is an “employee pension benefit plan” as defined in Section 3(2) of ERISA), where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement), unless such credit would result in duplication of coverage or benefits. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time, and will not be subject to accrual limits or other forfeiture conditions that were not applicable as of the Effective Time.

The provisions of the Merger Agreement regarding employee matters do not (i) guarantee employment for any period of time for, or preclude the ability of MSA, the Surviving Corporation or any of their respective subsidiaries to terminate any Continuing Employee for any reason; (ii) except as set forth therein, require MSA, the Surviving Corporation or any of their respective subsidiaries to continue any Company benefit or prevent the amendment, modification or termination thereof after the Effective Time; (iii) create any third party beneficiary rights in any person (including any Continuing Employee); or (iv) establish, amend or modify any benefit plan, program, agreement or arrangement.

INDEMNIFICATION, EXCULPATION AND INSURANCE

MSA and the Company have agreed that all rights to indemnification, and advancement of expenses relating thereto, existing in favor of the current or former directors, officers and employees of the Company and its subsidiaries as provided in the articles of incorporation or bylaws (or comparable organizational documents) of the Company and its subsidiaries or in any indemnification agreement between any such person and the Company, as in effect on the date of the Merger Agreement and for acts or omissions occurring prior to the Effective Time, will be assumed and performed by the Surviving Corporation and continue in full force and effect for a period of six years after the closing date of the Merger, except as otherwise required by applicable law.

For a period of six years after the Effective Time, MSA must (i) cause to be maintained in effect as a “tail” policy the Company’s current directors’ and officers’ liability insurance covering each person currently covered by the Company’s directors’ and officers’ liability insurance policy for acts or omissions occurring prior to the Effective Time, (ii) substitute policies with material terms, including coverage and amount, that are substantially equivalent to such directors and officers than the Company’s existing policies as of the date of the Merger Agreement or (iii) request that the Company obtain extended reporting period coverage under its existing insurance programs. However, in no event will MSA or the Company be required to pay annual premiums in excess of 250% of the amount of the annual premiums paid by the Company for fiscal year 2018 for such purpose, but will nevertheless be provide as much coverage as may be obtained for such 250% amount.

In the event that MSA, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other entity and is the continuing or Surviving Corporation or entity of such consolidation or merger or (ii) transfers all or substantially all its properties and assets to any entity, then the successor and assign of MSA or the Surviving Corporation must assume these obligations.

OTHER COVENANTS

Access to Information; Confidentiality

Until the Effective Time or earlier termination of the Merger Agreement, the Company has agreed to afford to MSA and its representatives reasonable access, during normal business hours, the properties, assets, books, contracts, commitments, personnel and records of the Company and its subsidiaries. During this period, the Company will also furnish promptly to MSA: (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as MSA may reasonably request. However, the Company is not required to disclose any information to the extent such disclosure would contravene applicable law or constitute a waiver of or jeopardize the attorney-client or other privilege held by the Company. Any such investigation or consultation by MSA must be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its subsidiaries. All such information will be held confidential in accordance with the terms of the Confidentiality Agreement between MSA and the Company dated as of December 5, 2018.

Reasonable Best Efforts

The parties have agreed to use reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement. The Company will use reasonable best efforts, to the extent requested by MSA, to (i) obtain all required consents, approvals or waivers required under any material contract, (ii) obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from third parties and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by the Merger Agreement. However, the Company and its subsidiaries will not be required to pay any fee, penalty or other consideration or make any other concession, waiver or amendment under any contract or law in connection with obtaining any consent.

Takeover Laws

The Company and the Board will not take any action to cause any takeover law to become applicable to the Merger Agreement, the Merger or any of the other transactions contemplated thereby. If any takeover law is or becomes applicable to the Merger Agreement, the Merger or any of the other transactions contemplated thereby, the Company, the Board and, to the extent required, MSA, will take all actions necessary to ensure that the Merger and the other transactions contemplated by the Merger Agreement may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and to minimize the effect of such takeover law.

Notification of Certain Matters

The Company and MSA have agreed to promptly notify each other of (i) any notice or other communication received from any governmental entity in connection with the Merger or the other transactions contemplated by the Merger Agreement or from any person or entity alleging that the consent of such person or entity is or may be required in connection with the transactions contemplated by the Merger Agreement, (ii) any other notice or communication from any governmental entity in connection with the transactions contemplated by the Merger Agreement, (iii) any action, claim, suit or other proceeding commenced or threatened against, relating to or involving or otherwise affecting MSA, the Company or any of their respective subsidiaries which relates to the transactions contemplated by the Merger Agreement or (iv) any change, condition or event that would reasonably be expected to cause or result in any of the conditions to the other party’s obligation to consummate the Merger not being satisfied or satisfaction of those conditions being materially delayed.

Shareholder Litigation

The Company has agreed to give MSA the opportunity to participate in the defense and settlement of any shareholder litigation against the Company or its officers or directors relating to the Merger or any of the other transactions contemplated by the Merger Agreement. The Company will not enter into any settlement agreement in respect of any such litigation without MSA’s prior written consent (which will not be unreasonably withheld, conditioned or delayed).

Cessation of Quotation; Deregistration

The Company has agreed to cooperate with MSA and use reasonable best efforts to take all actions reasonably necessary, proper or advisable under applicable laws and rules and policies of the OTC Bulletin Board to enable the Surviving Corporation to cause the cessation of quotation for trading of the SMC Common Stock on the OTC Bulletin Board and the deregistration of the SMC Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

Section 16 Matters

The Board has agreed to take all necessary or appropriate steps, prior to the Effective Time, to cause the transactions contemplated by the Merger Agreement, including any dispositions of shares of SMC Common Stock (including derivative securities) resulting from the transactions contemplated by the Merger Agreement by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Directors

Prior to the Effective Time, each member of the Board will execute and deliver a resignation letter that is effective immediately prior to the Effective Time.

CONDITIONS TO COMPLETION OF THE MERGER

The obligation of each party to the Merger Agreement to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the condition that no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition is in effect, and no law has been enacted, entered, promulgated, enforced or deemed applicable by any governmental entity that, in any such case, prohibits or makes illegal the consummation of the Merger.

The obligation of MSA and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by MSA, at or prior to the Effective Time, of the following conditions:

●	Each representation and warranty of the Company (i) regarding (A) the Company’s organization, valid existence, good standing corporate power, qualification to due business and similar corporate matters, (B) the Company’s corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement, the authorization of the Merger Agreement, the due execution and delivery of the Merger Agreement by the Company, the enforceability of the Merger Agreement against the Company, and the approval of the Merger Agreement by the Board, the approval of the Merger Agreement and the Merger by the shareholders of the Company, effectiveness of the SMC Shareholder Consent and certain other matters related thereto (C) the absence of violations of or conflicts with the Company’s organizational documents, (D) the absence of a material adverse effect on the Company, (E) the inapplicability of state antitakeover laws to the Merger Agreement and the consummation of the Merger, (F) the absence of any stockholder rights plan, “poison pill” antitakeover plan or similar arrangement and (G) the absence of any undisclosed broker’s or finder’s fees in connection with the Merger must be true and correct in all respects as of the date of the Merger Agreement and as of the closing date of the Merger as if made as of such date (except to the extent any such representation or warranty is expressly made as of a specific date or time, in which case as such representation or warranty need only be true and correct as of such specific date or time), (ii) regarding its capital structure must be true and correct in all respects (except for de minimis inaccuracies) as of the date of the Merger Agreement and as of the closing date of the Merger as if made as of such (except to the extent any such representation or warranty is expressly made as of a specific date or time, in which case as such representation or warranty need only be true and correct as of such specific date or time), and (iii) other than those described in clauses (i) and (ii) must be true and correct in all respects (without giving effect to any references to any “material adverse effect” or materiality qualifications contained therein) as of the date of the Merger Agreement and as of the closing date of the Merger as if made as of such date (except to the extent any such representation or warranty is expressly made as of a specific date or time, in which case as such representation or warranty need only be true and correct as of such specific date or time), except as has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect (as defined in “—Representations and Warranties”);

●	The Company must have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time;

●	Since the date of the Merger Agreement, a material adverse effect must not have occurred and be continuing;

●	The definitive information statement must have been mailed to the Company’s shareholders at least 20 days prior to the closing date of the Merger;

●	MSA must receive a certificate signed by an executive officer of the Company certifying as to the foregoing matters; and

●	The Company must deliver to MSA a certificate certifying as to certain tax matters.

The obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time, of the following conditions:

●	Each representation and warranty of MSA and Merger Sub (i) regarding (A) MSA and Merger Sub’s organization, valid existence, good standing and corporate power, (B) MSA’s and Merger Sub’s corporate power and authority to execute, deliver and perform their obligations under the Merger Agreement, the authorization of the Merger Agreement, the due execution and delivery of the Merger Agreement by MSA and Merger Sub, and the enforceability of the Merger Agreement against MSA and Merger Sub, and (C) the absence of violations of or conflicts with MSA’s and Merger Sub’s organizational documents must be true and correct in all respects as of the date of the Merger Agreement and as of the closing date of the Merger as if made as of such date (except to the extent any such representation or warranty is expressly made as of a specific date or time, in which case as such representation or warranty need only be true and correct as of such specific date or time) and (iii) other than those described in clause (i) must be true and correct in all respects (without giving effect to any references to any “material adverse effect” or materiality qualifications contained therein) as of the date of the Merger Agreement and as of the closing date of the Merger as if made as of such date (except to the extent any such representation or warranty is expressly made as of a specific date or time, in which case as such representation or warranty need only be true and correct as of such specific date or time), except as has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of MSA and Merger Sub to consummate, or prevents or materially delays, the Merger or any of the other transactions contemplated by the Merger Agreement;

●	MSA and Merger Sub must have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Effective Time; and

●	The Company must receive a certificate signed by an executive officer of MSA certifying as to the foregoing matters.

TERMINATION OF THE MERGER AGREEMENT

Mutual Termination Rights; Company Termination Rights

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by mutual written consent of MSA and the Company. In addition, the Merger Agreement may be terminated prior to the Effective Time by either MSA or the Company if:

(i) The Merger has not be consummated on or before June 28, 2019 (the “Outside Date”); or

(ii) Any court of competent jurisdiction or other governmental entity has issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the Merger Agreement and such judgment, order, injunction, rule, decree or other action has become final and nonappealable.

The Merger Agreement can also be terminated prior to the Effective Time by the Company if MSA or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements in the Merger Agreement and such breach or failure to perform (i) would result in the failure of any of the conditions set forth in “—Conditions to Completion of the Merger” and (ii) cannot be or has not been cured by the earlier of (A) the Outside Date and (B) 30 days after the Company has given written notice to MSA of such breach or failure;

MSA Termination Rights

The Merger Agreement may also be terminated prior to the Effective Time by MSA if:

(i) the Company has breached or failed to perform any of its representations, warranties, covenants or agreements in the Merger Agreement (other than a breach of the covenants or agreements described in “—No-Shop; Acquisition Proposals,” which are discussed in clause (v) below) and such breach or failure to perform (A) would result in the failure of any of the conditions set forth in “—Conditions to Completion of the Merger” and (B) cannot be or has not been cured by the earlier of (1) the Outside Date and (2) 30 days after MSA has given written notice to the Company of such breach or failure;

(ii) an Adverse Recommendation Change has occurred;

(iii) within 10 business days of a tender or exchange offer relating to securities of the Company being commenced, the Company fails to publicly recommend against such tender or exchange offer;

(iv) upon a request by MSA, the Company fails to publicly reaffirm its recommendation of the Merger within 10 business days after the date any Acquisition Proposal or any material modification thereto is first commenced, publicly announced, distributed or disseminated to the Company’s shareholders;

(v) the Company intentionally and materially breaches or fails to perform any of its obligations described in “—No-Shop; Acquisition Proposals;” or

(vi) the Board (or any committee thereof) formally resolves or publicly authorizes or proposes to take any of the foregoing actions.

EFFECT OF TERMINATION

In the event that the Merger Agreement is terminated, it will immediately become void and have no effect, without any liability or obligation on the part of MSA, Merger Sub or the Company, except that (i) the confidentiality agreement between the Company and MSA and certain other provisions of the Merger Agreement will survive termination of the Merger Agreement, (ii) the Company may have liability as described in “—Transaction Expenses and Termination Fees,” and (iii) no party to the Merger Agreement will be relieved of any liability or damages from a knowing and intentional material breach of the Merger Agreement or fraud.

TRANSACTION EXPENSES AND TERMINATION FEES

Except as described below, all fees and expenses incurred in connection with the Merger Agreement and the Merger will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated. However, the Company must pay MSA a termination fee of $1,300,000 (less the amount of any expenses previously paid to MSA as described below), in the event that:

●	(i) an Acquisition Proposal or intention to make an Acquisition Proposal is made directly to the Company’s shareholders or is otherwise publicly disclosed or otherwise communicated to senior management of the Company or the Company Board, (ii) the Merger Agreement is terminated by the Company or MSA because the Merger has not been consummated prior to the Outside Date, or by MSA due to a breach or failure by the Company to perform any of its representations, warranties, covenants or agreements, and (iii) within 12 months after the date of such termination, the Company enters into an agreement in respect of any Acquisition Proposal which is thereafter consummated (for purposes of this provision, each reference to “15%” in the definition of “Acquisition Proposal” shall be deemed to be a reference to “50%”); or

●	MSA terminates the Merger Agreement for any of the reasons set forth in clauses (ii) through (vi) under “—Termination of the Merger Agreement—MSA Termination Rights.”

In addition, the Company is required to reimburse MSA for its fees, costs and expenses incurred in connection with the Merger Agreement and the Merger up to a maximum amount of $500,000, if:

●	MSA terminates the Merger Agreement due to (i) an inaccuracy in any of the Company’s representations or warranties as of the date of the Merger Agreement, or the Company’s breach or failure to perform any of its covenants or agreements, or (ii) any of the Company’s representations or warranties becoming inaccurate prior to such termination as a result of a knowing and intentional action or omission by the Company, except as consented to in writing by MSA or expressly permitted by the Merger Agreement, and

●	the circumstances of such termination do not then require the Company to pay the termination fee.

Reimbursement of MSA’s expenses does not relieve the Company of any subsequent obligation to pay the termination fee if otherwise required or for any liability or damages from a knowing and intentional material breach of the Merger Agreement or fraud.

The termination fee, if and when paid, will be the sole and exclusive remedy of MSA and Merger Sub in the event of the termination of the Merger Agreement under circumstances requiring such payment, except that it will not relieve the Company from liability for fraud, limit any recourse or remedy available to MSA in respect of the Company’s fraud, or preclude a determination that the Company’s fraud occurred.

AMENDMENT; EXTENSION; WAIVER

Prior to the Effective Time, the parties may amend, modify or supplement the Merger Agreement. Prior to the Effective Time, the parties may also (i) extend the time for the performance of any of the obligations of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties or (iii) subject to applicable law, waive compliance with any of the agreements or conditions of the other parties. Notwithstanding the foregoing, the Merger Agreement cannot be amended if the amendment requires further adoption or approval by the Company’s shareholders without such approval or adoption. The Merger Agreement can only be amended in writing signed by the parties, and any waiver will only be effective if in writing signed by the waiving party. No failure or delay of any party in exercising any right or remedy will operate as a waiver, and no single or partial exercise of any such right will preclude any other or further exercise of such right or the exercise of any other right.

GOVERNING LAW

The Merger Agreement and all disputes and controversies arising out of the Merger Agreement and the transactions contemplated thereby will be governed by California law.

ASSIGNMENT

The Merger Agreement cannot be assigned, by operation of law or otherwise, by any party without the prior written consent of the other parties. However, MSA and Merger Sub can assign their rights, interests and obligations under the Merger Agreement to any affiliate of MSA or, after the Effective Time, to any other person or entity. In the event of any such assignment, MSA and/or Merger Sub, as the case may be, will remain liable for all of its obligations under the Merger Agreement. The Merger Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SPECIFIC PERFORMANCE

The parties have agreed that irreparable damage would occur in the event they do not perform the provisions of the Merger Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, the parties have agreed that they will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.

THE SUPPORT AGREEMENT

The following summary describes certain material provisions of the definitive Support Agreement entered into by MSA and the Supporting Shareholders and is qualified in its entirety by reference to the Support Agreement, a copy of which is attached hereto as Annex B and incorporated herein by reference. This summary may not contain all of the information about the Support Agreement that is important to SMC shareholders, and SMC shareholders are encouraged to read the Support Agreement carefully in its entirety. The legal rights and obligations of the parties are governed by the specific language of the Support Agreement and not this summary.

In connection with the execution and delivery of the Merger Agreement, MSA entered into a Support Agreement with the Supporting Shareholders. Pursuant to the Support Agreement, the Supporting Shareholders holding approximately 64.9% of the outstanding shares of SMC Common Stock agreed, among other things, to (i) vote all of their shares of SMC Common Stock in support of the Merger and against any competing transaction unless the Support Agreement is terminated and (ii) not transfer any of their shares, subject to the terms and conditions set forth therein.

On March 28, 2019, in accordance with the terms of the Support Agreement, SMC delivered the SMC Shareholder Consent to MSA. As a result, assuming the satisfaction of the conditions provided for in the Merger Agreement, including, without limitation, the absence of a material adverse effect with respect to SMC between the execution of the Merger Agreement and closing of the Merger, no action by any other SMC shareholder is required to adopt the Merger Agreement.

DISSENTERS’ RIGHTS

Under Chapter 13 of the CCC regarding dissenters’ rights, the shareholders of the Company who dissent and do not vote in favor of or consent to the Merger may be entitled to certain dissenters’ rights under the CCC in connection with the Merger. Such shareholders of the Company who perfect their dissenters’ rights and follow certain procedures in the manner prescribed by Chapter 13 of the CCC will be entitled to receive from the Company such consideration as may be determined to be due pursuant to Chapter 13 of the CCC. Any shareholder of the Company who wishes to dissent and to seek the payment in cash of the “fair market value” of his, her or its shares of SMC Common Stock, or who wishes to preserve his, her or its right to do so, should review this section carefully, since failure to comply with the procedures set forth in Chapter 13 of the CCC may result in the loss of such rights. Pursuant to Section 1300(a) of the CCC, the “fair market value” of shares of SMC Common Stock will be determined as of the day before the first announcement of the terms of the proposed Merger, excluding any appreciation or depreciation resulting from the Merger, but adjusted for any stock split, reverse stock split or share dividend that becomes effective thereafter.

REFERENCE IS MADE TO CHAPTER 13 OF THE CCC, A COPY OF WHICH IS ATTACHED TO THIS NOTICE AS ANNEX C, FOR A COMPLETE STATEMENT OF THE RIGHTS OF DISSENTING SHAREHOLDERS UNDER CALIFORNIA LAW. THE FOLLOWING INFORMATION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THAT SECTION. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE INFORMATION CONTAINED IN THIS SUMMARY AND THE ACTUAL TEXT OF CHAPTER 13 OF THE CCC IN ANNEX C, THE ACTUAL TEXT OF CHAPTER 13 OF THE CCC CONTROLS.

Certain matters, including the Merger, were approved by the Board on March 28, 2019, and by the Supporting Shareholders on March 28, 2019, and thereafter the Merger Agreement was signed by all parties thereto. The Dissenters’ Rights Notice constituted notice of the approval of the Merger, which the Company is required pursuant to Section 1301(a) of the CCC to provide to Company shareholders who did not consent to the Merger within 10 days after such approval. The Company has determined that the Merger Consideration represents the fair market value of such shares of SMC Common Stock. In the Dissenters’ Rights Notice, the Company offered to purchase any dissenting shares of SMC Common Stock at a price equal to the Merger Consideration.

Each Company shareholder who elects to exercise dissenters’ rights under the CCC as to the shares of SMC Common Stock held by him, her or it (each such Company shareholder, a “Dissenting Shareholder”) must make written demand upon the Company for the purchase of their Dissenting Shares and payment to the Dissenting Shareholder in cash of the fair market value of such Dissenting Shares. This demand will not be effective unless it is received by the Company within 30 days after the date on which this notice was mailed. Such written demand should be delivered to 1991 Tarob Court, Milpitas, California, 95035, with attention to Jeffrey Brown, Chief Executive Officer. The demand must state the number and class of Dissenting Shares held by the Dissenting Shareholder that the Dissenting Shareholder demands that the Company purchase and must contain a statement of what the Dissenting Shareholder believes to be the fair market value of those Dissenting Shares on the day before the first announcement of the terms of the proposed Merger (the “Shareholder Statement of Price”). The Shareholder Statement of Price will constitute an offer by the Dissenting Shareholder to sell such Dissenting Shares at such price.

Within the 30-day period following the mailing of Dissenters’ Rights Notice, or May 2, 2019, the Dissenting Shareholder must submit to the Company at its principal office the Dissenting Shareholder’s certificates representing any Dissenting Shares that such Dissenting Shareholder demands that the Company purchase, to be stamped or endorsed with a statement that the shares are Dissenting Shares (or be exchanged for certificates of appropriate denomination so stamped or endorsed). If the Company and the Dissenting Shareholder agree that the shares are eligible to be Dissenting Shares and agree upon the price to be paid for such Dissenting Shares, the Dissenting Shareholder will be entitled to the agreed price with interest at the legal rate on judgments from the date of such agreement. Subject to the provisions of Chapter 13 of the CCC, payment must be made by the Company within 30 days of the later of the date of the agreement between the Dissenting Shareholder and the Company or the date on which the statutory or contractual conditions to the Merger are satisfied, subject to the surrender of the certificates representing the Dissenting Shares to be purchased by the Company.

If the Company and the Dissenting Shareholder cannot agree as to the fair market value of the Dissenting Shares or as to the fact that such shares are shares of SMC Common Stock to which dissenters’ rights apply, the Dissenting Shareholder or any interested corporation (including the Company) may file within six months of the date of the mailing of this notice a complaint with the superior court of Santa Clara County in California (the “California Court”) demanding judicial determination of such matters. The Company will then be required to make any payments in accordance with such judicial determination. If the complaint is not filed within the specified six-month period, the Dissenting Shareholder’s rights under Chapter 13 of the CCC will be lost. If the eligibility of the shares as Dissenting Shares is in dispute, the California Court will first decide this issue. If the fair market value of the Dissenting Shares is in dispute, the California Court will determine, or will appoint one or more impartial appraisers to determine, the fair market value of the Dissenting Shares. The costs of the action, including reasonable appraisal fees to be fixed by the California Court, will be assessed or apportioned as the California Court considers equitable, but if the appraisal exceeds the price offered to the Dissenting Shareholder, the Company will be required to pay such costs (including, in the discretion of the court, attorneys’ fees, expert witness’ fees and interest if the value awarded by the court for the shares is more than 125% of the price offered by the Company to the Dissenting Shareholder).

Additionally, shares of SMC Common Stock lose their status as shares of SMC Common Stock to which dissenters’ rights apply under Chapter 13 of the CCC if, among other things, (i) the Company abandons the Merger prior to the Closing, (ii) such shares are transferred prior to their submission for endorsement as Dissenting Shares as described above or are surrendered for conversion into shares of another class of Company Capital Stock, (iii) the Dissenting Shareholder and the Company do not agree upon the status of the shares as Dissenting Shares or upon the purchase price of such shares and a complaint is not filed and neither intervenes in a pending action within six months of the date this notice was mailed or (iv) the Dissenting Shareholder withdraws, with the consent of the Company, his or her demand for purchase of such shares.

To the extent that there are any inconsistencies between the foregoing summary and Chapter 13 of the CCC, the CCC will control. On April 5, 2019, we mailed you the Dissenters’ Rights Notice, which contained a brief summary of the statutory procedures that must be followed by a shareholder of SMC in order to dissent from the Merger and perfect dissenters’ rights under the CCC. The summary in the Dissenters’ Rights Notice and this information statement are not intended to be complete and are qualified in their entirety by reference to Chapter 13 of the CCC, the full text of which was attached to the Dissenters’ Rights Notice and this information statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS OF SMC

The following table presents information regarding the beneficial ownership of SMC Common Stock as of April 18, 2019 by (i) each person or entity known by SMC to be a beneficial owner of five percent or more of SMC Common Stock, (ii) each of our current directors and named executive officers, (iii) each individual who is a former director and who voted to approve the Merger Agreement on March 28, 2019, (iv) former directors and named executive officers serving during our last fiscal year, and (v) all current directors and officers as a group.

Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all securities shown as beneficially owned by them. The percentage of outstanding shares of SMC Common Stock beneficially owned is based on 10,242,418 shares of SMC Common Stock outstanding as of April 18, 2019.

Unless indicated below, the address of each individual listed below is c/o SMC, 1991 Tarob Court, Milpitas, California 95035.

Five-Percent Shareholders, Directors and Executive Officers (1)	Amount and Nature of Beneficial Ownership (2)
	Number of Shares	Percent of Total Outstanding (10)
5% Shareholders
Jay T. Last, Ph.D. (3)	2,052,475	20.0%
Zeff Capital, LP (4)	823,318	8.0%

Directors and Executive Officers
C. Richard Kramlich (5)	2,767,688	27.0%
Gordon R. Arnold (6)	1,198,007	11.7%
Robert C. Marshall	368,587	3.6%
Michael C. Farr (7)	103,122	1.0%
Tamara S. Allen (8)	224,490	2.2%
Jeffrey S. Brown (9)	159,783	1.6%
James D. Norrod (10)	122,500	1.2%
Ross DeMont	200,000	2.0%
All directors and executive officers as a group (8 persons) (11)

(1)	Unless otherwise indicated, the business address of each of the directors and executive officers listed in this table is: c/o Sierra Monitor Corporation, 1991 Tarob Court, Milpitas, California 95035.
(2)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(3)	Includes an aggregate of 14,200 shares of Common Stock held by Deborah R. Last, Dr. Last’s wife.
(4)	Based on information reported on Schedule 13G/A filed with the SEC on January 7, 2019, filed by Zeff Capital, LP, a Delaware limited partnership, Zeff Holding Company, LLC, a Delaware limited liability company, and Daniel Zeff, and individual, reporting Zeff Capital, LP with sole voting and dispositive power over the shares. The address for the shareholder is 885 Sixth Ave, New York, NY 10001.
(5)	Includes 211,500 shares of Common Stock held by Pamela P. Kramlich, Mr. Kramlich’s wife.
(6)	Includes 1,098,007 shares of Common Stock held by The Gordon and Isabel Arnold Trust, of which Mr. Arnold is a grantor and trustee. Shares outstanding includes an aggregate of 100,000 shares of Common Stock subject to stock options exercisable within 60 days of April 18, 2019.
(7)	Shares outstanding includes an aggregate of 55,833 shares of Common Stock subject to stock options exercisable within 60 days of April 18, 2019.
(8)	Shares outstanding includes an aggregate of 155,833 shares of Common Stock subject to stock options exercisable within 60 days of April 18, 2019.
(9)	Shares outstanding includes an aggregate of 145,833 shares of Common Stock subject to stock options exercisable within 60 days of April 18, 2019.
(10)	Shares outstanding includes an aggregate of 125,000 shares of Common Stock subject to stock options exercisable within 60 days of April 18, 2019.
(11)	Shares outstanding includes an aggregate of 582,499 shares of Common Stock subject to stock options exercisable within 60 days of April 18, 2019.

MARKET PRICE OF SMC COMMON STOCK AND DIVIDEND INFORMATION

SMC Common Stock currently is quoted on the OTCBB under the symbol “SMC”. On the record date, March 28, 2019, there were 10,242,418 shares of SMC Common Stock issued and outstanding, held by approximately 129 shareholders of record. The following table sets forth, for the periods indicated, the high and low sales price per share of SMC Common Stock, as reported by the OTCBB based on published financial sources.

Shareholders are urged to obtain a current market quotation for shares of SMC Common Stock.

Common Stock Prices	High	Low
Quarter ended March 31, 2019	$3.20	$1.61
Quarter ended December 31, 2018	$2.15	$1.51
Quarter ended September 30, 2018	$2.17	$1.35
Quarter ended June 30, 2018	$1.50	$1.30
Quarter ended March 31, 2018	$1.69	$1.20

Quarter ended December 31, 2017	$1.50	$1.15
Quarter ended September 30, 2017	$1.51	$1.18
Quarter ended June 30, 2017	$1.65	$1.30

On March 28, 2019, the last full day of trading before the public announcement of the execution of the Merger Agreement, the reported closing sales price of the shares of SMC Common Stock on the OTCBB was $2.10 per share. The per share Merger Consideration of $3.25 represents an 55% premium over the closing price of shares of SMC Common Stock on March 28, 2019, the last trading day before the Merger was announced,.

WHERE YOU CAN FIND MORE INFORMATION

SMC files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act relating to its businesses, financial condition and other matters. The SEC also maintains an internet website located at www.sec.gov, which contains reports, proxy statements and other information that SMC files with the SEC electronically via the EDGAR system. You may also obtain free copies of documents that SMC files with the SEC by accessing SMC’s website at www.sierramonitor.com or by directing a request to SMC’s investor relations departments.

INCORPORATION BY REFERENCE

Statements contained in this information statement, or in any document incorporated in this information statement by reference regarding the contents of other documents, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this information statement certain documents that SMC files with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this information statement, and later information that SMC files with the SEC, prior to the closing of the Merger, will automatically update and supersede that information. We incorporate by reference the documents listed below and any documents filed by SMC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this information statement and prior to the Effective Time. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as information or proxy statements (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act). Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this information statement.

SMC Filings:	Periods:
Annual Report on Form 10-K	Fiscal Year Ended December 31, 2018 filed on April 1, 2019
Quarterly Report on Form 10-Q	Quarterly Period Ended September 30, 2018 filed on November 14, 2018
Current Reports on Form 8-K	Filed on March 29, 2019

Any person, including any beneficial owner, to whom this information statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, as described above in “Where You Can Find More Information About SMC.”

You should rely only on information contained in or incorporated by reference in this information statement. No persons have been authorized to give any information or to make any representations other than those contained in this information statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.

THIS INFORMATION STATEMENT IS DATED APRIL 18, 2019. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

HOUSEHOLDING OF MATERIALS

Pursuant to the rules of the SEC, services that deliver SMC’s communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of SMC’s information statement, unless SMC has received contrary instructions from one or more of the shareholders. Upon written or oral request, SMC will promptly deliver a separate copy of the information statement to any shareholder at a shared address to which a single copy of the information statement was delivered. Multiple shareholders sharing the same address may also notify SMC if they wish to receive separate copies of SMC’s communications to shareholders in the future or if they are currently receiving multiple copies of such communications and they would prefer to receive a single copy in the future. Shareholders may notify SMC of their requests by writing Sierra Monitor Corporation, 1991 Tarob Court, Milpitas, California 95035, Attention: Chief Executive Officer, or by calling (408) 262-6611.

ANNEX A

EXECUTION

AGREEMENT AND PLAN OF MERGER

among

MSA SAFETY INCORPORATED,

GATEWAY MERGER SUB, INC.

and

SIERRA MONITOR CORPORATION

Dated as of March 28, 2019

A-i

TABLE OF CONTENTS

(Continued)

A-ii

TABLE OF CONTENTS

(Continued)

Exhibit A	Form of Agreement of Merger
Exhibit B	Form of Amended and Restated Articles of Incorporation
Exhibit C	Tax Certificate

A-iii

INDEX OF DEFINED TERMS

Definition	Location

409A Authorities	3.12(e)
Adverse Recommendation Change	5.2(b)(i)
Agreement	Preamble
Agreement of Merger	1.3
AJCA	3.12(e)
Alternative Acquisition Agreement	5.2(b)(ii)
Anti-Corruption Laws	3.24(a)
Assumed Restricted Stock Award	2.2(c)
Assumed Stock Option	2.2(a)
Book-Entry Shares	2.3(b)
California Secretary of State	1.3
CCC	Recitals
Certificates	2.3(b)
Closing	1.2
Closing Date	1.2
COBRA	3.12(c)(viii)
Code	2.4
Company	Preamble
Company Articles	3.1(b)
Company Board	Recitals
Company Bylaws	3.1(b)
Company Data Protection Policies	3.20(b)
Company Disclosure Letter	Article III
Company Employee Plans	5.14(a)
Company Plan	3.12(a)
Company Registered IP	3.19(f)
Company Restricted Stock Award	2.2(c)
Company SEC Documents	3.6(a)
Company Shareholder Approval	Recitals
Company Source Code	3.19(j)
Company Stock Awards	3.2(b)
Company Stock Option	2.2(a)
Company Stock Plans	2.2(a)
Comparable Plans	5.14(a)
Confidentiality Agreement	5.4
Dissenting Shares	2.5
E.O. 11246	3.16(e)
E.O. 13706	3.16(e)
Effective Time	1.3
Environmental Permits	3.14(a)
ERISA	3.12(a)
Exchange Act	3.5(b)

A-iv

INDEX OF DEFINED TERMS
(Continued)

Definition	Location

Excluded Shares	2.1(b)
FCPA	3.24(a)
GAAP	3.6(b)
Government Contract	3.16(a)(v)
Government Officials	3.24(a)
IRS	3.12(a)
Leased Real Property	3.18(b)
Leases	3.18(b)
Material Contract	3.16(a)
Measurement Date	3.2(a)
Merger	Recitals
Merger Consideration	2.1(a)
Merger Sub	Preamble
Nonqualified Deferred Compensation Plan	3.12(e)
Non-U.S. Benefit Plan	3.12(c)(ix)
Outside Date	7.1(b)(i)
Parent	Preamble
Parent Disclosure Letter	Article IV
Parent Expenses	7.3(c)
Participant	3.12(f)
Paying Agent	2.3(a)
Payment Fund	2.3(a)
PBGC	3.12(c)(iv)
Pension Plan	3.12(b)
Pre-Closing Period	5.1
Preliminary Notice	5.3(d)
Privacy Laws	3.20(a)
Related Party	3.23
Sarbanes-Oxley Act	3.6(a)
SEC	3.6(a)
Section 503	3.16(e)
Securities Act	3.6(a)
Shareholder Written Consent	Recitals
Shares	2.1(a)
Support Agreements	Recitals
Surviving Corporation	1.1
Takeover Laws	3.21
Termination Fee	7.3(b)
Top Customers	3.26
Top Suppliers	3.25
VEVRAA	3.16(e)
WARN Act	3.13(d)

A-v

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of March 28, 2019, among MSA SAFETY INCORPORATED, a Pennsylvania corporation (“Parent”), GATEWAY MERGER SUB, INC., a California corporation and a wholly owned Subsidiary of Parent (“Merger Sub”) and SIERRA MONITOR CORPORATION, a California corporation (the “Company”). All capitalized terms used in this Agreement have the meanings assigned to such terms in Section 8.3 or as otherwise defined elsewhere in this Agreement.

RECITALS

A. The parties intend to effect the merger (the “Merger”) of Merger Sub with and into the Company, with the Company surviving that merger as a wholly owned Subsidiary of Parent, on the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the Corporations Code of the State of California (the “CCC”).

B. The Board of Directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to, and in the best interests of, the Company and its shareholders, (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby in accordance with the requirements of the CCC, (iii) subject to the terms and conditions of this Agreement, resolved and agreed to recommend that the Company’s shareholders adopt and approve this Agreement and the Merger and (iv) directed that the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby be submitted to certain of the Company’s shareholders for approval by written consent.

C. Concurrently with the execution and delivery of this Agreement, and as a condition and material inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, the Company is delivering to Parent and Merger Sub a certificate of the secretary of the Company, attaching a written consent (the “Shareholder Written Consent”) in favor of the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby, duly executed and delivered by the holders of at least a majority of the voting power of the outstanding Shares (the “Company Shareholder Approval”) in accordance with Section 603 of the CCC, and certifying that the Shareholder Written Consent has been filed with the secretary of the Company in accordance with Section 603(c) of the CCC.

D. The Board of Directors of Merger Sub has unanimously (i) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to, and in the best interests of, Merger Sub and Parent, as its sole shareholder and (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby in accordance with the requirements of the CCC.

E. The Board of Directors of Parent has approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger.

F. Concurrently with the execution and delivery of this Agreement, and as a condition and material inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, certain shareholders of the Company are entering into support agreements in favor of Parent (the “Support Agreements”).

G. Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger as specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

Article I
THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the CCC, at the Effective Time, Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Parent.

Section 1.2 Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Pacific time, on the second Business Day following the satisfaction or, to the extent permitted by applicable Law and this Agreement, waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), at the offices of K&L Gates LLP, 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222, unless another date, time or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.3 Effective Time. Upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date (or such other date as Parent and the Company may agree in writing), the parties shall cause an agreement of merger in the form attached hereto as Exhibit A (the “Agreement of Merger”), together with an officers’ certificate satisfying the applicable requirements of the CCC, to be executed and filed with the Secretary of State of the State of California (the “California Secretary of State”), in accordance with the relevant provisions of the CCC. The Merger shall become effective at such time as the Agreement of Merger has been duly filed with the California Secretary of State or at such other time as Parent and the Company shall agree in writing and shall specify in the Agreement of Merger (the time the Merger becomes effective being the “Effective Time”).

Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the relevant provisions of the CCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

A-2

Section 1.5 Articles of Incorporation; Bylaws.

(a) At the Effective Time, subject to Section 5.8, the articles of incorporation of the Company shall be amended and restated so that it reads in its entirety as set forth in Exhibit B hereto and, as so amended and restated, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and as provided by applicable Law.

(b) At the Effective Time, subject to Section 5.8, and without any further action on the part of the Company and Merger Sub, the bylaws of the Company shall be amended and restated so that they read in their entirety the same as the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that all references therein to Merger Sub shall be automatically amended and shall become references to the Surviving Corporation, and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof, the articles of incorporation of the Surviving Corporation and as provided by applicable Law.

Section 1.6 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

Section 1.7 Officers. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

Article II
EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

Section 2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any shares of capital stock of the Company, Parent or Merger Sub:

(a) Each share of common stock, par value $0.001 per share, of the Company (such shares, collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than (i) any Excluded Shares, (ii) any Dissenting Shares and (iii) any Company Restricted Stock Award) shall thereupon be converted automatically into and shall thereafter represent the right to receive $3.25 in cash, without interest and subject to deduction for any required withholding Tax (the “Merger Consideration”). As of the Effective Time, all Shares that have been converted into the right to receive the Merger Consideration pursuant to this Section 2.1(a) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and the holders of such Shares shall cease to have any rights with respect to such Shares, other than the right to receive the Merger Consideration, without interest and subject to deduction for any required withholding Tax, as provided herein.

A-3

(b) Each Share held in the treasury of the Company or owned, directly or indirectly, by Parent or Merger Sub immediately prior to the Effective Time (collectively, “Excluded Shares”) shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, no par value, of the Surviving Corporation.

(d) If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company, or securities convertible into or exchangeable into or exercisable for shares of such capital stock, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period (excluding, in each case, normal quarterly cash dividends), merger or other similar transaction, the Merger Consideration shall be equitably adjusted so as to provide Parent and the holder of Shares, Company Stock Options and Company Restricted Stock Awards the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing in this Section 2.1(d) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 2.2 Treatment of Options and Restricted Stock.

(a) At the Effective Time, each option (each, a “Company Stock Option”) to purchase Shares granted under the Company’s 2006 Equity Incentive Plan or the Company’s 2016 Equity Incentive Plan (the “Company Stock Plans”), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time shall be assumed by Parent and converted into and become an option with respect to Parent Common Stock (each, an “Assumed Stock Option” ). Each such Assumed Stock Option shall be subject to the same terms and conditions as applied to the related Company Stock Option immediately prior to the Effective Time, including the vesting schedule and conditions and any accelerated vesting provisions applicable thereto, except that (i) the number of shares of Parent Common Stock underlying each Assumed Stock Option shall be equal to the product of (A) the number of Shares underlying such Company Stock Option as of immediately prior to the Effective Time multiplied by (B) the Equity Award Exchange Ratio (with the resulting number rounded down to the nearest whole share), and (ii) the per share exercise price of each Assumed Stock Option shall be equal to the quotient determined by dividing (A) the exercise price per Share at which such Company Stock Option was exercisable immediately prior to the Effective Time by (B) the Equity Award Exchange Ratio (with the resulting price per share rounded up to the nearest whole cent); provided, however, that all Company Stock Options that are unexercised and outstanding (whether vested or unvested) immediately prior to the Effective Time and have an exercise price per Share greater than the Merger Consideration shall not be assumed by Parent and shall automatically terminate as of the Effective Time if not exercised prior to or as of the Effective Time. In addition, notwithstanding the provisions of clauses (i) and (ii) of the first sentence of this Section 2.2(a), each Company Stock Option that is an “incentive stock option” or a nonqualified stock option held by a U.S. taxpayer shall be adjusted as required by Section 424 of the Code and Section 409A of the Code and the Treasury Regulations thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Code and the Treasury Regulations under Section 409A of the Code, or otherwise result in negative tax treatment or penalties under Section 424 of the Code or Section 409A of the Code.

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(b) Notwithstanding Section 2.2(a), at the Effective Time, each Company Stock Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time and is held by an Outside Director, shall be cancelled and, in exchange therefor, the Surviving Corporation shall pay to the former holder of any such cancelled Company Stock Option as soon as practicable following the Effective Time an amount in cash (without interest, and subject to deduction for any required withholding Tax) equal to the product of (i) the excess of the Merger Consideration over the exercise price per Share under such Company Stock Option and (ii) the number of Shares subject to such Company Stock Option; provided, however, that if the exercise price per Share of any such Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be cancelled without any cash payment being made in respect thereof.

(c) At the Effective Time, each award of Shares granted under any Company Stock Plan that is subject to time-based, performance or other vesting conditions (each, a “Company Restricted Stock Award”) that is outstanding immediately prior to the Effective Time shall be assumed by Parent and converted into and become an award of Parent Common Stock (each, an “Assumed Restricted Stock Award”). Each such Assumed Restricted Stock Award shall be subject to the same terms and conditions as applied to the related Company Restricted Stock Award immediately prior to the Effective Time, including the vesting schedule and conditions and any accelerated vesting provisions applicable thereto, except that the number of shares of Parent Common Stock underlying each Assumed Restricted Stock Award shall be equal to the product of (i) the number of Shares underlying such Company Restricted Stock Award as of immediately prior to the Effective Time multiplied by (ii) the Equity Award Exchange Ratio (with the resulting number rounded down to the nearest whole share).

(d) Prior to the Effective Time, the Company shall deliver all required notices (which notices shall have been approved by Parent, which approval shall not be unreasonably withheld, conditioned or delayed) to each holder of Company Stock Options and Company Restricted Stock Awards setting forth each holder’s rights pursuant to the respective Company Stock Plan, stating that such Company Stock Options and Company Restricted Stock Awards shall be treated in the manner set forth in this Section 2.2.

(e) The Company shall adopt such resolutions to effectuate the provisions of this Section 2.2 and to ensure that, as of the Effective Time, (i) the Company Stock Options and Company Restricted Stock Awards can be treated as set forth in Sections 2.2(a), (b) and (c), (ii) the Company Stock Plans shall terminate and (iii) no holder of a Company Stock Option or Company Restricted Stock Award, or any participant in any Company Stock Plan or any other employee incentive or benefit plan, program or arrangement or any non-employee director plan maintained by the Company shall have any rights to acquire, or other rights in respect of, the capital stock of the Company, the Surviving Corporation or any of their Subsidiaries, except the right to receive, Assumed Stock Options and Assumed Restricted Stock Awards as contemplated by Sections 2.2(a) and (c) and cash payments as contemplated by Section 2.2(b) in cancellation and settlement thereof.

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(f) As soon as practicable following the Effective Time, but in no event later than five Business Days following the Effective Time, Parent shall file a registration statement under the Securities Act on Form S-8 (and use its reasonable best efforts to maintain the effectiveness thereof and maintain current status of the prospectuses contained therein) relating to shares of Parent Common Stock issuable with respect to all Assumed Stock Options and Assumed Restricted Stock Awards assumed by Parent in accordance with this Section 2.2.

Section 2.3 Exchange and Payment.

(a) Promptly (and in any event within two Business Days) after the Effective Time, Parent shall deposit (or cause to be deposited) with a bank or trust company designated by Parent (the “Paying Agent”), in trust for the benefit of holders of Shares immediately prior to the Effective Time (other than holders to the extent they hold Excluded Shares, Dissenting Shares or Company Restricted Stock Awards), cash in an amount sufficient to pay the aggregate Merger Consideration payable pursuant to Section 2.1(a) (such cash, the “Payment Fund”). Except as otherwise provided in this Agreement, the Payment Fund shall not be used for any purpose other than to fund payments due pursuant to this Article II. The Payment Fund will be invested by the Paying Agent as directed by Parent, in its sole discretion, pending payment thereof by the Paying Agent to the holders of Shares. If for any reason (including investment losses) the cash in the Payment Fund is insufficient to fully satisfy all of the payment obligations to be made in cash by the Paying Agent hereunder (but subject to Section 2.4), Parent shall promptly deposit cash into the Payment Fund in an amount equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations. Earnings from such investments will be the sole and exclusive property of Parent, and no part of such earnings will accrue to the benefit of holders of Shares. Parent shall pay all charges and expenses of the Paying Agent in connection with the exchange of Shares for the Merger Consideration.

(b) As soon as reasonably practicable (and in any event within five Business Days) after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a certificate (“Certificates”) that immediately prior to the Effective Time represented outstanding Shares that were converted into the right to receive the Merger Consideration (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such Person shall pass, only upon proper delivery of the Certificates to the Paying Agent, and which letter shall be in such form and contain such other provisions as Parent, the Paying Agent and the Company may reasonably agree) and (ii) instructions for use in effecting the surrender of such Certificates in exchange for payment of the Merger Consideration, in form and substance reasonably acceptable to the Company. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as the Paying Agent may reasonably require, the holder of such Certificate shall be entitled to receive in exchange for the Shares formerly represented by such Certificate (other than Excluded Shares, Dissenting Shares and Company Restricted Stock Awards) the Merger Consideration for each such Share (subject to deduction for any required withholding Tax), and the Certificate so surrendered shall forthwith be cancelled. Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to issue and send to each holder of uncertificated Shares represented by book entry (“Book-Entry Shares”), other than with respect to Excluded Shares, Dissenting Shares and Company Restricted Stock Awards, a check or wire transfer for the amount of cash that such holder is entitled to receive pursuant to Section 2.1(a) in respect of such Book-Entry Shares (subject to deduction for any required withholding Tax), without such holder being required to deliver a Certificate or an executed letter of transmittal to the Paying Agent, and such Book-Entry Shares shall then be cancelled. No interest will be paid or accrued for the benefit of holders of Certificates or Book-Entry Shares on the Merger Consideration.

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(c) If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that such Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or shall have established to the satisfaction of Parent that such tax is not applicable. Payment of the Merger Consideration with respect to Book-Entry Shares will only be made to the Person in whose name such Book-Entry Shares are registered.

(d) Until surrendered as contemplated by this Section 2.3, each Certificate or Book-Entry Share (other than Dissenting Shares and Company Restricted Stock Awards) shall be deemed after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration payable in respect thereof pursuant to this Article II, without any interest thereon.

(e) All cash paid upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or transfer is sought for Book-Entry Shares, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this Article II, subject the delivery of all documents required hereunder and to applicable Law in the case of Dissenting Shares.

(f) Any portion of the Payment Fund (and any interest or other income earned thereon) that remains undistributed to the holders of Certificates or Book-Entry Shares one year after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any remaining holders of Certificates or Book-Entry Shares (except to the extent representing Dissenting Shares or Company Restricted Stock Awards) shall thereafter look only to the Surviving Corporation as general creditors thereof for payment of the Merger Consideration (subject to abandoned property, escheat or other similar laws), without interest and subject to deduction for any required withholding Tax.

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(g) None of Parent, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any Person in respect of any portion of the Payment Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates or Book-Entry Shares shall not have been exchanged prior to two years after the Effective Time (or immediately prior to such earlier date on which the related Merger Consideration would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(h) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond in such amount as Parent or the Paying Agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to this Agreement.

(i) Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.1(a) to pay for Shares for which appraisal rights have been perfected as described in Section 2.5 shall be returned to Parent, upon demand; provided that the parties acknowledge that, notwithstanding anything to the contrary in this Agreement, Parent shall not be required under this Section 2.3 or otherwise to deposit with the Paying Agent any cash to pay Merger Consideration with respect to Shares as to which its holder has purported to deliver a notice or demand of appraisal that has not been withdrawn prior to the Closing Date.

Section 2.4 Withholding Rights. Parent, Merger Sub, the Surviving Corporation and the Paying Agent shall each be entitled to deduct and withhold, or cause to be deducted and withheld, from the consideration otherwise payable to any holder of Shares, Company Stock Options, Company Restricted Stock Awards or otherwise pursuant to this Agreement such amounts as Parent, Merger Sub, the Surviving Corporation or the Paying Agent determines it is required to deduct and withhold under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign tax Law. To the extent that amounts are so deducted and withheld, such amounts shall be remitted to the appropriate Governmental Entity and treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

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Section 2.5 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and has properly demanded that the Company purchase such Shares for their fair market value in accordance with, and who complies in all respects with, Chapter 13 of the CCC (such Shares, “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration and will instead represent only the payment as may be determined to be due with respect to such Dissenting Shares pursuant to Chapter 13 of the CCC (subject to deduction for any required withholding Tax). If any such holder withdraws such holder’s demand for purchase of such Dissenting Shares for fair market value pursuant to Chapter 13 of the CCC or becomes ineligible for such payment, then the right of such holder to receive such payment in respect of such Dissenting Shares shall cease, and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and will be exchangeable solely for the right to receive the Merger Consideration, without interest and subject to deduction for any required withholding Tax. The Company will give Parent prompt notice of any demands received by the Company for the purchase of Shares pursuant to Chapter 13 of the CCC, attempted withdrawals of such demands and any other instruments served pursuant to the CCC and received by the Company relating to demands to be paid the fair market value of Dissenting Shares, and Parent will have the right to participate in and direct all negotiations and Actions with respect to such demands. The Company will not, except with the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demands, or approve any withdrawal of any such demands, or agree to do any of the foregoing.

Article III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as and to the extent disclosed in the Company SEC Documents filed with the SEC since January 1, 2018 that were publicly available prior to the date of this Agreement (other than any disclosures set forth in any risk factor section, in any section relating to forward-looking statements and any other disclosures included therein to the extent that they are predictive, cautionary or forward-looking in nature or (ii) as set forth in the corresponding section or subsection of the disclosure letter delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that the disclosure of any information in a particular section or subsection of the Company Disclosure Letter shall be deemed disclosure of such information with respect to any other section or subsection of this Agreement to which the relevance of such information is reasonably apparent on its face), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1 Organization, Standing and Power.

(a) The Company (i) is an entity duly organized, validly existing and in good standing under the Laws of California, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clause (iii), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

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(b) The Company has previously made available to Parent true and complete copies of the Company’s currently effective articles of incorporation (the “Company Articles”) and bylaws (the “Company Bylaws”), in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. The Company is not in violation of any provision of the Company Articles or Company Bylaws. Except as set forth in Section 3.1(b) of the Company Disclosure Letter, the Company has made available to Parent true and complete copies of the minutes (or, in the case of draft minutes, the most recent drafts thereof as of the date of this Agreement) of all meetings of the Company’s shareholders, the Company Board and each committee of the Company Board since the Lookback Date.

Section 3.2 Capital Stock.

(a) The authorized capital stock of the Company consists of 20,000,000 Shares. As of the close of business on March 21, 2019 (the “Measurement Date”), (i) 10,242,418 Shares (excluding treasury shares) were issued and outstanding and (ii) no Shares were held by the Company in its treasury. As of the close of business on the Measurement Date, (i) 505,500 Shares were available for issuance pursuant to the Company Stock Plans, (ii) 2,025,000 Shares were reserved for issuance pursuant to the exercise of outstanding Company Stock Options and (iii) 132,314 Shares underlying Company Restricted Stock Awards were issued and outstanding.

(b) Section 3.2(b) of the Company Disclosure Letter sets forth a true and complete list of all holders, as of the close of business on the Measurement Date, of outstanding Company Stock Options, Company Restricted Stock Awards and other similar rights to purchase or receive Shares or similar rights granted under the Company Stock Plans or otherwise (collectively, “Company Stock Awards”), indicating as applicable, with respect to each Company Stock Award then outstanding, (i) the type of award granted, (ii) the number of Shares subject to such Company Stock Award, (iii) the name of the Company Stock Plan under which such Company Stock Award was granted, (iv) the date of grant, exercise or purchase price, vesting schedule, payment schedule (if different from the vesting schedule) and expiration thereof, and (v) whether (and to what extent) the vesting of such Company Stock Award will be accelerated or otherwise adjusted in any way or any other terms will be triggered or otherwise adjusted in any way by the consummation of the Merger and the other transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following or in connection with the Merger. Each Company Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies and the exercise price of each other Company Stock Option is no less than the fair market value of a Share as determined on the date of grant of such Company Stock Option. The Company Stock Plans are the only plans or programs that the Company or any of its Subsidiaries maintains under which stock options, restricted stock, restricted stock units, stock appreciation rights or other compensatory equity-based awards are outstanding. The Company has made available to Parent true and complete copies of all Company Stock Plans and the forms of all stock option agreements and restricted stock award agreements evidencing outstanding Company Stock Options and Company Restricted Stock Awards. All Company Stock Options that have an exercise price equal to or greater than the Merger Consideration (and therefore with respect to which no payment will be made in connection with such cancellation) can be involuntarily cancelled without the award holder’s consent upon the consummation of the Merger. All Shares reserved for issuance as noted in this subsection (b) will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights.

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(c) All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, and are not subject to, and were not issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the CCC, the Company Articles, the Company Bylaws or any Contract to which the Company is a party or is otherwise bound. No shares of capital stock of the Company are owned by any Subsidiary of the Company. All outstanding shares of capital stock and other voting securities or equity interests of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid, nonassessable, and are not subject to, and were not issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Law of the jurisdiction of organization of such Subsidiary, such Subsidiary’s organizational documents or any Contract to which such Subsidiary or the Company is a party or is otherwise bound. All outstanding shares of capital stock and other voting securities or equity interests of each such Subsidiary are owned, directly or indirectly, by the Company, free and clear of all Liens.

(d) Except as set forth in Section 3.2(a), and except for changes since the close of business on the Measurement Date resulting from the exercise of Company Stock Options described in Section 3.2(b), as of the date hereof, there are no outstanding (i) shares of capital stock or other voting securities or equity interests of the Company, (ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of the Company or other voting securities or equity interests of the Company or any of its Subsidiaries, (iii) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of the Company or any of its Subsidiaries or other equity equivalent or equity-based awards or rights, (iv) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any shares of capital stock of the Company or any of its Subsidiaries, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of the Company or any of its Subsidiaries or rights or interests described in the preceding clause (iii) or (v) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities. There are no shareholder agreements, voting trusts, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other voting securities or equity interests of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the shareholders of the Company or such Subsidiary on any matter.

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Section 3.3 Subsidiaries. Section 3.3 of the Company Disclosure Letter sets forth a true and complete list of each Subsidiary of the Company, including its jurisdiction of incorporation or formation. Each Subsidiary of the Company (i) is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clauses (ii) and (iii), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Company has previously made available to Parent true and complete copies of the currently effective certificate of incorporation and by-laws (or equivalent organizational documents) of each of its Subsidiaries, and none of its Subsidiaries is in material violation of any provision of its organizational documents. No Subsidiary of the Company is a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is it under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person.

Section 3.4 Authority.

(a) The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

(b) The Company Board, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions (i) determining that this Agreement, the Merger and the other transactions contemplated hereby are fair to, and in the best interests of, the Company and its shareholders, (ii) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated hereby in accordance with the requirements of the CCC, (iii) subject to Section 5.2, resolving and agreeing to recommend that the Company’s shareholders adopt and approve this Agreement and the Merger and (iv) directing that the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby be submitted to certain of the Company’s shareholders for approval by written consent, which resolutions have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted by Section 5.2.

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(c) The Company Shareholder Approval is the only vote or consent of the holders of any class or series of the Company’s capital stock or other securities required to approve this Agreement and the Merger and no other vote or consent of the holders of any class or series of the Company’s capital stock or other securities is required in connection with the consummation of any of the transactions contemplated hereby to be consummated by the Company. The execution and delivery of the Shareholder Written Consent constitutes the Company Shareholder Approval, and the Shareholder Written Consent is irrevocable. In connection with the execution and delivery of the Shareholder Written Consent, the Company took all actions necessary to comply, and shall continue to comply in all respects, with the CCC, including Sections 603 and Chapter 13 thereof, and the Company Articles and Company Bylaws.

Section 3.5 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by the Company does not, and the consummation of the Merger and the other transactions contemplated hereby and compliance by the Company with the provisions hereof will not,(i) conflict with or violate the Company Articles or Company Bylaws, or the certificate of incorporation or bylaws (or similar organizational documents) of any Subsidiary of the Company, (ii) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of any Material Contract or (iii) subject to the governmental filings and other matters referred to in Section 3.5(b), conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound, except, in the case of clause (ii), for any such conflict, breach, violation, default, right, termination, cancellation, modification, acceleration, loss imposition or other occurrence or violation that, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, and, solely in the case of clause (iii) that no representation or warranty is made with respect to the Merger’s compliance with Section 7 of the Clayton Act, 15 U.S.C. § 18 or the provisions of any antitrust or competition Laws of any jurisdiction.

(b) No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the Merger and the other transactions contemplated hereby or compliance with the provisions hereof, except for (i) such filings and reports as may be required pursuant to the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) the filing of the Agreement of Merger with the California Secretary of State as required by the CCC and (iii) any such consent, approval, order, authorization, registration, declaration, filing or notification the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

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Section 3.6 SEC Reports; Financial Statements.

(a) The Company has filed with or furnished to the Securities and Exchange Commission (the “SEC”) on a timely basis all forms, reports, schedules, statements, certifications and other documents (together with all amendments and supplements thereto) required to be filed with or furnished to the SEC by the Company since the Lookback Date (all such documents, together with all exhibits and schedules to the foregoing materials and all information incorporated therein by reference, as such documents have been amended or supplemented, the “Company SEC Documents”). As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) (i) the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, including, in each case, the rules and regulations promulgated thereunder and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the Company SEC Documents (i) have been prepared in a manner consistent with the books and records of the Company and its Subsidiaries, (ii) have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved and at the dates indicated (except as may be indicated in the notes thereto and except with respect to unaudited statements as permitted by the SEC on Form 8-K, Form 10-Q or any successor or like form under the Exchange Act), (iii) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (iv) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their respective consolidated results of operations, cash flows and changes in shareholders’ equity for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments that were not, or are not expected to be, material in amount). Since January 1, 2018, the Company has not made any material change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy or applicable Law or as otherwise disclosed in the financial statements in the Company SEC Documents.

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(c) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that information relating to the Company, including its consolidated Subsidiaries, required to be disclosed in the Company’s periodic and current reports under the Exchange Act, is made known to the Company’s chief executive officer and chief financial officer by others within those entities to allow timely decisions regarding required disclosures as required under the Exchange Act. The chief executive officer and chief financial officer of the Company have evaluated the effectiveness of the Company’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.

(d) The Company and its Subsidiaries have established and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that is effective in providing reasonable assurances regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of the Company’s internal control over financial reporting prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. There were no significant deficiencies or material weaknesses identified in management’s assessment of internal control over financial reporting as of and for the fiscal year ended on December 31, 2017, and no such deficiency or weakness has been identified since such date.

(e) Without limiting the generality of Section 3.6(a), (i) Squar Milner LLP has not resigned or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreement with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure, (ii) since the Lookback Date, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, (iii) no executive officer of the Company has failed in any respect to make, without qualification, the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any form, report or schedule filed by the Company with the SEC, (iv) since the Lookback Date, no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company or any of its Subsidiaries and (v) no enforcement action has been initiated or, to the knowledge of the Company, threatened against the Company by the SEC relating to disclosures contained in any Company SEC Document.

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(f) As of the date of this Agreement, to the knowledge of the Company, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the Company SEC Documents. The Company has made available to Parent true, correct and complete copies of all written correspondence between the SEC, on the one hand, and the Company and any of its Subsidiaries, on the other hand, occurring since the Lookback Date.

(g) Neither the Company nor any of its Subsidiaries has, or has any commitment to become a party to, any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act), (i) the result, purpose or intended effect of which is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s published financial statements or the Company SEC Documents, or (ii) that would be required to be disclosed under Item 303 of Regulation S-K under the Exchange Act.

(h) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act that are applicable to the Company.

(i) No Subsidiary of the Company is required to file any form, report, schedule, statement or other document with the SEC.

(j) Since the Lookback Date, the Company has not extended or maintained credit, arranged for the extension of credit, modified or renewed an extension of credit, in the form of a personal loan or otherwise, to or for any director or executive officer of the Company. Section 3.6(j) of the Company Disclosure Letter identifies any loan or extension of credit maintained by the Company to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

Section 3.7 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, except (a) to the extent accrued or reserved against in the unaudited consolidated balance sheet of the Company and its Subsidiaries as at September 30, 2018 included in the Quarterly Report on Form 10-Q filed by the Company with the SEC on November 14, 2018 (without giving effect to any amendment thereto filed on or after the date hereof), (b) incurred in the ordinary course of business consistent with past practice since September 30, 2018 that are not material to the Company and its Subsidiaries, taken as a whole, (c) which have been discharged or paid in full prior to the date of this Agreement, (d) incurred pursuant to the transactions contemplated by this Agreement or (e) that, individually or in the aggregate, is not or would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

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Section 3.8 Certain Information. The Information Statement will not, at the time the definitive Information Statement (or any amendment or supplement thereto) is filed with the SEC and at the time the definitive Information Statement is mailed to the shareholders of the Company, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement will comply as to form in all material respects with the provisions of the Exchange Act and any other applicable Law. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements included in the Information Statement based on information supplied in writing by or on behalf of Parent or Merger Sub specifically for inclusion therein.

Section 3.9 Absence of Certain Changes or Events. Since September 30, 2018: (a) the Company and its Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice, (b) there has not been any Material Adverse Effect and (c) none of the Company or any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.1 (other than Section 5.1(l), Section 5.1(q) Section 5.1(r) and Section 5.1(s)).

Section 3.10 Litigation. As of the date of this Agreement, there is no, and since January 1, 2014 there has not been, any Action (or reasonable basis therefor) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, any of their respective properties or assets, or, to the knowledge of the Company, any officer, director or employee of the Company or any of its Subsidiaries in such individual’s capacity as such. Neither the Company nor any of its Subsidiaries nor any of their respective properties or assets is subject to any outstanding judgment, order, writ, award, determination, injunction, ruling or decree of any Governmental Entity.

Section 3.11 Compliance with Laws. The Company and each of its Subsidiaries are, and at all times since the Lookback Date have been, in compliance in all material respects with all Laws applicable to their businesses, operations, properties or assets. Since the Lookback Date, none of the Company or any of its Subsidiaries has received a written notice or other written communication alleging or relating to a possible material violation of any Law applicable to their businesses, operations, properties or assets. The Company and each of its Subsidiaries have in effect all material Permits necessary or advisable for them to own, lease or operate their properties and assets and to carry on their businesses and operations as now conducted, and since the Lookback Date there has occurred no material violation of, material default (with or without notice or lapse of time or both) under or event giving to any Governmental Entity any right of revocation, non-renewal, adverse modification or cancellation of (with or without notice or lapse of time or both), any such Permit, nor would any such revocation, non-renewal, adverse modification or cancellation reasonably be expected to result from the consummation of the transactions contemplated hereby.

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Section 3.12 Benefit Plans.

(a) Section 3.12(a) of the Company Disclosure Letter contains a true and complete list of each material Company Plan. “Company Plan” means any “employee benefit plan” (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA), “multiemployer plan” (within the meaning of ERISA section 3(37)), and any stock purchase, stock option, phantom stock or other equity-based plan, severance, employment, collective bargaining, change-in-control, fringe benefit, cafeteria, bonus, incentive, deferred compensation, supplemental retirement, health, life, or disability insurance, dependent care and all other employee benefit and compensation plan, agreement, program, policy or other arrangement, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, written or oral, legally binding or not, under which any current or former employee, director or consultant of the Company or its Subsidiaries (or any of their dependents) has any present or future right to compensation or benefits or the Company or its Subsidiaries sponsors or maintains, is making contributions to or has any present or future liability or obligation (contingent or otherwise) or with respect to which it is otherwise bound. The Company has made available to Parent a current, accurate and complete copy of each material Company Plan, or if such Company Plan is not in written form, a written summary of all of the material terms of such Company Plan. With respect to each such Company Plan, the Company has furnished or made available to Parent a current, accurate and complete copy of, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter of the Internal Revenue Service (the “IRS”), (iii) any summary plan description, summary of material modifications, and other similar material written communications (or a written description of any material oral communications) to the employees of the Company or its Subsidiaries concerning the extent of the benefits provided under a Company Plan, and (iv) for the three most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports and (D) attorney’s response to an auditor’s request for information.

(b) Neither the Company, its Subsidiaries or any member of their Controlled Group (defined as any organization that is a member of a controlled, affiliated or otherwise related group of entities within the meaning of Code Sections 414(b), (c), (m) or (o)) has ever sponsored, maintained, contributed to or been required to contribute to or incurred any liability (contingent or otherwise) with respect to: (i) a “multiemployer plan” (within the meaning of ERISA section 3(37)), (ii) an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA (“Pension Plan”) that is subject to Title IV of ERISA or Section 412 of the Code, (iii) a Pension Plan that is a “multiple employer plan” as defined in Section 413 of the Code, or (iv) a “funded welfare plan” within the meaning of Section 419 of the Code.

(c) With respect to the Company Plans:

(i) each Company Plan complies with its terms and complies in form and in operation in all material respects with the applicable provisions of ERISA and the Code and all other applicable legal requirements;

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(ii) no reportable event, as defined in Section 4043 of ERISA, no prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, or no accumulated funding deficiency, as defined in Section 302 of ERISA and 412 of the Code, has occurred with respect to any Company Plan, and all contributions required to be made under the terms of any Company Plan have been timely made in all material respects;

(iii) each Company Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory or opinion letter, as applicable, from the IRS that it is so qualified and, to the knowledge of the Company, nothing has occurred since the date of such letter that would reasonably be expected to cause the loss of the sponsor’s ability to rely upon such letter, and, to the knowledge of the Company, nothing has occurred that would reasonably be expected to result in the loss of the qualified status of such Company Plan;

(iv) there is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation (the “PBGC”), the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the knowledge of the Company, threatened, relating to the Company Plans, any fiduciaries thereof with respect to their duties to the Company Plans or the assets of any of the trusts under any of the Company Plans (other than routine claims for benefits) nor to the knowledge of the Company are there facts or circumstances that exist that could reasonably give rise to any such actions;

(v) none of the Company, its Subsidiaries or any member of their Controlled Group has incurred any direct or indirect material liability under ERISA, the Code or other applicable Laws in connection with the termination of, withdrawal from or failure to fund, any Company Plan or other retirement plan or arrangement, and no fact or event exists that would reasonably be expected to give rise to any such liability;

(vi) the Company and its Subsidiaries do not maintain any Company Plan that is a “group health plan” (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all material respects in compliance with the applicable requirements of Section 601, et seq. of ERISA, the Health Insurance Portability and Accountability Act of 1996, and Sections 4980B(b), 4980H, 6055 and 6056 of the Code, and the Company and its Subsidiaries are not subject to any material liability, including additional contributions, fines, penalties or loss of Tax deduction as a result of such administration and operation;

(vii) all premiums or other payments that are due for all periods ending on or before the Effective Time have been paid (or will be paid prior to the Effective Time) with in all material respects respect to each Company Plan that is a “group health plan” (as such term is defined in Section 5000(b)(1) of the Code) or plan governed by Section 125 of the Code;

(viii) none of the Company Plans currently provides, or reflects or represents any liability to provide post-termination or retiree welfare benefits to any person for any reason, except as may be required by Section 601, et seq. of ERISA and Section 4980B(b) of the Code or other applicable similar Law regarding health care coverage continuation (collectively “COBRA”), and none of the Company, its Subsidiaries or any members of their Controlled Group has any liability to provide post-termination or retiree welfare benefits to any person or ever represented, promised or contracted to any employee or former employee of the Company (either individually or to Company employees as a group) or any other person that such employee(s) or other person would be provided with post-termination or retiree welfare benefits, except to the extent required by statute or except with respect to a contractual obligation to reimburse any premiums such person may pay in order to obtain health coverage under COBRA;

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(ix) with respect to each Company Plan that is not subject exclusively to United States Law (a “Non-U.S. Benefit Plan”): (i) all employer and employee contributions to each Non-U.S. Benefit Plan required by applicable Law or by the terms of such Non-U.S. Benefit Plan or pursuant to any other contractual obligation (including contributions to all mandatory provident fund schemes) have been timely made in accordance with applicable Law; (ii) from and after the Effective Time, such funds, accruals or reserves under the Non-U.S. Benefit Plans shall be used exclusively to satisfy benefit obligations accrued under such Non-U.S. Benefit Plans or else shall remain or revert to Parent and its Affiliates in accordance with the terms of such Non-U.S. Benefit Plan or applicable Law; and (iii) each Non-U.S. Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; and

(x) the execution and delivery of this Agreement and the consummation of the Merger will not, either alone or in combination with any other event, (A) entitle any current or former employee, officer, director or consultant of the Company or any Subsidiary to severance pay, unemployment compensation or any other similar termination payment, or (B) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer, director or consultant.

(d) Neither the Company nor any Subsidiary is a party to any agreement, contract, arrangement or plan (including any Company Plan) that may reasonably be expected to result, separately or in the aggregate, in connection with the transactions contemplated by this Agreement (either alone or in combination with any other events), in the payment of any “parachute payments” within the meaning of Section 280G of the Code. There is no agreement, plan or other arrangement to which any of the Company or any Subsidiary is a party or by which any of them is otherwise bound to compensate any person in respect of taxes or other liabilities incurred with respect to Section 409A or 4999 of the Code.

(e) Each Company Plan that constitutes in any part a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code (a “Nonqualified Deferred Compensation Plan”) subject to Section 409A of the Code has been operated and maintained in material compliance with Section 409A of the Code and the regulations and other administrative guidance promulgated thereunder (the “409A Authorities”). No Company Plan that would be a Nonqualified Deferred Compensation Plan subject to Section 409A of the Code but for the effective date provisions that are applicable to Section 409A of the Code, as set forth in Section 885(d) of the American Jobs Creation Act of 2004, as amended (the “AJCA”), has been “materially modified” within the meaning of Section 885(d)(2)(B) of the AJCA after October 3, 2004, based upon a good faith reasonable interpretation of the AJCA and the 409A Authorities and has not been operated in compliance with the 409A Authorities. No Participant is entitled to any gross-up, make-whole or other additional payment from the Company or any of its Subsidiaries in respect of any Tax (including Federal, state, local or foreign income, excise or other Taxes (including Taxes imposed under Section 409A of the Code)) or interest or penalty related thereto.

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(f) For purposes of this Agreement, “Participant” shall mean current or former director, officer, employee, contractor or consultant of the Company or any of its Subsidiaries.

Section 3.13 Labor Matters.

(a) The Company and its Subsidiaries are and have since the Lookback Date been in compliance in all material respects with all applicable Laws relating to employment and employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, wages, hours and benefits, non-discrimination in employment, workers’ compensation and the collection and payment of withholding or payroll Taxes and similar Taxes, including those relating to wages, hours, collective bargaining, unemployment compensation, workers compensation, equal employment opportunity, age and disability discrimination, immigration control, employee classification, payment and withholding of taxes and continuation coverage with respect to group health plans. There has not been, and as of the date of this Agreement there is not pending or, to the knowledge of the Company, threatened, any labor dispute, work stoppage, labor strike or lockout against the Company or any of its Subsidiaries by employees.

(b) No employee of the Company or any of its Subsidiaries is covered by an effective or pending collective bargaining agreement or similar labor agreement. To the knowledge of the Company, there has not been any activity on behalf of any labor union, labor organization or similar employee group to organize any employees of the Company or any of its Subsidiaries. There are no (i) unfair labor practice charges or complaints against the Company or any of its Subsidiaries pending before the National Labor Relations Board or any other labor relations tribunal or authority and to the knowledge of the Company no such representations, claims or petitions are threatened, (ii) representation claims or petitions pending before the National Labor Relations Board or any other labor relations tribunal or authority or (iii) grievances or pending arbitration proceedings against the Company or any of its Subsidiaries that arose out of or under any collective bargaining agreement.

(c) To the knowledge of the Company, no current employee or officer of the Company or any of its Subsidiaries intends, or is expected, to terminate his employment relationship with such entity following the consummation of the transactions contemplated hereby.

(d) Neither the Company nor any Subsidiary has effectuated a “plant closing” (as defined in the Worker Adjustment Retraining and Notification Act of 1988, as amended (the “WARN Act”)) affecting any site of employment or one or more facilities or operating units within any site of employment or facility. Neither the Company nor any of its Subsidiaries has undertaken a “mass layoff” (as defined in the WARN Act). The Company has not engaged in layoffs or employment terminations sufficient in number to trigger application of any state, local or foreign Law analogous to the WARN Act. The Company does not have any material liability with respect to (i) the misclassification of an employee as exempt from applicable overtime Laws, or (ii) the misclassification of any individual as an independent contractor or consultant.

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(e) Except as set forth on Section 3.13(e) of the Company Disclosure Letter, with respect to any current or former employee, officer, consultant or other service provider of the Company, there are no Actions against or involving the Company or any of its Subsidiaries pending, or to the Company’s knowledge, threatened to be brought or filed, in connection with the employment or engagement of any current or former employee, officer, consultant or other service provider of the Company, including, without limitation, any claim relating to employment discrimination, harassment, retaliation, equal pay, employment classification or any other employment-related matter arising under applicable Laws, except where such action would not, individually or in the aggregate, result in the Company incurring a material liability.

(f) Except as set forth on Section 3.13(f) of the Company Disclosure Letter or with respect to any Company Plan (which subject is addressed in Section 3.12(c)(x) above), the execution of this Agreement and the consummation of the transactions set forth in or contemplated by this Agreement will not result in any breach or violation of, or cause any payment to be made under, any applicable Laws respecting labor and employment or any collective bargaining agreement to which the Company or any of its Subsidiaries is a party.

Section 3.14 Environmental Matters.

(a) Except as set forth on Section 3.14(a) of the Company Disclosure Letter, each of the Company and its Subsidiaries (i) is and has been in compliance in all material respects with applicable Environmental Laws and (ii) has received and is and has been in compliance in all material respects with all Permits required under Environmental Laws for the conduct of its business (“Environmental Permits” ). A complete and accurate list of all Environmental Permits currently held by the Company or any of its Subsidiaries is provided in Section 3.14(a) of the Company Disclosure Letter. Such Environmental Permits were validly issued and are in full force and effect, and all applications, notices or other documents have been timely filed to effect timely renewal, issuance or reissuance of such Environmental Permits. To the knowledge of the Company, all Environmental Permits are expected to be issued or reissued on a timely basis on such terms and conditions as are reasonably expected to enable the Company and its Subsidiaries to continue to conduct their operations in a manner substantially similar to the manner in which such operations are presently conducted.

(b) Except as set forth on Section 3.14(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has been or is presently the subject of any material Environmental Claim and no Environmental Claim is pending or, to the knowledge of the Company, threatened against either the Company or any of its Subsidiaries or against any Person whose liability for the Environmental Claim was or may have been retained or assumed either contractually or by operation of Law by the Company or any of its Subsidiaries.

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(c) Except as set forth on Section 3.14(c) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has managed, used, stored, or disposed of Hazardous Materials and, to the knowledge of the Company, no Hazardous Materials have been Released or are present in, on, at or beneath any properties, facilities or vessels currently or previously owned, leased, operated or used by the Company or any of its Subsidiaries.

(d) Except as set forth on Section 3.14(d) of the Company Disclosure Letter, no properties that are presently or were previously owned, leased or operated by the Company or any of its Subsidiaries contain or contained any landfills, surface impoundments, disposal areas, underground storage tanks, above-ground storage tanks, asbestos or asbestos-containing material, polychlorinated biphenyls or radioactive materials.

(e) Except as set forth on Section 3.14(e) of the Company Disclosure Letter, no Lien imposed by any Governmental Entity pursuant to any Environmental Law is currently outstanding and no financial assurance obligation is in force as to any property leased or operated by the Company or any of its Subsidiaries.

(f) The Company and its Subsidiaries have made available to Parent complete and accurate copies of all material environmental documents, environmental audits, environmental reports, environmental site studies, environmental assessments and results of environmental investigations in their possession or control that address or relate to the Company’s or any of its Subsidiaries’ compliance with, or potential liabilities under, Environmental Law.

(g) Except as set forth on Section 3.14(g) of the Company Disclosure Letter, the Company and its Subsidiaries have not assumed any obligation or liability relating to or arising under Environmental Law by Contract or by operation of Law.

(h) Except as set forth on Section 3.14(h) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has received any notices, demand letters, subpoenas or requests for information from any federal, state, local, foreign or provincial Governmental Entity or any other Person asserting that the Company or any of its Subsidiaries is or may be in violation of, or liable under, any Environmental Law.

(i) Neither the Company nor any of its Subsidiaries, nor any of their respective predecessors in interest: (i) have ever manufactured, produced, repaired, installed, sold, conveyed or otherwise put into the stream of commerce any product, merchandise, manufactured good, part, component or other item comprised of or containing asbestos; or (ii) have been the subject of any claims or litigation arising out the alleged exposure to asbestos or asbestos-containing material.

Section 3.15 Taxes.

(a) All income and other material Tax Returns required by applicable Law to be filed by or on behalf of the Company or any of its Subsidiaries have been timely filed in accordance with all applicable Laws (after giving effect to any extensions of time in which to make such filings), and all such Tax Returns are true, correct and complete in all material respects.

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(b) Neither the Company nor any of its Subsidiaries is delinquent in the payment of any material Tax.

(c) All material Taxes that the Company or any of its Subsidiaries is or was required by applicable Law to withhold or collect have been duly withheld or collected and, to the extent required, have been properly paid to the appropriate Governmental Entity.

(d) Neither the Company nor any of its Subsidiaries is or has ever been a member of an affiliated group with which it has filed (or been required to file) consolidated, combined, unitary or similar Tax Returns, other than a group of which the common parent is the Company. Neither the Company nor any of its Subsidiaries (i) has any liability under Treasury Regulation Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign Law), as a transferee or successor, pursuant to any contractual obligation (other than contracts entered into in the ordinary course of business the primary purpose of which does not relate to Tax), or otherwise for any Taxes of any Person other than the Company or any Subsidiary, or (ii) is a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar Contract (other than Contracts entered into in the ordinary course of business the primary purpose of which does not relate to Tax).

(e) No Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for statutory Liens for Taxes not yet delinquent.

(f) There are no proceedings now pending or threatened in writing (or, to the knowledge of the Company, otherwise) against or with respect to the Company or any of its Subsidiaries with respect to any material Tax. Since January 1, 2013, neither the Company nor any of its Subsidiaries has been informed by any jurisdiction in which the Company or any of its Subsidiaries does not file a Tax Return that the jurisdiction believes that the Company or any of its Subsidiaries was required to file any Tax Return that was not filed or is subject to Tax in such jurisdiction. Neither the Company nor any of its Subsidiaries (i) has waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, which waiver or extension is still in effect, (ii) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed (other than automatic extensions requested in the ordinary course), or (iii) executed or filed any power of attorney with any taxing authority, which is still in effect.

(g) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) adjustment under Section 481 of the Code (or any similar adjustments under any provision of the Code or foreign, state or local Tax Law) made on or prior to the Closing Date; (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) election under Section 108(i) of the Code (or any comparable provisions of state or local Law); (iv) prepaid amount received or paid prior to the Closing Date; or (v)(A) “excess loss account” or (B) “deferred gains” with respect to any “deferred intercompany transactions” within the meaning of Treasury Regulation Sections 1.1502-19 and 1.1502-13, respectively occurring on or prior to the Closing Date.

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(h) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(i) Since January 1, 2013, neither the Company nor any of its Subsidiaries has distributed to its shareholders or security holders stock or securities of a controlled corporation, nor has stock or securities of the Company or any of its Subsidiaries been distributed, in a transaction to which Section 355 of the Code applies.

(j) Neither the Company nor any of its Subsidiaries has engaged in a “reportable transaction” as set forth in Treasury Regulation Section 1.6011-4(b) or a “listed transaction” as set forth in Treasury Regulation Section 301.6111-2(b)(2) or any analogous provision of state or local Law.

(k) Neither the Company nor any of its Subsidiaries is in violation of the terms, whether specific or legislative, of any Tax incentive program.

(l) Neither the Company nor any of its Subsidiaries has any obligation now or in the future to repay any Tax incentives received as a result of any actions that the Company or any of its Subsidiaries have taken.

(m) Neither the Company nor any of its Subsidiaries is a party to any Contract that has resulted or would result, separately or in the aggregate, in the payment of any amount that would not be fully deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local or foreign Law).

Section 3.16 Contracts.

(a) Section 3.16 of the Company Disclosure Letter lists each Contract (other than a Company Plan) of the following types to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound:

(i) any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K;

(ii) any Contract for the design, development or testing of Company Products, or material Intellectual Property of the Company or any of its Subsidiaries (other than proprietary invention assignment agreements or similar Contracts entered into with the Company’s employees in the ordinary course of business);

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(iii) any Contract relating to or evidencing Indebtedness or pursuant to which a Lien has been imposed on any assets of the Company or any of its Subsidiaries (other than a Permitted Lien);

(iv) any Contract pursuant to which the Company or any of its Subsidiaries has provided funds to or made any loan, capital contribution or other investment in, or assumed any liability or obligation of, any Person in excess of $50,000;

(v) any Contract between the Company or any of its Subsidiaries, on the one hand, and any Governmental Entity, on the other hand, that is in effect as of the date hereof (each, a “Government Contract”);

(vi) any Contract that (A) limits, or purports to limit, the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time, (B) grants or purports to grant any right of first refusal, right of first offer or similar right, (C) restricts the right of the Company or any of its Subsidiaries to sell to or purchase from any Person or to hire any Person, (D) grants the other party or any Person “most favored nation” status, (E) requires the Company or any of its Subsidiaries to market or co-market any products or services of a third party, (F) requires the Company or any of its Subsidiaries to make a minimum payment of $75,000 per year for goods or services from third-party suppliers irrespective of usage, including any “take-or-pay” Contract or keepwell arrangement, or (G) provides for fixed pricing to any third party for any Company Product for a period of longer than one year from the Closing Date;

(vii) any Contract with respect to the formation, creation, operation, management or control of a joint venture, partnership, limited liability company or other similar agreement or arrangement;

(viii) any Contract relating to the settlement of any (A) Action alleging personal injury or property damage caused by a product or service offered or sold by the Company or any of its Subsidiaries or (B) other material Action;

(ix) any Contract entered into since the Lookback Date involving the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests for aggregate consideration, in one transaction or a series of transactions (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practice);

(x) any Contract (excluding Leases) that by its terms calls for aggregate payment or receipt by the Company and its Subsidiaries under such Contract of more than $50,000 over the remaining term of such Contract (other than Contracts with the Company’s customers for Company Products entered into in the ordinary course of business);

(xi) any Contract (excluding Leases) pursuant to which the Company or any of its Subsidiaries has continuing indemnification, guarantee, “earn-out” or other contingent payment obligations, in each case that could result in payments in excess of $50,000;

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(xii) any Contract (A) pursuant to which the Company or any of its Subsidiaries receives a license to Intellectual Property owned by a third party and which is material to the business of the Company, other than (1) license agreements for off-the-shelf Software that is generally commercially available or (2) inbound licenses to Intellectual Property in non-disclosure agreements and customer agreements entered into in the ordinary course of business, or (B) pursuant to which the Company or any of its Subsidiaries licenses out material Intellectual Property owned by the Company or any of its Subsidiaries or agrees not to assert or enforce Intellectual Property owned by the Company or any such Subsidiary, other than Non-Exclusive IP Licenses;

(xiii) any Contract (excluding Leases) that obligates the Company or any of its Subsidiaries to make any capital commitment, loan or expenditure in an amount in excess of $50,000;

(xiv) any Contract between the Company or any of its Subsidiaries, on the one hand, and any Affiliate thereof other than any Subsidiary of the Company, on the other hand;

(xv) any collective bargaining agreement;

(xvi) any Lease;

(xvii) any Contract with a Top Supplier or Top Customer;

(xviii) any Contract providing for the outsourcing, contract manufacturing, testing, assembly or fabrication of any Company Product (other than proprietary invention assignment agreements or similar Contracts entered into with the Company’s employees in the ordinary course of business); and

(xix) any broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing, or advertising Contract.

Each Contract of the type described in clauses (i) through (xxiii) is referred to herein as a “Material Contract.”

(b) (i) Each Material Contract is valid and binding on the Company and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and to the knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms; (ii) the Company and each of its Subsidiaries, and, to the knowledge of the Company, each other party thereto, has performed all material obligations required to be performed by it under each Material Contract; and (iii) there is no default under any Material Contract by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto, and no event or condition has occurred that constitutes, or, after notice or lapse of time or both, would constitute, a default on the part of the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto under any such Material Contract, nor has the Company or any of its Subsidiaries received any written notice of any such default, event or condition, except, in each case, as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Company has made available to Parent true and complete copies of all Material Contracts, including all amendments thereto.

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(c) With respect to each Government Contract, there are no pending or, to the knowledge of the Company, threatened: (i) civil fraud or criminal investigations by any Governmental Entity; (ii) requests by any Governmental Entity for a Contract price adjustment based on a claim disallowance or claim of defective pricing; or (iii) material disputes between the Company or any of its Subsidiaries, on the one hand, and any Governmental Entity, on the other hand. With respect to any Government Contract that has expired, there are no requests by any Governmental Entity for a Contract price adjustment based upon a claim of defective pricing.

(d) The Company and its Subsidiaries have not, nor has any of them previously been, suspended or debarred from bidding on Government Contracts nor, to the knowledge of the Company, has such a suspension or debarment been threatened or action for suspension or debarment been commenced. To the knowledge of the Company, there is no valid basis for the suspension or debarment of the Company or any of its Subsidiaries from bidding on Government Contracts and, to the knowledge of the Company, there is no valid basis for a claim pursuant to an audit or investigation by any Governmental Entity, or any prime contractor with any such Governmental Entity other than routine audits and similar inquiries. Neither the Company nor any of its Subsidiaries has had a Government Contract terminated for default due to a breach by the Company or such Subsidiary. The Company and its Subsidiaries do not have any outstanding Contracts that require the Company or such Subsidiary to obtain or maintain a government security clearance.

(e) Regarding each Government Contract, and to the extent required by such Government Contract, the Company and its Subsidiaries are, and since the Lookback Date have been, in compliance in all material respects with Executive Order 11246 of 1965 (“E.O. 11246”), as amended, Section 503 of the Rehabilitation Act of 1973 (“Section 503”), the Vietnam Era Veterans’ Readjustment Assistance Act of 1974 (“VEVRAA”), and Executive Order 13706 (Establishing Paid Sick Leave for Federal Contractors) (“E.O. 13706”), each including all implementing regulations and applicable guidance. To the extent required by a Government Contract, the Company and its Subsidiaries maintain and comply in all material respects with affirmative action plans in compliance with E.O. 11246, Section 503, VEVRAA and E.O. 13706, including all implementing regulations. The Company and its Subsidiaries are not, and since the Lookback Date have not been, the subject of any audit, investigation, or enforcement action, other than routine audits and similar inquiries, by any governmental entity in connection with any Government Contract or related compliance with E.O. 11246, Section 503, VEVRAA or E.O. 13706.

Section 3.17 Insurance. Section 3.17 of the Company Disclosure Letter sets forth a true and complete list of all material primary, umbrella and excess casualty, directors and officers liability, general liability, product liability, and all other types of insurance policies maintained with respect to the Company and/or its Subsidiaries, including the issuing insurer, and policy period for each such policy. The types and amounts of coverage provided under the Company’s and its Subsidiaries’ insurance policies are sufficient for compliance with all Laws and Material Contracts, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. All such policies are in full force and effect, and neither the Company nor any of its Subsidiaries is in breach or default under, nor has the Company or any of its Subsidiaries taken any action or failed to take any action which, with notice or lapse of time or both, would constitute a breach or default under any such policy. All premiums with respect thereto have been paid. Neither the Company nor any of its Subsidiaries has received written notice of, nor to the knowledge of the Company is there threatened, any cancellation, termination, nonrenewal, reduction of coverage or material premium increases with respect to any such policy. No claim currently is pending under any such policy involving an amount in excess of $50,000. Neither the Company nor any of its Subsidiaries has received written notice that any insurer has denied coverage with respect to any claim under any of the Company’s or any of its Subsidiaries’ insurance policies, or, to the knowledge of the Company, has indicated that it may do so in a reservation of rights letter or otherwise.

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Section 3.18 Properties.

(a) The Company or one of its Subsidiaries has good and valid title to, or in the case of leased tangible assets, a valid leasehold interest in, all of its tangible assets that are necessary for the Company and its Subsidiaries to conduct their respective businesses as currently conducted, free and clear of all Liens, other than Permitted Liens. All material tangible personal property currently used in the operation of the business of the Company and its Subsidiaries is in good working order (reasonable wear and tear excepted).

(b) None of the Company or any of its Subsidiaries owns or has ever owned any real property, nor does the Company or any of its Subsidiaries have any commitment or obligation (contingent or otherwise) to acquire any real property. Section 3.18(b) of the Company Disclosure Letter sets forth a true and complete list of all real property leased for the benefit of the Company or any of its Subsidiaries (“Leased Real Property”). Each of the Company and its Subsidiaries has valid leasehold title to all Leased Real Property, in each case, free and clear of all Liens except Permitted Liens. To the knowledge of the Company, no parcel of Leased Real Property is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefore, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed. All leases of Leased Real Property and all amendments and modifications thereto (collectively, “Leases”) are in full force and effect, and there exists no material default under any such Lease by the Company, any of its Subsidiaries or, to the knowledge of the Company, any other party thereto, nor any event which, with notice or lapse of time or both, would constitute a material default thereunder by the Company, any of its Subsidiaries or, to the knowledge of the Company, any other party thereto.

(c) To the knowledge of the Company, the Leased Real Property is generally in good operating condition and repair for the requirements of the business of the Company and its Subsidiaries as currently conducted, normal wear and tear excepted. Neither the Company nor any of its Subsidiaries have received written notice that the Company’s or its Subsidiaries’ use of the Leased Real Property is in violation of any applicable Laws, including zoning requirements.

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(d) The Leased Real Property leased by the Company or its Subsidiaries pursuant to the Leases constitutes all interests in real property currently used, occupied or held for use in connection with the business of the Company and its Subsidiaries which is necessary for the continued operation of the business of the Company and its Subsidiaries as it is conducted on the date hereof.

(e) The Company has made available to Parent true, complete and correct copies of the Leases.

This Section 3.18 does not relate to Intellectual Property, which is the subject of Section 3.19.

Section 3.19 Intellectual Property.

(a) Section 3.19(a) of the Company Disclosure Letter sets forth a true and complete list of (i) each family of Company Products and (ii) the overall primary developer of such Company Products.

(b) Section 3.19(b) of the Company Disclosure Letter sets forth a true and complete list of all registered Marks, Patents, and Copyrights, including any pending applications to register any of the foregoing, owned (in whole or in part) by or exclusively licensed to the Company or any of its Subsidiaries, identifying for each (other than domain names), if applicable, whether it is owned by or exclusively licensed to the Company or any of its Subsidiaries, the owner(s), jurisdiction, expiration date, registration number or application number, agreement parties and date (if licensed) and, with respect to each domain name, the registrar, registrant and expiration date.

(c) No registered Mark identified in Section 3.19(b) of the Company Disclosure Letter has been or is now involved in any litigation, opposition, cancellation or other proceeding and, to the knowledge of the Company, no such proceeding is or has been contemplated or threatened with respect to any of such Marks. No Patent identified in Section 3.19(b) of the Company Disclosure Letter has been or is now involved in any litigation, interference, reissue, reexamination, inter parties review, post-grant review, supplemental examination, post-grant validity review of business method patent, opposition and, to the knowledge of the Company, no such proceeding is or has been contemplated or threatened with respect to any of such Patents, nor, to the knowledge of the Company, is there a reasonable basis for any such proceeding with respect to any of such Patents. No registered Copyright identified in Section 3.19(b) of the Company Disclosure Letter has been or is now involved in any litigation, opposition, or cancellation proceeding and, to the knowledge of the Company, no such proceeding is or has been contemplated or threatened with respect to any of such Copyrights.

(d) The Company or one of its Subsidiaries exclusively owns and possesses, free and clear of any and all Liens (other than Permitted Liens or Non-Exclusive IP Licenses), or has a valid license or right under Law to use, all Intellectual Property necessary for the Company and its Subsidiaries to carry on their businesses as currently conducted. Neither the Company nor any of its Subsidiaries has received any notice or claim challenging the Company’s or such Subsidiary’s ownership or use of any of the Intellectual Property owned (in whole or in part) or used by the Company or such Subsidiary, nor to the knowledge of the Company is there a reasonable basis for any claim that the Company or such Subsidiary does not so own or have the right to use any of such Intellectual Property, as applicable.

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(e) The Company and its Subsidiaries have taken all reasonable steps in accordance with standard industry practices to protect their rights in the Intellectual Property owned by them and at all times have maintained the confidentiality and limited use of all information that constitutes or constituted a Trade Secret of the Company or any of its Subsidiaries. All current and former employees, consultants and contractors of the Company and its Subsidiaries have executed and delivered appropriate proprietary information, confidentiality, non-use and assignment agreements. The Company has not disclosed any confidential or proprietary information to any Person other than pursuant to a written confidentiality and non-use agreement.

(f) All registered Marks, issued Patents and registered Copyrights identified in Section 3.19(b) of the Company Disclosure Letter (“Company Registered IP”) are owned by the Company or its Subsidiaries and to the knowledge of the Company are valid, subsisting and, enforceable, and neither the Company nor any of its Subsidiaries has received any notice or claim challenging the ownership, validity or enforceability of any Company Registered IP or alleging any misuse of such Company Registered IP. The Company and its Subsidiaries have not taken any action or failed to take any action that could reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Company Registered IP (including the failure to pay any filing, examination, issuance, post registration and maintenance fees, annuities and the like and the failure to disclose any known material prior art in connection with the prosecution of patent applications).

(g) The development, testing, manufacture, use, sale, offer for sale, importation, distribution or other commercial exploitation of the Company Products, by or on behalf of the Company and its Subsidiaries, and all of the other activities or operations of the Company and its Subsidiaries, have not infringed upon, misappropriated, violated, diluted or constituted the unauthorized use of, and do not infringe upon, misappropriate, violate, dilute or constitute the unauthorized use of, any Intellectual Property of any third party, and the Company has not received any written notice or claim asserting or suggesting that any such infringement, misappropriation, violation, dilution or unauthorized use is or may be occurring or has or may have occurred, nor to the knowledge of the Company, is there a reasonable basis therefor. No Intellectual Property owned by or, to the knowledge of the Company, licensed to the Company or any of its Subsidiaries is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use or licensing thereof by the Company and its Subsidiaries. To the knowledge of the Company, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by or exclusively licensed to or used by the Company or any of its Subsidiaries in a material manner.

(h) The Company and its Subsidiaries have not transferred ownership of, or granted any exclusive, non-exclusive (other than Non-Exclusive IP Licenses) or other license or other rights with respect to, any material Intellectual Property owned by the Company or any of its Subsidiaries.

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(i) All directors, officers, management employees and technical and professional employees of the Company and its Subsidiaries are under written obligation to the Company or such Subsidiary to maintain in confidence and to use only for the Company’s benefit all confidential or proprietary information acquired by them in the course of their employment and to assign to the Company or such Subsidiary all inventions made by them within the scope of their employment during such employment.

(j) The Company and its Subsidiaries have not granted, directly or indirectly, any current or contingent rights, licenses or interests in, or otherwise provided to a third party, any proprietary and confidential source code to Software owned or used by the Company or any of its Subsidiaries (“Company Source Code”), other than provision of such Company Source Code to consultants and contractors performing work on behalf of the Company or its Subsidiaries who are bound by confidentiality and limited use obligations with respect to such Company Source Code. The Company and its Subsidiaries have not disclosed or delivered to any escrow agent or any other Person (other than as contemplated by the immediately preceding sentence) any Company Source Code, and no other Person has the right, contingent or otherwise, to obtain or demand access to or use any such Software (or source code). The Company and its Subsidiaries have in their possession, or have all necessary rights to obtain and use, the source code, object code and documentation and all related technical and other information required to maintain and support the Company’s and its Subsidiaries’ proprietary Software as currently maintained and supported.

(k) Except as set forth on Section 3.19(k) of the Company Disclosure Letter, the Company and its Subsidiaries have not: incorporated Open Source Software into, or combined Open Source Software with, any portion of the proprietary Software (including the source code thereof) of the Company or any of its Subsidiaries, or distributed Open Source Software in conjunction with or for use with any portion of the proprietary Software (including the source code thereof) of the Company or any of its Subsidiaries, in a manner that (i) obligates the Company or any of its Subsidiaries to disclose, make available, offer, open or deliver any portion of the source code of such proprietary Software or component thereof to any third party, (ii) otherwise affects the Company’s or its Subsidiaries’ freedom of action with respect to the use or distribution of such proprietary Software, or (iii) obligates the Company or any of its Subsidiaries to grant any licenses under any Patents or other Intellectual Property in which it now or hereafter may have an ownership interest (including any Open Source Software that is subject to version 3 of the GNU General Public License that results in a grant of a patent license under Section 11 thereof). All use and distribution of any Open Source Software by the Company and its Subsidiaries is in compliance in all material respects with all licenses applicable thereto, including all copyright notice and attribution requirements.

(l) The Intellectual Property of the Company and its Subsidiaries does not contain any viruses, malicious code, trojan horse, worm, time bomb, self-help code, back door or other Software code or routine that: (i) damages, destroys, or alters any Software or hardware; (ii) reveals, damages, destroys, or alters any data; (iii) disables any computer program automatically; or (iv) permits unauthorized access to, or viewing, manipulation, modification or other changes to, any Software or hardware.

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(m) The Systems used by the Company and its Subsidiaries are in all material respects (i) sufficient for the existing needs of the Company and (ii) in good working condition to effectively perform all computing, information technology and data processing operations necessary for the operation of the businesses of the Company and its Subsidiaries, in each case, as currently conducted. The Company and its Subsidiaries have commercially reasonable security, back-ups and disaster recovery arrangements and hardware and computer Software support and maintenance arrangements in place designed to minimize the risk of a material error, breakdown, failure or security breach occurring, and to ensure if such an event does occur, that it does not cause a material disruption to its business. The Software used to operate the businesses of the Company and its Subsidiaries is configured using commercially reasonable efforts to minimize the effects of viruses and other malicious or disabling code. The Company and its Subsidiaries have not, since the Lookback Date, suffered any error, breakdown, failure or security breach that has caused any material loss of data, material disruption or material damage to the operations of the Company and its Subsidiaries, or that was reportable to any Governmental Entity or any affected individual.

(n) No government funding, facilities or resources of a university, college, other educational institution or research center was used in the development of any Intellectual Property of, licensed to or used by the Company or any of its Subsidiaries. To the knowledge of the Company, no employee of the Company or any of its Subsidiaries who was involved in, or who contributed to, the creation or development of any Intellectual Property of, licensed to or used by the Company and its Subsidiaries has performed services for the government, university, college, or other educational institution or research center with respect to technology or inventions related to such Intellectual Property during a period of time during which such employee was also performing services for the Company or any of its Subsidiaries.

Section 3.20 Privacy and Security.

(a) The Company and its Subsidiaries comply (and require and use reasonable efforts to monitor the compliance of applicable Persons) in all material respects with all applicable federal, state, foreign and multinational Laws relating to the privacy, protection security and other Processing of Personal Information (all of the foregoing collectively, “Privacy Laws”), including obtaining all consents required for compliance in all material respects with Privacy Laws from any Person about whom the Company or any of its Subsidiaries Processes Personal Information.

(b) The Company and its Subsidiaries have since the Lookback Date (i) documented internal and publicly available written policies and procedures relating to the Processing of Personal Information of or about employees, customers, vendors, suppliers and other Persons that are necessary for compliance with Privacy Laws (collectively, “Company Data Protection Policies” ), (ii) implemented and used reasonable efforts to monitor compliance with all Company Data Protection Policies, and (iii) made all of their current and past versions of Company Data Protection Policies in effect since the Lookback Date available to Parent. The Company and each of its Subsidiaries have since the Lookback Date, except as is not material to the Company and its Subsidiaries, taken as a whole, ensured that each Person that Processes Personal Information for or on behalf of any of the Company or its Subsidiaries are subject to binding contractual obligations concerning compliance with Privacy Laws and complies in all material respects with any applicable Company Data Protection Policies.

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(c) (i) To the Company’s knowledge, the Persons with which the Company and its Subsidiaries have contractual relationships have not breached any agreements or Privacy Laws pertaining to Personal Information and to non-personally identifiable information (including Privacy Laws regarding spyware and adware) relating to their services for the Company and its Subsidiaries and (ii) the Company and its Subsidiaries do not serve advertisements into advertising inventory created by downloadable Software that launches without a user’s express activation.

(d) The Company and its Subsidiaries take commercially reasonable steps in conformance in all material respects with Privacy Laws to protect the operation, confidentiality, integrity, availability and security of their respective Software, Systems and Websites and all information and transactions stored or contained therein or transmitted thereby against any unauthorized or unlawful use, access, transmittal, interruption, modification, unavailability, corruption or other Processing. Without limiting the generality of the foregoing, the Company and its Subsidiaries use adequate-strength encryption technology of at least 128-bit as part of employing encryption in their businesses in a commercially reasonable manner. Since the Lookback Date, there has been no material (i) unauthorized Processing of Personal Information by the Company or its Subsidiaries, (ii) security breach or intrusion into the Software, Systems and Websites of the Company or any of its Subsidiaries, or (iii) action or circumstance requiring the Company or any of its Subsidiaries to notify a Governmental Authority of a data security breach or violation of any Privacy Laws. No Person (including any Governmental Entity) has commenced any Action involving the Company or any of its Subsidiaries with respect to loss, damage, or unauthorized access, use, modification or other Processing of any Personal Information.

(e) The execution and performance of this Agreement will not constitute a violation by the Company or any of its Subsidiaries of Company Data Protection Policies or Privacy Laws.

Section 3.21 State Takeover Statutes. No “moratorium,” “fair price,” “business combination,” “control share acquisition” or similar provision of any state anti-takeover Law (collectively, “Takeover Laws”) or any similar anti-takeover provision in the Company Articles or Company Bylaws is, or at the Effective Time will be, applicable to this Agreement, the Merger or any of the other transactions contemplated hereby.

Section 3.22 Rights Plan. There is no shareholder rights plan, “poison pill” anti-takeover plan or other similar device in effect to which the Company is a party or is otherwise bound.

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Section 3.23 Related Party Transactions. No director or executive officer, or, to the actual knowledge of the Company, any Affiliate of the Company or any of its Subsidiaries, nor to the actual knowledge of the Company, any of such Persons’ immediate family members (each of the foregoing, a “Related Party”), is a party to any Contract with or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets or has any interest in any property owned by the Company or any of its Subsidiaries, except for employment or compensation agreements or arrangements with directors and officers of the Company and its Subsidiaries disclosed in the Company SEC Documents.

Section 3.24 Certain Payments.

(a) Neither the Company nor any of its Subsidiaries nor any of their respective directors, executives, representatives, agents, distributors, resellers, employees or any other third-party acting on their behalf, have taken any action, directly or indirectly, (i) that would constitute a violation of any applicable anti-corruption laws, including but not necessarily limited to the Foreign Corrupt Practices Act of 1977, 15 USC 78dd-1, et seq. (as amended, and the rules and regulations thereunder, the “FCPA”) and any other applicable laws, rules, or regulations of relevant jurisdictions prohibiting bribery and corruption of public officials including local anti-corruption laws in the countries in which the Company or any of its Subsidiaries conducts business (collectively the “Anti-Corruption Laws”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as defined under the FCPA) or government employee, political party or campaign, official or employee of any public international organization, or official or employee of any government-owned enterprise or institution to obtain or retain business (collectively, “Government Officials”) or to secure an improper advantage, or (ii) that would constitute an offer to pay, a promise to pay or a payment of money or anything else of value, or an authorization of such offer, promise or payment, directly or indirectly, to any employee, agent or representative of another company or entity in the course of their business dealings with the Company, any of its Subsidiaries or any of their respective Affiliates, in order to induce such person to act against the best interest of his or her employer or principal.

(b) The Company and its Subsidiaries have maintained complete and accurate books and records including records of payments to any agents, consultants, representatives, third parties and Government Officials, in accordance with GAAP, and have abided by any other financial record requirements required by the FCPA or other applicable Anti-Corruption Laws. The Company and its Subsidiaries have in place adequate controls and systems to ensure compliance with the Anti-Corruption Laws, and there have been no false or fictitious entries made in the books and records of the Company or its Subsidiaries relating to any unlawful offer, payment, promise to pay or authorization of the payment of any money, or unlawful offer, gift, promise to give, or authorization of the giving of anything of value, including any bribe, kickback or other illegal or improper payment.

(c) Neither the Company nor any of its Subsidiaries (or, any of their respective representatives or other Persons acting on behalf of an of the Company or any of its Subsidiaries) (i) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenditures, (ii) has violated or is violating any provision of the Anti-Corruption Laws, (iii) is aware of any events, facts, or circumstances that have occurred or exist that are reasonably likely to result in a finding of noncompliance with any Anti-Corruption Law, (iv) has established or maintained, or is maintaining, any secret, illegal or unrecorded fund of corporate monies or other properties or (v) has engaged or is engaged in any activity that would constitute any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

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(d) Neither the Company nor any of its Subsidiaries or other Persons acting on behalf of an of the Company or any of its Subsidiaries, is aware of involvement in (whether directly or indirectly), or has been (i) under administrative, civil, or criminal investigation, indictment, information, suspension, debarment, or audit (other than a routine contract audit) by any party, (ii) under internal investigation by any party, (iii) the subject of any inquiry or allegations of any kind, in connection with alleged or possible violations of any Anti-Corruption Laws, or (iv) has received a whistleblower report of alleged or possible violations of any Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries, or any of their respective representatives or other Persons acting on behalf of the Company or any of its Subsidiaries has received notice, inquiry, or other communication from, or made a voluntary disclosure to, the U.S. Department of Justice, the SEC, or any other criminal, civil or administrative enforcement agency of any domestic or non-U.S. jurisdiction in connection with alleged or possible violations of any Anti-Corruption Law or related offense.

(e) Neither the Company nor any of its Subsidiaries has retained any undisclosed agents, representatives, or consultants; nor does the Company or its Subsidiaries owe any obligations, financial or otherwise, to any undisclosed agents, representatives, or consultants.

Section 3.25 Suppliers. Section 3.25 of the Company Disclosure Letter sets forth a true, correct and complete list of the top 20 suppliers to the Company (the “Top Suppliers”) by the aggregate amounts paid by the Company and its Subsidiaries during the 12 months ended December 31, 2018. Since December 31, 2018, (a) there has been no termination of the business relationship of the Company or its Subsidiaries with any Top Supplier, (b) there has been no material change in the material terms of its business relationship with any Top Supplier adverse to the Company or its Subsidiaries and (c) no Top Supplier has notified the Company or any of its Subsidiaries that it intends to terminate or change the pricing or other terms of its business in any material respect adverse to the Company or its Subsidiaries. Except for letters of credit for outstanding purchase orders, neither the Company nor any of its Subsidiaries is required to provide any material bonding or other material financial security arrangements in connection with any transactions with any supplier in the ordinary course of its business.

Section 3.26 Customers. Section 3.26 of the Company Disclosure Letter sets forth a true, correct and complete list of the top 20 customers of the Company (the “Top Customers”) by the aggregate amounts paid to the Company and its Subsidiaries during the 12 months ended December 31, 2018. Since December 31, 2018, (a) there has been no termination of the business relationship of the Company or its Subsidiaries with any Top Customer, (b) there has been no material change in the material terms of its business relationship with any Top Customer adverse to the Company or its Subsidiaries and (c) no Top Customer has notified the Company or any of its Subsidiaries that it intends to terminate or change the pricing or other terms of its business in any material respect adverse to the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries is involved in any material dispute with any Top Customer or has been notified by or has notified any Top Customer, in writing, of any breach or violation of any contract or agreement with any such customer.

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Section 3.27 Products. Neither the Company nor any of its Subsidiaries has received a claim for or based upon breach of a warranty or guaranty or similar claim for a product or service offered or sold by the Company or any of its Subsidiaries, strict liability in tort, negligent design of product, negligent provision of services or any other allegation of liability, including or arising from the materials, design, testing, manufacture, packaging, labeling (including instructions for use) or sale of products of the Company and its Subsidiaries, in each case that would result in liability to the Company and its Subsidiaries materially in excess of the warranty reserve reflected on the Company’s balance sheet as of the Lookback Date.

Section 3.28 Brokers. Except as disclosed in Section 3.28 of the Company Disclosure Letter (which fees and expenses will be paid by the Company or the Surviving Corporation), no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates.

Article IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the corresponding section or subsection of the Disclosure Letter delivered by Parent to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Letter”), Parent and Merger Sub represent and warrant to the Company as follows:

Section 4.1 Organization, Standing and Power. Each of Parent and Merger Sub (a) is a corporation duly organized, validly existing and subsisting or in good standing, as applicable, under the Laws of the jurisdiction of its incorporation and (b) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

Section 4.2 Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject, in the case of consummation of the Merger, to the approval of this Agreement by Parent as the sole shareholder of Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

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Section 4.3 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by each of Parent and Merger Sub does not, and the consummation of the Merger and the other transactions contemplated hereby and compliance by each of Parent and Merger Sub with the provisions hereof will not, (i) conflict with or violate the articles of incorporation of Parent or Merger Sub, or the bylaws of Parent or Merger Sub, (ii) conflict with or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of Parent or Merger Sub under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of any material Contract to which Parent or Merger Sub is a party by which Parent, Merger Sub or any of their respective properties or assets may be bound or (iii) subject to the governmental filings and other matters referred to in Section 4.3(b), conflict with or violate any Law applicable to Parent or Merger Sub or by which Parent, Merger Sub or any of their respective properties or assets may be bound, except that no representation or warranty is made with respect to the Merger’s compliance with Section 7 of the Clayton Act, 15 U.S.C. § 18 or the provisions of any antitrust or competition Laws of any jurisdiction..

(b) No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby or compliance with the provisions hereof, except for (i) such filings and reports as required pursuant to the applicable requirements of the Exchange Act and (ii) the filing of the Articles of Merger with the California Secretary of State as required by the CCC.

Section 4.4 Certain Information. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion in the Information Statement will, at the time the definitive Information Statement (or any amendment or supplement thereto) is filed with the SEC and at the time the definitive Information Statement is mailed to the shareholders of the Company, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to statements included or incorporated by reference in the Information Statement based on information supplied in writing by or on behalf of the Company specifically for inclusion or incorporation by reference therein.

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Section 4.5 Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Merger and the other transactions contemplated hereby and has engaged in no business other than in connection with the transactions contemplated by this Agreement. All of the issued and outstanding capital stock of Merger Sub is owned directly or indirectly by Parent.

Section 4.6 Financing. As of the Closing Date, Parent will have access to sufficient funds to consummate the Merger and the other transactions contemplated hereby on the terms and subject to the conditions contemplated hereby.

Section 4.7 Litigation. As of the date of this Agreement, there is no Action pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, any of their respective properties or assets, or, to the knowledge of Parent, any officer, director or employee of Parent or any of its Subsidiaries in such individual’s capacity as such that would cause or result in any of the conditions to the Company’s obligation to consummate the Merger set forth in Article VI not being satisfied or satisfaction of those conditions being materially delayed.

Section 4.8 Vote Required. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement or the Merger or the other transactions contemplated hereby. The vote or consent of the sole shareholder of Merger Sub (which shall have occurred prior to the Effective Time) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the Merger or the other transactions contemplated hereby.

Section 4.9 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in Article III, each of Parent and Merger Sub acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement, and Parent and Merger Sub are not relying on any representation or warranty other than those expressly set forth in Article III. Except with respect to any representation or warranty expressly set forth in Article III, neither the Company nor any other Person will have or be subject to any liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub or management presentations in expectation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement or otherwise, nothing herein shall, or shall be deemed or construed to, relieve any Person from liability for such Person’s fraud, limit any recourse or remedy available in respect of such Person’s fraud, or preclude a determination that such Person’s fraud occurred.

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Article V
COVENANTS

Section 5.1 Conduct of Business. During the period from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VII or the Effective Time (such period, the “Pre-Closing Period”), except as consented to in writing in advance by Parent (such consent not to be unreasonably withheld, conditioned or delayed) or as otherwise specifically required by this Agreement, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve intact its business organization, preserve its assets, rights and properties in good repair and condition, keep available the services of its current officers, employees and consultants and preserve its goodwill and its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. In addition to and without limiting the generality of the foregoing, during the Pre-Closing Period, except as set forth in Section 5.1(a) of the Company Disclosure Letter or as specifically required by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries, without Parent’s prior written consent, to:

(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests, except for dividends by a wholly owned Subsidiary of the Company to its parent, (ii) purchase, redeem or otherwise acquire shares of capital stock or other equity interests of the Company or its Subsidiaries or any options, warrants, or rights to acquire any such shares or other equity interests or (iii) adjust, split, combine, reclassify or otherwise amend the terms of any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests;

(b) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock or other equity interests or any securities convertible into, exchangeable for or exercisable for any such shares or other equity interests, or any rights, warrants or options to acquire, any such shares or other equity interests, or any stock appreciation rights, “phantom” stock rights, performance units, rights to receive shares of capital stock of the Company on a deferred basis or other rights linked to the value of Shares, including pursuant to Contracts as in effect on the date hereof (other than the issuance of Shares upon the exercise of Company Stock Options outstanding on the Measurement Date in accordance with their terms as in effect on such date);

(c) amend or otherwise change, or authorize or propose to amend or otherwise change, the Company Articles or the Company Bylaws, or the certificate of incorporation or bylaws (or similar organizational documents) of any Subsidiary of the Company;

(d) change the ownership of any of its Subsidiaries, or otherwise engage in any internal corporate restructuring or reorganization, including by way of merger, consolidation, stock or asset sale;

(e) adopt or implement any shareholder rights plan;

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(f) directly or indirectly acquire or agree to acquire (i) by merging or consolidating with, purchasing a substantial equity interest in or a substantial portion of the assets of, making an investment in or loan or capital contribution to or in any other manner, any corporation, partnership, association or other business organization or division thereof or (ii) any assets that after acquisition would be material to the Company and its Subsidiaries, other than inventory acquired in the ordinary course of business consistent with past practice;

(g) directly or indirectly sell, lease, license, sell and leaseback, abandon, mortgage or otherwise encumber or subject to any Lien or otherwise dispose in whole or in part of any of its properties, assets or rights or any interest therein, except sales of inventory, or licensing or sale of Company Products in the ordinary course of business consistent with past practice;

(h) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(i) (i) incur, create, assume, guarantee, endorse or otherwise become liable for, or repay or prepay, any Indebtedness, or amend, modify or refinance any Indebtedness or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than the Company or any direct or indirect wholly owned Subsidiary of the Company;

(j) incur or commit to incur any capital expenditure or authorization or commitment with respect thereto that in the aggregate are in excess of $50,000;

(k) (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by their terms as in effect on the date of this Agreement of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Company SEC Documents filed prior to the date hereof (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or (ii) cancel any material Indebtedness owed to the Company or any of its Subsidiaries;

(l) (i) modify, amend, terminate, cancel or extend any Material Contract, other than, solely with respect to modifications and amendments, in the ordinary course of business consistent with past practice, or (ii) enter into any Contract that if in effect on the date hereof would be a Material Contract;

(m) commence any Action (other than an Action as a result of an Action commenced against the Company or any of its Subsidiaries), or compromise, settle or agree to settle any Action (including any Action relating to this Agreement or the transactions contemplated hereby);

(n) change its financial or Tax accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or applicable Law, or revalue any of its material assets;

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(o) settle or compromise any material liability for Taxes; file any amended Tax Return or claim for Tax refund; make, revoke or modify any Tax election; file any Tax Return other than on a basis consistent with past practice; consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material Taxes; grant any power of attorney with respect to Taxes; enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, Tax holiday or any closing or other similar agreement (other than, solely with respect to Tax indemnity agreements, Contracts entered into in the ordinary course of business the primary purpose of which does not relate to Tax); or change any method of accounting for Tax purposes;

(p) change its fiscal year;

(q) (i) grant any current or former director, officer, employee or independent contractor any material increase in compensation, bonus or other benefits, or any such grant of any type of compensation or benefits to any current or former director, officer, employee or independent contractor not previously receiving or entitled to receive such type of compensation or benefit, or pay any bonus of any kind or amount to any current or former director, officer, employee or independent contractor, (ii) grant or pay to any current or former director, officer, employee or independent contractor any severance, change in control or termination pay, or modifications thereto or increases therein, (iii) pay any benefit or grant or amend any award (including in respect of stock options, stock appreciation rights, performance units, restricted stock or other stock-based or stock-related awards or the removal or modification of any restrictions in any Company Plan or awards made thereunder) except as required to comply with any applicable Law or any Company Plan in effect as of the date hereof, (iv) adopt or enter into any collective bargaining agreement or other labor union contract, (v) take any action to accelerate the vesting, funding or payment of any compensation or benefit under any Company Plan or other Contract or (vi) adopt any new employee benefit or compensation plan or arrangement or amend, modify or terminate any existing Company Plan, in each case for the benefit of any current or former director, officer, employee or independent contractor, other than as required by applicable Law;

(r) hire (i) employees at the executive level or higher or (ii) other than in the ordinary course of business consistent with past practice, any other employees;

(s) terminate any employees of the Company or its Subsidiaries or otherwise cause any employees of the Company or its Subsidiaries to resign, in each case other than (A) in the ordinary course of business consistent with past practice or (B) for cause or poor performance;

(t) fail to maintain insurance levels with respect to the assets, operations and activities of the Company and its Subsidiaries as currently in effect as of the date of this Agreement;

(u) renew or enter into any non-compete, exclusivity, non-solicitation or similar agreement that would restrict or limit, in any material respect, the operations of the Company or any of its Subsidiaries;

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(v) enter into any new line of business outside of its existing business;

(w) enter into any new lease or amend the terms of any existing lease of real property; or

(x) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

Section 5.2 No Solicitation; Recommendation of the Merger.

(a) The Company shall not, and shall not permit or authorize any of its Subsidiaries or any Representative of the Company or any of its Subsidiaries, directly or indirectly, to (i) solicit, initiate, knowingly induce, endorse, encourage or facilitate any inquiry, proposal or offer with respect to, or the making or completion of, any Acquisition Proposal, or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal, (ii) other than informing any Person of the existence of the provisions contained in this Section 5.2, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or otherwise cooperate in any way with, any Acquisition Proposal or (iii) resolve, agree or propose to do any of the foregoing. The Company shall, and shall cause each of its Subsidiaries and the Representatives of the Company and its Subsidiaries to, (A) immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted heretofore with respect to any Acquisition Proposal or potential Acquisition Proposal and immediately terminate all physical and electronic data room access previously granted to any such Person, (B) request the prompt return or destruction of all confidential information previously furnished with respect to any Acquisition Proposal or potential Acquisition Proposal, and (C) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement to which it or any of its Affiliates or Representatives is a party with respect to any Acquisition Proposal or potential Acquisition Proposal, and shall enforce the provisions of any such agreement, which shall include seeking any injunctive relief available to enforce such agreement.

(b) Neither the Company Board nor any committee thereof shall:

(i) (A) withdraw (or modify or qualify in any manner adverse to Parent or Merger Sub) the recommendation or declaration of advisability by the Company Board or any such committee of this Agreement, the Merger or any of the other transactions contemplated hereby, (B) recommend or otherwise declare advisable the approval by the Company shareholders of any Acquisition Proposal, or (C) resolve, agree or propose to take any such actions (each such action set forth in this Section 5.2(b)(i) being referred to herein as an “Adverse Recommendation Change”); or

(ii) cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract (each, an “Alternative Acquisition Agreement”), in each case constituting or related to, or which is intended to or is reasonably likely to lead to, any Acquisition Proposal, or resolve, agree or propose to take any such actions.

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(c) In addition to the obligations of the Company set forth in Section 5.2(a) and Section 5.2(b), the Company promptly (and in any event within 24 hours of receipt) shall advise Parent in writing in the event the Company or any of its Subsidiaries or Representatives receives (i) any indication by any Person that it is considering making an Acquisition Proposal, (ii) any inquiry or request for information, discussion or negotiation that is reasonably likely to lead to or that contemplates an Acquisition Proposal, or (iii) any proposal or offer that is or is reasonably likely to lead to an Acquisition Proposal, in each case together with a description of the material terms and conditions of and facts surrounding any such indication, inquiry, request, proposal or offer, the identity of the Person making any such indication, inquiry, request, proposal or offer, and a copy of any written proposal, offer or draft agreement provided by such Person. The Company shall keep Parent informed (orally and in writing) on a timely basis of the status and details (including, within 24 hours after the occurrence of any amendment, modification, development, discussion or negotiation) of any such Acquisition Proposal, request, inquiry, proposal or offer, including furnishing copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions.

(d) The Company agrees that any violation of the restrictions set forth in this Section 5.2 by any Representative of the Company or any of its Subsidiaries shall be deemed to be a material breach of this Agreement by the Company.

(e) The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date of this Agreement that would restrict the Company’s ability to comply with any of the terms of this Section 5.2, and represents that neither it nor any of its Subsidiaries is a party to any such agreement.

(f) Nothing contained in Section 5.2 shall prohibit the Company from (i) taking and disclosing a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any “stop, look and listen” communication to the shareholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act or (iii) making any disclosure to the shareholders of the Company with regard to the transactions contemplated by this Agreement or any Acquisition Proposal required by Law.

Section 5.3 Information Statement.

(a) Unless this Agreement is validly terminated pursuant to Section 7.1, Parent and the Company shall cooperate and promptly prepare, and the Company shall use commercially reasonable efforts to file within five Business Days after the date of this Agreement (and in any event within 10 Business Days after the date of this Agreement) the Information Statement with the SEC. The Information Statement shall contain (i) the notice of action by written consent required by Section 603 of the CCC and (ii) the notice of availability of appraisal rights and related disclosure required by Section 1301 of the CCC.

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(b) The Company shall cause the Information Statement to comply in all material respects as to form with the requirements of the Exchange Act, and any other applicable Law, except that the Company shall have no such obligation with respect to statements included in the Information Statement based on information supplied in writing by or on behalf of Parent or Merger Sub specifically for inclusion therein. The Company shall cause the definitive Information Statement (or any amendment or supplement thereto) that is filed with the SEC and at the time the definitive Information Statement is mailed to the shareholders of the Company, to not (i) contain any untrue statement of a material fact or (ii) omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that the Company shall have no such obligation with respect to statements included in the Information Statement based on information supplied in writing by or on behalf of Parent or Merger Sub specifically for inclusion therein. The Company shall use its reasonable best efforts to resolve all SEC comments with respect to the Information Statement as promptly as reasonably practicable after receipt thereof and to have the Information Statement cleared by the staff of the SEC as promptly as reasonably practicable after such filing.

(c) No amendment or supplement to the Information Statement shall be made by Company without the reasonable advance notice to Parent. The Company shall promptly provide notice to Parent of any correspondence or communications with or comments from the SEC and shall provide Parent with copies of all such written comments and written correspondence. The Company shall consider in good faith any comments of Parent prior to submitting any response letters or other correspondence to the SEC. The Company shall (i) provide Parent with reasonable prior notice of any scheduled telephone calls between the Company or its Representatives and the SEC, and (ii) use its reasonable best efforts to allow Parent or its Representatives to participate in all such telephone calls.

(d) Prior to filing or mailing the Information Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response and shall, in good faith, consider the reasonable comments of Parent. As promptly as reasonably practicable after the Information Statement has been cleared by the SEC or promptly after 10 days have passed since the date of filing of the preliminary Information Statement with the SEC without notice from the SEC of its intent to review the Information Statement, the Company shall file with the SEC the Information Statement in definitive form as contemplated by Rule 14c-2 promulgated under the Exchange Act substantially in the form previously cleared or filed with the SEC, as the case may be, and mail a copy of the Information Statement to Company’s shareholders of record in accordance with Sections 603 and 1301 of the CCC. In the event that the Information Statement is not cleared by the SEC within 10 days of the date of the Shareholder Written Consent, the Company shall mail a preliminary notice to Company’s shareholders in order to comply with Sections 603 and 1301 of the CCC with respect to the Shareholder Written Consent (the “Preliminary Notice”). The Preliminary Notice shall contain (i) the notice of action by written consent required by Section 603 of the CCC and (ii) the notice of availability of appraisal rights and related disclosure required by Section 1301 of the CCC, and shall otherwise comply in all material respects with applicable Law.

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Section 5.4 Access to Information; Confidentiality. Upon reasonable prior written notice, the Company shall, and shall cause each of its Subsidiaries to, afford to Parent, Merger Sub and their respective Representatives reasonable access during normal business hours, during the period prior to the Effective Time or the termination of this Agreement in accordance with its terms, to all their respective properties, assets, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent: (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent or Merger Sub may reasonably request (including Tax Returns filed and those in preparation and the work papers of its auditors); provided, however, that (i) the foregoing shall not require the Company to disclose any information to the extent such disclosure would contravene applicable Law or (ii) constitute a waiver of or jeopardize the attorney-client or other privilege held by the Company. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its Subsidiaries. All such information shall be held confidential in accordance with the terms of the Confidentiality Agreement between Parent and the Company dated as of December 5, 2018 (the “Confidentiality Agreement”). No investigation pursuant to this Section 5.4 or information provided, made available or delivered to Parent pursuant to this Agreement shall affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the parties hereunder.

Section 5.5 Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (a) to the extent requested by Parent, obtain all required consents, approvals or waivers required under any Material Contract, (b) to the extent requested by Parent, obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from third parties in connection with the Merger and the other transactions contemplated hereby, and (c) execute and deliver any additional instruments necessary to consummate the transactions contemplated hereby and fully to carry out the purposes of this Agreement; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay any fee, penalty or other consideration or make any other concession, waiver or amendment under any Contract or Law in connection with obtaining any consent. Each of the parties hereto shall furnish to each other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing.

Section 5.6 Takeover Laws. The Company and the Company Board shall (a) take no action to cause any Takeover Law to become applicable to this Agreement, the Merger or any of the other transactions contemplated hereby and (b) if any Takeover Law is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated hereby and, to the extent required, Parent, take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Law with respect to this Agreement, the Merger and the other transactions contemplated hereby.

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Section 5.7 Notification of Certain Matters. During the Pre-Closing Period, the Company and Parent shall promptly notify each other of (a) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, (b) any other notice or communication from any Governmental Entity in connection with the transactions contemplated hereby, (c) any Action commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the transactions contemplated hereby or (d) any change, condition or event that would reasonably be expected to cause or result in any of the conditions to the other party’s obligation to consummate the Merger set forth in Article VI not being satisfied or satisfaction of those conditions being materially delayed; provided, however, that no such notification shall affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the parties hereunder.

Section 5.8 Indemnification, Exculpation and Insurance.

(a) Parent and Merger Sub agree that all rights to indemnification and advancement of expenses relating thereto existing in favor of the current or former directors, officers and employees of the Company and its Subsidiaries as provided in the articles of incorporation or bylaws (or comparable organizational documents) of the Company and its Subsidiaries or in any indemnification agreement between such Person and the Company as in effect on the date of this Agreement for acts or omissions occurring prior to the Effective Time shall be assumed and performed by the Surviving Corporation and shall continue in full force and effect for a period of six years after the Closing Date, except as otherwise required by applicable Law. From and after the Effective Time, Parent shall guarantee and stand surety for, and shall cause the Surviving Corporation to honor, in accordance with their respective terms, the covenants contained in this Section 5.8.

(b) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect as a “tail” policy the Company’s current directors’ and officers’ liability insurance covering each Person currently covered by the Company’s directors’ and officers’ liability insurance policy (a correct and complete copy of which has been heretofore made available to Parent) for acts or omissions occurring prior to the Effective Time; provided, that Parent may (i) substitute therefor policies of an insurance company the material terms of which, including coverage and amount, are substantially equivalent to such directors and officers than the Company’s existing policies as of the date hereof or (ii) request that the Company obtain such extended reporting period coverage under its existing insurance programs (to be effective as of the Effective Time); and provided further, that in no event shall Parent or the Company be required to pay annual premiums for insurance under this Section 5.8(b) in excess of 250% of the amount of the annual premiums paid by the Company for fiscal year 2018 for such purpose (which fiscal year 2018 premiums are hereby represented and warranted by the Company to be as set forth in Section 5.8(b) of the Company Disclosure Letter), it being understood that Parent shall nevertheless be obligated to provide as much coverage as may be obtained for such 250% amount. Notwithstanding anything herein to the contrary, if any Action with respect to which any indemnified party would be entitled to indemnification hereunder (whether arising before, at or after the Effective Time) is instituted against any indemnified party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.8 shall continue in effect until the final disposition of such Action.

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(c) In the event that Parent, the Surviving Corporation or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all its properties and assets to any Person, then, and in each such case, Parent shall cause proper provision to be made so that the successor and assign of Parent or the Surviving Corporation assumes the obligations set forth in this Section 5.8.

(d) The provisions of this Section 5.8 shall survive consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each indemnified party, his or her heirs and his or her legal representatives.

Section 5.9 Shareholder Litigation. The Company shall give Parent the opportunity to participate in the defense and settlement of any shareholder litigation against the Company or its officers or directors relating to the Merger or any of the other transactions contemplated by this Agreement. The Company shall not enter into any settlement agreement in respect of any shareholder litigation against the Company or its directors or officers relating to the Merger or any of the other transactions contemplated hereby without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

Section 5.10 Cessation of Quotation; Deregistration. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the OTC Bulletin Board to enable the Surviving Corporation to cause the cessation of quotation for trading of the Shares on the OTC Bulletin Board and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than 10 days after the Closing Date.

Section 5.11 Public Announcements. Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any public announcement prior to such consultation and review; provided, that (a) neither party shall be required to provide the other with an opportunity to review or comment on any release or public statement in connection with a dispute between the parties relating to this Agreement and (b) each party and its Subsidiaries and Representatives may issue releases or make statements that are consistent with previous releases, statements or disclosures made by either party in compliance with this Section 5.11.

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Section 5.12 Section 16 Matters. Prior to the Effective Time, the Company Board shall take all such steps as may be necessary or appropriate to cause the transactions contemplated by this Agreement, including any dispositions of Shares (including derivative securities with respect to such Shares) resulting from the transactions contemplated by this Agreement by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.13 Directors. Prior to the Effective Time, the Company shall cause each member of the Company Board to execute and deliver a letter effectuating his or her resignation as a director of the Company Board effective immediately prior to the Effective Time.

Section 5.14 Employee Matters.

(a) Continuation of Company Employee Plans. Until December 31, 2019 (or, if earlier, the date of termination of employment of the relevant Continuing Employee), the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) either (i) maintain for the benefit of each Continuing Employee the Company Plans (other than equity based benefits and individual employment agreements not providing for severance) and any other employee benefit plans of the Surviving Corporation or any of its Subsidiaries (other than equity-based plans and individual employment agreements not providing for severance) (together, the “Company Employee Plans”) at benefit levels that are no less than those in effect at the Company or its Subsidiaries on the date of this Agreement, and provide compensation and benefits to each Continuing Employee under such Company Employee Plans, or (ii) provide compensation and benefits (other than equity based benefits and individual employment agreements not providing for severance) to each Continuing Employee that, taken as a whole, are no less favorable in the aggregate than the compensation and benefits (other than equity based benefits and individual employment agreements not providing for severance) provided to such Continuing Employee immediately prior to the Effective Time (“Comparable Plans”), or (iii) provide some combination of (i) and (ii) above such that each Continuing Employee receives compensation and benefits (other than equity based benefits and individual employment agreements not providing for severance) that, taken as a whole, are no less favorable in the aggregate than the compensation and benefits (other than equity based benefits and individual employment agreements not providing for severance) provided to such Continuing Employee immediately prior to the Effective Time. In each case, target annual cash compensation (including, for the avoidance of doubt, the target value of cash compensation that is payable based on achievement against Company performance objectives) shall not be decreased for the period from the Effective Time through December 31, 2019 for any Continuing Employee employed during that period. Incentive cash compensation earned based on performance during calendar year 2019 may be paid in the first fiscal quarter of 2020. For the period from the Effective Time through December 31, 2019, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) provide severance benefits to eligible employees upon an involuntary termination by the Surviving Corporation without cause, the amount of which shall be in the discretion of the Surviving Corporation and which shall not be less than two weeks’ base pay or more than four weeks’ base pay. In all cases the payment of severance benefits shall be conditioned upon the eligible employee’s execution of a waiver and release and the expiration of any time period to revoke such waiver and release.

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(b) Service Credit; Etc. To the extent that a Company Employee Plan or Comparable Plan is made available to any Continuing Employee on or following the Effective Time, which shall not include any plan that is an “employee pension benefit plan” as defined in Section 3(2) of ERISA, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) cause to be granted to such Continuing Employee credit for all service with the Surviving Corporation beginning on the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement); provided, however, that such service need not be credited to the extent that it would result in duplication of coverage or benefits. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time shall be credited to such Continuing Employee following the Effective Time, and shall not be subject to accrual limits or other forfeiture conditions that were not applicable as of the Effective Time.

(c) No Third Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 5.14 will not be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee for any reason; (ii) subject to the limitations and requirements specifically set forth in this Section 5.14, require Parent, the Surviving Corporation or any of their respective Subsidiaries to continue any Company Employee Plan or prevent the amendment, modification or termination thereof after the Effective Time; (iii) create any third party beneficiary rights in any Person; or (iv) establish, amend or modify any benefit plan, program, agreement or arrangement.

Article VI
CONDITIONS PRECEDENT

Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The obligation of each party to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following condition:

(a) No Injunctions or Legal Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any such case, prohibits or makes illegal the consummation of the Merger.

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Section 6.2 Conditions to the Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. (i) Each representation and warranty of the Company contained in Section 3.1(a), Section 3.4, Section 3.5(a)(i) (solely as it relates to the Company), Section 3.9(b), Section 3.21, Section 3.22 and Section 3.28 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent any such representation or warranty is expressly made as of a specific date or time, in which case as such representation or warranty need only be true and correct as of such specific date or time), (ii) each representation and warranty of the Company contained in Section 3.2(a) and Section 3.2(d) (solely as it relates to the Company and its securities) shall be true and correct in all respects (except for de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent any such representation or warranty is expressly made as of a specific date or time, in which case as such representation or warranty need only be true and correct as of such specific date or time), and (iii) all other representations and warranties of the Company contained in this Agreement (without giving effect to any references to any Material Adverse Effect or materiality qualifications and other qualifications based on the concept of materiality or similar phrases contained therein, other than in the term “Material Contract”) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent any such representation or warranty is expressly made as of a specific date or time, in which case as such representation or warranty need only be true and correct as of such specific date or time), except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

(c) Officers’ Certificate. Parent shall have received a certificate signed by an executive officer of the Company certifying as to the matters set forth in Section 6.2(a), Section 6.2(b), Section 6.2(d) and Section 6.2(f).

(d) Absence of Material Adverse Effect. Since the date of this Agreement there shall not have occurred any Material Adverse Effect that is continuing.

(e) Tax Certificate. The Company shall have delivered to Parent a properly executed Foreign Investment and Real Property Tax Act of 1980 notification letter which states that the Shares do not constitute “United States real property interests” under Section 897(c) of the Code for purposes of satisfying Parent’s obligations under Treasury Regulation Section 1.1445-2(c)(3), and a form of notice to the IRS prepared in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), each in substantially the form of Exhibit C hereto.

(f) Information Statement. The Information Statement shall have been mailed to the shareholders of the Company in accordance with Section 5.3 at least 20 days prior to the Closing Date.

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Section 6.3 Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. (i) Each representation and warranty of the Parent and Merger Sub contained in Section 4.1, Section 4.2 and Section 4.3(a)(i) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent any such representation or warranty is expressly made as of a specific date or time, in which case as such representation or warranty need only be true and correct as of such specific date or time) and (ii) all other representations and warranties of the Parent and Merger Sub contained in this Agreement (without giving effect to any references to any Parent Material Adverse Effect or materiality qualifications and other qualifications based on the concept of materiality or similar phrases contained therein) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent any such representation or warranty is expressly made as of a specific date or time, in which case as such representation or warranty need only be true and correct as of such specific date or time), except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.

(c) Officers’ Certificate. The Company shall have received a certificate signed by an executive officer of Parent certifying as to the matters set forth in Section 6.3(a) and Section 6.3(b).

Section 6.4 Frustration of Closing Conditions. None of Parent, Merger Sub or the Company may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party’s breach of this Agreement.

Article VII
TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (with any termination by Parent also being an effective termination by Merger Sub):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company:

(i) if the Merger shall not have been consummated on or before June 28, 2019 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill in any material respect any of its obligations under this Agreement has been the primary cause of, or the primary factor that resulted in, the failure of the Merger to be consummated by the Outside Date;

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(ii) if any court of competent jurisdiction or other Governmental Entity shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable;

(c) by Parent, if:

(i) the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (other than with respect to a breach of Section 5.2, as to which Section 7.1(c)(v) will apply), or if any representation or warranty of the Company shall have become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the Effective Time (A) would result in the failure of any of the conditions set forth in Section 6.1 or Section 6.2 and (B) cannot be or has not been cured by the earlier of (1) the Outside Date and (2) 30 days after the giving of written notice to the Company of such breach or failure; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if Parent or Merger Sub is then in material breach of this Agreement;

(ii) an Adverse Recommendation Change shall have occurred;

(iii) within 10 Business Days of a tender or exchange offer relating to securities of the Company having been commenced, the Company fails to publicly recommend against such tender or exchange offer;

(iv) the Company fails to publicly reaffirm its recommendation of the Merger within 10 Business Days after the date any Acquisition Proposal or any material modification thereto is first commenced, publicly announced, distributed or disseminated to the Company’s shareholders upon a request to do so by Parent;

(v) the Company intentionally and materially breaches or fails to perform any of its obligations set forth in Section 5.2; or

(vi) the Company Board (or any committee thereof) formally resolves or publicly authorizes or proposes to take any of the foregoing actions.

(d) by the Company, if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the Effective Time (i) would result in the failure of any of the conditions set forth in Section 6.1 or Section 6.3 and (ii) cannot be or has not been cured by the earlier of (A) the Outside Date and (B) 30 days after the giving of written notice to Parent of such breach or failure; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d) if it is then in material breach of this Agreement; or

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The party desiring to terminate this Agreement pursuant to this Section 7.1 (other than pursuant to Section 7.1(a)) shall give notice of such termination to the other party.

Section 7.2 Effect of Termination. In the event of termination of the Agreement, this Agreement shall immediately become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, provided, that:

(a) the Confidentiality Agreement and the provisions of Section 3.28 (Brokers), Section 5.11 (Public Announcements), this Section 7.2, Section 7.3 (Fees and Expenses), Section 8.2 (Notices), Section 8.5 (Entire Agreement), Section 8.6 (No Third Party Beneficiaries), Section 8.7 (Governing Law), Section 8.8 (Submission to Jurisdiction), Section 8.9 (Assignment; Successors), Section 8.10 (Specific Performance), Section 8.12 (Severability), Section 8.13 (Waiver of Jury Trial) and Section 8.16 (No Presumption Against Drafting Party) shall survive the termination hereof;

(b) the Company may have liability as provided in Section 7.3; and

(c) no such termination shall relieve any party from any liability or damages resulting from a knowing and intentional material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or fraud, in which case the non-breaching party shall be entitled to all rights and remedies available at law or in equity.

Section 7.3 Fees and Expenses.

(a) Except as otherwise provided in this Section 7.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

(b) In the event that:

(i) (A) an Acquisition Proposal (whether or not conditional) or intention to make an Acquisition Proposal (whether or not conditional) is made directly to the Company’s shareholders or is otherwise publicly disclosed or otherwise communicated to senior management of the Company or the Company Board, (B) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(i) or by Parent pursuant to Section 7.1(c)(i), and (C) within 12 months after the date of such termination, the Company enters into an agreement in respect of any Acquisition Proposal which is thereafter consummated, which need not be the same Acquisition Proposal that was made, disclosed or communicated prior to termination hereof (provided, that for purposes of this clause (C), each reference to “15%” in the definition of “Acquisition Proposal” shall be deemed to be a reference to “50%”); or

(ii) this Agreement is terminated by Parent pursuant to Section 7.1(c)(ii), (iii), (iv), (v) or (vi);

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then, in any such event, the Company shall pay to Parent a fee of $1,300,000 (the “Termination Fee”) less the amount of Parent Expenses previously paid to Parent (if any) pursuant to Section 7.3(c), it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion.

(c) In the event that this Agreement is terminated by Parent pursuant to Section 7.1(c)(i), (i) due to an inaccuracy in any of the Company’s representations or warranties as of the date of this Agreement, or the Company’s breach or failure to perform any of its covenants or agreements set forth in this Agreement, or (ii) due to any of the Company’s representations or warranties becoming inaccurate during the Pre-Closing Period as a result of a knowing and intentional action or omission by the Company, except, in each case, as consented to in writing by Parent or expressly permitted by this Agreement, in each case under circumstances in which the Termination Fee is not then payable pursuant to Section 7.3(b)(i), then the Company shall reimburse Parent and its Affiliates for all of their fees, costs and expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to Parent and Merger Sub and their Affiliates) incurred by Parent or Merger Sub or on their behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby (the “Parent Expenses”), up to a maximum amount of $500,000; provided, that the payment by the Company of the Parent Expenses pursuant to this Section 7.3(c), (A) shall not relieve the Company of any subsequent obligation to pay the Termination Fee pursuant to Section 7.3(b) except to the extent indicated in such Section and (B) shall not relieve the Company from any liability or damage resulting from a knowing and intentional material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or fraud.

(d) Payment of the Termination Fee shall be made by wire transfer of same day funds to the accounts designated by Parent (i) on the consummation of any transaction contemplated by an Acquisition Proposal in the case of a Termination Fee payable pursuant to Section 7.3(b)(i), or (ii) as promptly as reasonably practicable after termination (and, in any event, within two Business Days thereof), in the case of a Termination Fee payable pursuant to Section 7.3(b)(ii). Payment of the Parent Expenses shall be made by wire transfer of same day funds to the accounts designated by Parent within two Business Days after Parent notifies the Company of the amounts thereof.

(e) The Company acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amounts due pursuant to this Section 7.3, and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amounts set forth in this Section 7.3, the Company shall pay to Parent its fees, costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts due pursuant to this Section 7.3 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

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(f) The payment, when due and paid, by the Company to Parent of the Termination Fee pursuant to this Section 7.3 shall be the sole and exclusive remedy of Parent and Merger Sub in the event of the termination of this Agreement under the circumstances requiring the payment of the Termination Fee pursuant to this Section 7.3. For the avoidance of doubt, in the event Parent actually receives the Termination Fee (and, to the extent applicable, any other amounts payable under Section 7.3(e)), the receipt thereof shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent or Merger Sub that Parent or Merger Sub may be otherwise entitled to pursue under this Section 7.3, and in such case neither Parent nor Merger Sub shall be entitled to bring or maintain any Action or make any claim against the Company arising out of or relating to this Agreement or any of the transactions contemplated hereby, except as set forth in the last sentence of Section 7.3(e). Notwithstanding the foregoing, nothing in this Section 7.3(f) shall, or shall be deemed or construed to, relieve the Company from liability for fraud, limit any recourse or remedy available to Parent in respect of the Company’s fraud, or preclude a determination that the Company’s fraud occurred.

Section 7.4 Amendment or Supplement. This Agreement may be amended, modified or supplemented by the parties by action taken or authorized by their respective Boards of Directors at any time prior to the Effective Time; provided, however, that no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the shareholders of the Company without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

Section 7.5 Extension of Time; Waiver. At any time prior to the Effective Time, the parties may, by action taken or authorized by their respective Boards of Directors, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties set forth in this Agreement or any document delivered pursuant hereto or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein; provided, however, that no amendment may be made that pursuant to applicable Law requires further approval or adoption by the shareholders of the Company without such further approval or adoption. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

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Article VIII
GENERAL PROVISIONS

Section 8.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time.

Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)	if to Parent, Merger Sub or the Surviving Corporation, to:

MSA Safety Incorporated

1000 Cranberry Woods Drive

Cranberry Township, PA 16066

Attention: Douglas K. McClain, Senior Vice President, Secretary and Chief Legal Officer

Facsimile: (724) 741-1590

E-mail: Douglas.McClaine@msasafety.com

with a copy (which shall not constitute notice) to:

K&L Gates LLP

210 Sixth Avenue

Pittsburgh, PA 15222-2613

Attention: Robert Zinn; David Edgar

Facsimile: (412) 355-6501

E-mail: Robert.Zinn@klgates.com; David.Edgar@klgates.com

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(ii)	if to the Company, to:

Sierra Monitor Corporation

1991 Tarob Court

Milpitas, CA 95035

Attention: Jeff Brown, Chief Executive Officer

Facsimile: (408) 262-9042

E-mail: JBrown@sierramonitor.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

Attention: Michael Coke; Derek Liu

Facsimile: (650) 493-6811

E-mail: mcoke@wsgr.com; dliu@wsgr.com

Section 8.3 Certain Definitions. For purposes of this Agreement:

(a) “Acquisition Proposal” means any proposal or offer with respect to any direct or indirect acquisition or purchase or license, in one transaction or a series of transactions, and whether through any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture, licensing or similar transaction, or otherwise, of (i) assets or businesses of the Company and its Subsidiaries that generate 15% or more of the net revenues or net income (for the 12-month period ending on the last day of the Company’s most recently completed fiscal quarter) or that represent 15% or more of the total assets (based on fair market value) of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (ii) 15% or more of any class of capital stock, other equity securities or voting power of the Company, any of its Subsidiaries or any resulting parent company of the Company, in each case other than the Merger and other transactions contemplated by this Agreement.

(b) “Action” means any action, suit, claim, arbitration, investigation, inquiry, grievance, hearing or other proceeding.

(c) “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

(d) “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or required by applicable Law to be closed.

(e) “Company Product” means any product or service that is currently offered or sold by the Company or any of its Subsidiaries.

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(f) “Continuing Employee” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and continues to be an employee of Parent or any entity of which the Parent owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body (including the Surviving Corporation) immediately following the Effective Time.

(g) “Contract” means any bond, debenture, note, mortgage, indenture, guarantee, license, lease, purchase or sale order or other contract, commitment, agreement, instrument, obligation, arrangement, understanding, undertaking, permit, concession or franchise, whether oral or written, including all amendments thereto.

(h) “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(i) “Environment” means any air (whether outdoor or indoor), surface water, drinking water, groundwater, land surface, wetland, subsurface strata, soil, sediment, plant or animal life, any other natural resource, and the water, sewer, septic and waste treatment, storage and disposal systems servicing real property or physical buildings or structures.

(j) “Environmental Claim” means any claim, cause of action, suit, proceeding, investigation or notice by any Person alleging potential liability (including but not limited to potential liability for investigatory costs, cleanup or remediation costs, governmental or third party response costs, natural resource damages, property damage, personal injuries, or fines or penalties) based on or resulting from (i) the presence or Release of any Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries or (ii) any violation of any Environmental Law.

(k) “Environmental Law” means any Law or any binding agreement, memorandum of understanding or consent order issued or entered by or with any Governmental Entity or Person relating to: (i) pollution, contamination, cleanup, preservation, protection and reclamation of the Environment, (ii) human health and safety with regard to exposure to any Hazardous Materials, (iii) any Release or threatened Release of any Hazardous Materials, including investigation, assessment, testing, monitoring, containment, removal, remediation and cleanup of any such Release or threatened Release, (iv) the management of any Hazardous Materials, including the use, labeling, processing, disposal, storage, treatment, transport, or recycling of any Hazardous Materials or (v) the presence of Hazardous Materials in any building, physical structure, product or fixture.

(l) “Equity Award Exchange Ratio” means the quotient obtained by dividing (i) the Merger Consideration by (ii) the average closing sales price for a share of Parent Common Stock, rounded to the nearest one-tenth of a cent, as reported on the New York Stock Exchange for the 10 most recent Business Days ending on the last Business Day immediately prior to the date on which the Effective Time occurs.

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(m) “Governmental Entity” means any United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body (including any grand jury).

(n) “Hazardous Materials” means any pollutant, contaminant, constituent, chemical, raw material, product or by-product, substance, material or waste that by virtue of its hazardous, toxic, poisonous, explosive, caustic, flammable, corrosive, infectious, pathogenic, carcinogenic or otherwise dangerous and deleterious properties is defined as hazardous by or subject to regulation or gives rise to liability under any Environmental Law, including without limitation mold, petroleum or any fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, lead paint, insecticides, fungicides, rodenticides, pesticides and herbicides.

(o) “Indebtedness” means, with respect to any Person, (i) all obligations of such Person for borrowed money, or with respect to unearned advances of any kind to such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all capitalized lease obligations of such Person, (iv) all obligations of such Person under installment sale contracts, and (v) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person.

(p) “Information Statement” means the written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing the information specified in Schedule 14C under the Exchange Act concerning the Shareholder Written Consent, the Merger and the other transactions contemplated by this Agreement.

(q) “Intellectual Property” means all intellectual property rights arising from or associated with the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) registered and unregistered trade names, trademarks and service marks, brand names, logos, corporate names and other source identifiers, domain names and other Internet addresses or identifiers, trade dress and similar rights, and applications (including intent to use applications and similar reservations of marks) to register any of the foregoing, and all goodwill associated with any of the foregoing (collectively, “Marks”); (ii) patents, patent applications, utility models, and invention registrations of any type, and equivalents thereof, including divisionals, continuations, continuations in part, re-examinations, renewals, extensions, divisions and reissues thereof, and applications and any other rights under Patent Laws for any of the foregoing (collectively, “Patents”); (iii) registered and unregistered copyrights, copyrightable works, and applications for registration (collectively, “Copyrights”); (iv) trade secrets and other proprietary information, including know-how, inventions, data collections, development tools, diagrams, drawings, reports, formulae, methods, processes and processing instructions, technical data, specifications, research and development information, technology, product roadmaps, customer lists, business, financial, sales, marketing, technical and any other information, in each case whether or not embodied in any tangible form (but including all tangible embodiments of the foregoing) and to the extent any of the foregoing derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure or use, excluding any Copyrights or Patents that may cover or protect any of the foregoing (collectively, “Trade Secrets”); (v) Software; and (vi) moral rights, publicity rights, data base rights and any other proprietary or intellectual property rights of any kind or nature that do not comprise or are not protected by Marks, Patents, Copyrights, Trade Secrets or Software.

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(r) “knowledge” means, with respect to the Company (i) the actual knowledge of the Persons identified in Section 8.3(r) of the Company Disclosure Letter or (ii) any fact or matter which any such Person could be expected to discover or otherwise become aware of in the course of conducting a reasonably comprehensive investigation, consistent with such Person’s title and responsibilities, concerning the existence of the relevant matter; provided, however, with respect to Intellectual Property, clause (ii) shall not require to the Company to have obtained a “freedom to operate analysis” or a patent or trademark clearance search.

(s) “Law” means any federal, state, local or foreign law (including common law), statute, ordinance, rule, code, regulation, Permit requirement, order, judgment, writ, stipulation, award, determination, ruling, injunction, decree, arbitration award or finding or any other legally enforceable requirement.

(t) “Lien” means any pledge, mortgage, claim, lien, conditional or installment sale agreement, charge, option, lease, license, right of first refusal, easement, encumbrance, deed of trust, right-of-way, encroachment, community property interest, security interest or other claim or restriction of any kind or nature whatsoever, whether voluntarily incurred or arising by operation of Law (including any limitation or restriction on voting, sale, transfer, possession or other disposition or exercise of any other attribute of ownership).

(u) “Lookback Date” means the date that is three years prior to the date hereof.

(v) “made available” shall include solely any information or materials contained in the electronic data room hosted by iDeals Solutions Group as of 9:00 a.m., Pacific time on March 28, 2019, unless Parent consents to any materials posted to such data room thereafter.

(w) “Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that (i) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries, taken as a whole or (ii) materially impairs the ability of the Company to consummate, or prevents or materially delays, the Merger or any of the other transactions contemplated by this Agreement or would reasonably be expected to do so; provided, however, that in the case of clause (i) only, Material Adverse Effect shall not include any event, change, circumstance, occurrence, effect or state of facts to the extent resulting from (A) changes or conditions generally affecting the industries in which the Company and its Subsidiaries operate, or the economy or the financial or securities markets, in the United States, including effects on such industries, economy or markets resulting from any regulatory and political conditions or developments in general, (B) the outbreak or escalation of war or acts of terrorism, (C) changes in Law or GAAP, (D) natural disasters, calamities and other force majeure events in the United States or any other country or region in the world, (E) any change in the price or trading volume of the Company’s stock, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining the occurrence of a Material Adverse Effect), (F) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining the occurrence of a Material Adverse Effect), (G) the announcement or pendency of this Agreement and the transactions contemplated hereby, (H) any action taken by the Company, or which the Company causes to be taken by any of its Subsidiaries, in each case which is expressly required by, or the failure to take any such action expressly prohibited by, this Agreement or (I) any actions taken (or omitted to be taken) by the Company or any of its Subsidiaries with the prior written consent or at the express written request of Parent; provided, that, with respect to clauses (A), (B), (C) and (D), the impact of such event, change, circumstance, occurrence, effect or state of facts is not disproportionately adverse to the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industries in which the Company and its Subsidiaries operate.

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(x) “Non-Exclusive IP Licenses” means non-exclusive outbound licenses to Intellectual Property in non-disclosure agreements and customer agreements entered into in the ordinary course of business.

(y) “Open Source Software” means any Software (in source or object code form) that is subject to (i) a license or other Contract commonly referred to as open source, free software, copyleft or community source code license (including to any code or library licensed under the GNU General Public License, GNU Lesser General Public License, BSD License, Apache Software License, or any other public source code license arrangement) or (ii) any other license or other Contract that requires, as a condition of the use, modification or distribution of Software subject to such license or Contract, that any portion of such Software (including the source code thereof) or other Software linked with, called by, combined or distributed with such Software be (A) disclosed, distributed, made available, offered, licensed or delivered in source code form, (B) licensed for the purpose of making derivative works, (C) licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind or (D) redistributable at no charge, including any license defined as an open source license by the Open Source Initiative as set forth on www.opensource.org.

(z) “Outside Director” means a member of the Company Board who is not also an employee of the Company.

(aa) “Parent Common Stock” means the common stock, no par value, of Parent.

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(bb) “Parent Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that materially impairs the ability of Parent and Merger Sub to consummate, or prevents or materially delays, the Merger or any of the other transactions contemplated by this Agreement.

(cc) “Permit” means any permit, license, variance, exemption, approval, authorization, consent, certificate, franchise, registration, order and approval of any Governmental Entity.

(dd) “Permitted Lien” means any (i) Lien for current taxes and assessments not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s or carriers’ Lien arising in the ordinary course of business of the Company or such Subsidiary for obligations that are not delinquent or are being contested in good faith by appropriate procedures, (iii) statutory or common law Liens or encumbrances to secure landlords, lessors or renters under leases or rental agreements and (iv) Liens or encumbrances imposed on the underlying fee interest in Leased Real Property.

(ee) “Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Entity, and including any successor, by merger or otherwise, of any of the foregoing.

(ff) “Personal Information” means information in any form or media that directly or indirectly identifies an individual natural person and is protected by Privacy Laws.

(gg) “Process” and “Processing” (and their variants) mean, with respect to Personal Information, any operation or set of operations performed on Personal Information, including collection, use, combination, protection, retention and destruction.

(hh) “Release” means any release, spill, emission, escape, leak, pumping, injection, emptying, pouring, dumping, deposit, disposal (including the abandonment or discarding of barrels, containers or other receptacles), discharge, dispersal, leaching or migration of Hazardous Materials into the Environment.

(ii) “Representative” means any director, officer, employee, investment banker, financial advisor, attorney, accountant or other advisor, agent or representative of any Person.

(jj) “Software” means any and all computer programs, software (in object and source code), firmware, middleware, applications, APIs, web widgets, code and related algorithms, models and methodologies, files, documentation and all other tangible embodiments thereof.

(kk) “Subsidiary” means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person.

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(ll) “Systems” means servers, hardware systems, databases, circuits, networks and other computer and telecommunications assets and equipment.

(mm) “Tax Return” means any return, declaration, report, certificate, bill, election, claim for refund, information return, statement or other written information and any other document filed or supplied or required to be filed or supplied to any Governmental Entity with respect to Taxes, including any schedule, attachment or supplement thereto, and including any amendment thereof.

(nn) “Taxes” means (i) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, stock, ad valorem, transfer, transaction, franchise, profits, gains, registration, license, wages, lease, service, service use, employee and other withholding, social security, unemployment, welfare, disability, payroll, employment, excise, severance, stamp, environmental, occupation, workers’ compensation, premium, real property, personal property, escheat or unclaimed property, windfall profits, net worth, capital, value-added, alternative or add-on minimum, customs duties, estimated and other taxes, fees, assessments, charges or levies of any kind in the nature of a Tax (whether imposed directly or through withholding and including taxes of any third party in respect of which a Person may have a duty to collect or withhold and remit and any amounts resulting from the failure to file any Tax Return), whether disputed or not, together with any interest and any penalties, additions to tax or additional amounts with respect thereto; (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of Law; and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person.

(oo) “Websites” means all Internet websites, including content, text, graphics, images, audio, video, data, databases, Software and related items included on or used in the operation of and maintenance thereof, and all documentation, ASP, HTML, DHTML, SHTML, and XML files, cgi and other scripts, subscriber data, archives, and server and traffic logs and all other tangible embodiments related to any of the foregoing.

Section 8.4 Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

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Section 8.5 Entire Agreement. This Agreement (including the Exhibits hereto), the Company Disclosure Letter, the Support Agreements and the Confidentiality Agreement constitute the entire agreement, and supersede all prior and contemporaneous written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

Section 8.6 No Third Party Beneficiaries.

(a) Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except as provided in Section 5.8.

(b) The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 7.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 8.7 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of California, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of California.

Section 8.8 Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in any United States federal court or California state court located in Santa Clara County; provided, that if jurisdiction is not then available in any United States federal court or California state court located in Santa Clara County, then in any United States federal court located in the State of California or any other California state court. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in California, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in California as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in California as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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Section 8.9 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that Parent and Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement (a) to Parent or any of its Affiliates at any time, in which case all references herein to Parent or Merger Sub shall be deemed references to such other Affiliate, except that all representations and warranties made herein with respect to Parent or Merger Sub as of the date of this Agreement shall be deemed to be representations and warranties made with respect to such other Affiliate as of the date of such assignment or (b) after the Effective Time, to any Person; provided, that Parent and/or Merger Sub, as the case may be, shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 8.10 Specific Performance. The parties agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, prior to any termination of this Agreement pursuant to Section 7.1, the parties acknowledge and agree that each party shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any United States federal court or California state court located in Santa Clara County; provided, that if jurisdiction is not then available in any United States federal court or California state court located in Santa Clara County, then in any United States federal court located in the State of California or any other California state court, this being in addition to any other remedy to which such party is entitled at Law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

Section 8.11 Currency. All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

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Section 8.12 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 8.13 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.14 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

Section 8.15 Facsimile or .pdf Signature. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

Section 8.16 No Presumption Against Drafting Party. Each of Parent, Merger Sub and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MSA SAFETY INCORPORATED

By:	/s/ Kenneth D. Kraus
Name:	Kenneth D. Krause
Title:	Senior Vice President, CFO and Treasurer

GATEWAY MERGER SUB, INC.

By:	/s/Gustavo Lopez
Name:	Gustavo Lopez
Title:	President

SIERRA MONITOR CORPORATION

By:	/s/ Jeffrey Brown
Name:	Jeffrey S. Brown
Title:	Chief Executive Officer

Signature Page to Agreement and Plan of Merger

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ANNEX B

Support Agreement

EXECUTION

SUPPORT AGREEMENT

SUPPORT AGREEMENT, dated as of March 28, 2019 (this “Agreement”), among MSA SAFETY INCORPORATED, a Pennsylvania corporation (“Parent”) and the shareholders of SIERRA MONITOR CORPORATION, a California corporation (the “Company”) listed on Schedule A hereto (each, a “Shareholder” and, collectively, the “Shareholders”).

RECITALS

WHEREAS, concurrently herewith, Parent, Gateway Merger Sub, Inc., a California corporation and wholly owned subsidiary of Parent (“Merger Sub”) and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the Merger Agreement), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation in the merger (the “Merger”);

WHEREAS, as of the date hereof, each Shareholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of shares of common stock, par value $$0.001 per share, of the Company (“Shares”) as set forth on Schedule A hereto (with respect to each Shareholder, the “Owned Shares”; the Owned Shares and any additional Shares or other voting securities of the Company of which such Shareholder acquires record and/or beneficial ownership after the date hereof, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, such Shareholder’s “Covered Shares”);

WHEREAS, concurrently herewith, and as a condition and material inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, each Shareholder is executing and delivering to the Company, and the Company is delivering to Parent and Merger Sub a written consent (the “Shareholder Written Consent”) in favor of the adoption and approval of the Merger Agreement, the Merger and the other transactions contemplated thereby;

WHEREAS, as a condition and material inducement to Parent and Merger Sub’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, Parent and the Shareholders are entering into this Agreement; and

WHEREAS, the Shareholders acknowledge that Parent and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Shareholders set forth in this Agreement and would not enter into the Merger Agreement if any Shareholder did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Shareholders hereby agree as follows:

1.       Agreement to Vote. Prior to the Termination Date (as defined herein), each Shareholder irrevocably and unconditionally agrees that it (a) will not revoke, attempt to revoke or otherwise take any action that could otherwise limit the effectiveness of or invalidate the Shareholder Consent, (b) will at any meeting of the shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, or in connection with any written consent of Shareholders of the Company, in each case with respect to any Acquisition Proposal (i) when any such meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by the Company for written consent, if any and (ii) vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Covered Shares against (A) any Acquisition Proposal and (B) any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement. Except as expressly set forth in this Section 1, each Shareholder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the shareholders of the Company.

2.       No Inconsistent Agreements. Each Shareholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, such Shareholder (a) has not entered into, and will not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Shares and (b) has not granted, and will not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent with such Shareholder’s obligations pursuant to this Agreement.

3.       Termination. This Agreement will terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) written notice of termination of this Agreement by Parent to the Shareholders (such earliest date being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 7 and 11 to 25 will survive the termination of this Agreement; provided further, that any liability incurred by any party hereto solely as a result of a breach of Section 1(a) or a willful breach of Section 1(b) or Section 5(a) prior to such termination will survive the termination of this Agreement in the event that Parent does not receive the Termination Fee pursuant to the terms and conditions set forth in the Merger Agreement.

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4.       Representations and Warranties of Shareholders. Each Shareholder, as to itself (severally and not jointly), hereby represents and warrants to Parent as follows:

(a)       As of the date hereof, such Shareholder is the record and/or beneficial owner of, and has good and valid title to, the Covered Shares, free and clear of Liens other than as created by this Agreement. Such Shareholder has sole voting power, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. The Covered Shares are not subject to any voting trust agreement or other Contract to which such Shareholder is a party restricting or otherwise relating to the voting or Transfer (as defined below) of the Covered Shares. Such Shareholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Covered Shares, except as contemplated by this Agreement.

(b)       Each such Shareholder that is a trust was duly created under the laws of the state in which it was created, is valid, has not terminated and has not been revoked, and is not supervised by any court. Each Shareholder that is a trust (through its trustee) has full power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. Each Shareholder who is a natural Person has full legal power and capacity to execute and deliver this Agreement and to perform such Shareholder’s obligations hereunder. The execution, delivery and performance of this Agreement by each Shareholder that is a trust, the performance by such Shareholder of its obligations hereunder and the consummation by such Shareholder of the transactions contemplated hereby have been duly and validly authorized by such Shareholder, and no other actions or proceedings on the part of such Shareholder or the trustee thereof are necessary to authorize the execution, delivery and performance of this Agreement by such Shareholder or the consummation by such Shareholder of the transactions contemplated hereby. The trustee of each Shareholder that is a trust is the only Person required by such Shareholder’s trust agreement to act on behalf of such Shareholder and is authorized to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). If such Shareholder is married, and any of the Covered Shares of such Shareholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly and validly executed and delivered by such Shareholder’s spouse and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Shareholder’s spouse, enforceable against such Shareholder’s spouse in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c)       Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Shareholder for the execution, delivery and performance of this Agreement by such Shareholder or the consummation by such Shareholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Shareholder nor the consummation by such Shareholder of the transactions contemplated hereby nor compliance by such Shareholder with any of the provisions hereof will (A) conflict with or violate, any provision of the trust agreement of any Shareholder that is a trust or (B) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Shareholder or any of such Shareholder’s properties or assets.

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(d)       There is no action, suit, investigation, complaint or other proceeding pending against any such Shareholder or, to the knowledge of such Shareholder, any other Person or, to the knowledge of such Shareholder, threatened against any Shareholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Parent of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(e)       Except as provided in the Merger Agreement or the Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of the Shareholder.

(f)       Such Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations and warranties of such Shareholder contained herein.

5.       Certain Covenants of Shareholder. Each Shareholder, for itself (severally and not jointly), hereby covenants and agrees as follows:

(a)       Prior to the Termination Date, and except as contemplated hereby or consented to in writing by Parent, such Shareholder will not (i) tender into any tender or exchange offer, (ii) sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively “Transfer”), or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of law) or (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares. Any Transfer in violation of this provision will be void. Notwithstanding anything to the contrary in this Agreement, this Section 5(a) shall not prohibit a Transfer of the Covered Shares by such Shareholder (i) to any Person who is a family member of such Shareholder (as the term “family member” is defined by Form S-8 promulgated under the Securities Act (or any successor or comparable form)), (ii) to any trust, the beneficiaries of which include only the Persons named in clause (i), (iii) upon the death of such Shareholder, (iv) to an Affiliate of such Shareholder, (v) solely with respect to Covered Shares that are not Owned Shares, that results from the withholding by the Company, or sale by such Shareholder, to the extent necessary to cover Taxes incurred upon the exercise and settlement of any Company Stock Option of such Shareholder, or (vi) to any Person if and to the extent required by any non-consensual legal order, by divorce decree or similar Law; provided, that a Transfer referred to in clauses (i), (ii), (iii) and (iv) of this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing to be bound by all of the terms of this Agreement.

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(b)       Prior to the Termination Date, in the event that a Shareholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting interests with respect to the Company, such Shares or voting interests will, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of Shares held by such Shareholder set forth on Schedule A hereto will be deemed amended accordingly and such Shares or voting interests will automatically become subject to the terms of this Agreement. Each Shareholder will promptly notify Parent and the Company of any such event.

6.       Shareholder Capacity. This Agreement is being entered into by each Shareholder solely in its capacity as a shareholder of the Company, and nothing in this Agreement will restrict or limit the ability of any Shareholder who is a director or officer of the Company to take any action in his or her capacity as a director or officer of the Company to the extent specifically permitted by the Merger Agreement.

7.       Waiver of Appraisal Rights. Each Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Shareholder may have under applicable Law.

8.       Disclosure. Each Shareholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC and in the Information Statement such Shareholder’s identity and ownership of the Covered Shares and the nature of such Shareholder’s obligations under this Agreement.

9.       Further Assurances. From time to time, at the request of Parent and without further consideration, each Shareholder will take such further action as may reasonably be deemed by Parent to be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

10.     Non-Survival of Representations and Warranties. The representations and warranties of the Shareholders contained herein will not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

11.     Amendment and Modification. Subject to Section 5(b), this Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.

12.     Waiver. No failure or delay of any party in exercising any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver will be valid only if set forth in a written instrument executed and delivered by such party.

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13.       Notices. All notices and other communications hereunder will be in writing and will be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder will be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) If to a Shareholder, to the address set forth opposite such Shareholder’s name on Schedule A hereto.

(ii)	If to Parent:

MSA Safety Incorporated
1000 Cranberry Woods Drive
Cranberry Township, PA 16066
Attention: Douglas K. McClaine, Senior Vice President, Secretary and Chief Legal Officer
Facsimile: (724) 741-1590
E-mail: Douglas.McClaine@msasafety.com

with a copy (which will not constitute notice) to:

K&L Gates LLP
210 Sixth Avenue
Pittsburgh, PA 15222-2613
Attention: Robert Zinn; David Edgar
Facsimile: (412) 355-6501
E-mail: Robert.Zinn@klgates.com; David.Edgar@klgates.com

14.       Entire Agreement. This Agreement, the Merger Agreement (including the Exhibits and Schedules thereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.

15.       No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or will confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

16.       Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby will be governed by, and construed in accordance with, the internal laws of the State of California, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of California.

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17.       Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns will be brought and determined in any United States federal court or California state court located in Santa Clara County; provided, that if jurisdiction is not then available in any United States federal court or California state court located in Santa Clara County, then in any United States federal court located in the State of California or any other California state court. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in California, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in California as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in California as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

18.       Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent will be null and void; provided, however, that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect Subsidiary of Parent; provided further, that no assignment will limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

19.       Enforcement. The parties agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, prior to the Termination Date, the parties acknowledge and agree that each party shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any United States federal court or California state court located in Santa Clara County; provided, that if jurisdiction is not then available in any United States federal court or California state court located in Santa Clara County, then in any United States federal court located in the State of California or any other California state court, this being in addition to any other remedy to which such party is entitled at Law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

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20.       Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

21.       Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

22.       Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same instrument and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party; provided, however, that if any of the Shareholders fail for any reason to execute this Agreement, then this Agreement will become effective as to the other Shareholders who execute this Agreement.

23.       Facsimile or .pdf Signature. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature will constitute an original for all purposes.

24.       No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[The remainder of this page is intentionally left blank.]

B-8

IN WITNESS WHEREOF, Parent and the Shareholder have caused to be executed or executed this Agreement as of the date first written above.

MSA SAFETY INCORPORATED

/s/ Kenneth D. Krause
Name:	Kenneth D. Krause
Title:	Senior Vice President, CFO and Treasurer

Signature Page to Support Agreement

IN WITNESS WHEREOF, Parent and the Shareholder have caused to be executed or executed this Agreement as of the date first written above.

SHAREHOLDER:

JAY T. LAST

/s/ Jay T. Last

Signature Page to Support Agreement

IN WITNESS WHEREOF, Parent and the Shareholder have caused to be executed or executed this Agreement as of the date first written above.

SHAREHOLDER:

DEBORAH LAST

/s/ Deborah Last

Signature Page to Support Agreement

IN WITNESS WHEREOF, Parent and the Shareholder have caused to be executed or executed this Agreement as of the date first written above.

C. RICHARD KRAMLICH

/s/ C. Richard Kramlich

Signature Page to Support Agreement

IN WITNESS WHEREOF, Parent and the Shareholder have caused to be executed or executed this Agreement as of the date first written above.

SHAREHOLDER:

PAMELA P. KRAMLICH

/s/ Pamela P. Kramlich

Signature Page to Support Agreement

IN WITNESS WHEREOF, Parent and the Shareholder have caused to be executed or executed this Agreement as of the date first written above.

SHAREHOLDER:

GORDON R ARNOLD & ISABEL V ARNOLD TRUST

/s/ Gordon R Arnold
Name:	Gordon R Arnold
Title:	Trustee

Signature Page to Support Agreement

IN WITNESS WHEREOF, Parent and the Shareholder have caused to be executed or executed this Agreement as of the date first written above.

SHAREHOLDER:

ROBERT C. MARSHALL

/s/ Robert C. Marshall

Signature Page to Support Agreement

IN WITNESS WHEREOF, Parent and the Shareholder have caused to be executed or executed this Agreement as of the date first written above.

SHAREHOLDER:

MICHAEL C. FARR

/s/ Michael C. Farr

Signature Page to Support Agreement

IN WITNESS WHEREOF, Parent and the Shareholder have caused to be executed or executed this Agreement as of the date first written above.

SHAREHOLDER:

TAMARA S. ALLEN

/s/ Tamara S. Allen

Signature Page to Support Agreement

IN WITNESS WHEREOF, Parent and the Shareholder have caused to be executed or executed this Agreement as of the date first written above.

SHAREHOLDER:

JEFFREY S. BROWN

/s/ Jeffrey S. Brown

Signature Page to Support Agreement

IN WITNESS WHEREOF, Parent and the Shareholder have caused to be executed or executed this Agreement as of the date first written above.

SHAREHOLDER:

JAMES D. NORROD

/s/ James D. Norrod

Signature Page to Support Agreement

IN WITNESS WHEREOF, Parent and the Shareholder have caused to be executed or executed this Agreement as of the date first written above.

SHAREHOLDER:

ROSS DEMONT

/s/ Ross DeMont

Signature Page to Support Agreement

Schedule A

Shareholder	Address	Owned Shares	% of Outstanding
Jay T. Last	*	2,038,275	19.9003%
Deborah Last	*	14,200	0.1386%
C. Richard Kramlich	*	2,556,188	24.9569%
Pamela P. Kramlich	*	211,500	2.0649%
Gordon R Arnold & Isabel V Arnold Trust	*	1,098,007	10.7202%
Robert C. Marshall	*	368,587	3.5986%
Michael C. Farr	*	49,372	0.4820%
Tamara S. Allen	*	70,740	0.6907%
Jeffrey S. Brown	*	28,533	0.2786%
James D. Norrod	*	10,000	0.0976%
Ross DeMont	*	200,000	1.9527%
Total:	*	6,645,402	64.88%

ANNEX C

Chapter 13 of the California Corporations Code

§ 1300. Right to Require Purchase—“Dissenting Shares” and “Dissenting Shareholder” Defined.

(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day of, and immediately prior to, the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed reorganization or short-form merger, as adjusted for any stock split, reverse stock split, or share dividend that becomes effective thereafter.

(b) As used in this chapter, “dissenting shares” means shares to which all of the following apply:

(1) That were not, immediately prior to the reorganization or short-form merger, listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any shares where the holder of those shares is required, by the terms of the reorganization or short-form merger, to accept for the shares anything except: (A) shares of any other corporation, which shares, at the time the reorganization or short-form merger is effective, are listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100; (B) cash in lieu of fractional shares described in the foregoing subparagraph (A); or (C) any combination of the shares and cash in lieu of fractional shares described in the foregoing subparagraphs (A) and (B).

(2) That were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in paragraph (1), were voted against the reorganization, or were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3) That the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4) That the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c) As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.

§ 1301. Demand for Purchase.

(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each of those shareholders a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b) Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in subdivision (b) of Section 1300, not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case, within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what the shareholder claims to be the fair market value of those shares as determined pursuant to subdivision (a) of Section 1300. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.

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§ 1302. Endorsement of Shares.

Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

§ 1303. Agreed Price—Time for Payment.

(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

§ 1304. Dissenter’s Action to Enforce Payment.

(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

§ 1305. Appraisers’ Report—Payment—Costs.

(a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

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§ 1306. Dissenting Shareholder’s Status as Creditor.

To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

§ 1307. Dividends Paid as Credit Against Payment.

Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

§ 1308. Continuing Rights and Privileges of Dissenting Shareholders.

Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

§ 1309. Termination of Dissenting Shareholder Status.

Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

(a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys’ fees.

(b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

(c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder.

(d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder’s demand for purchase of the dissenting shares.

§ 1310. Suspension of Proceedings for Payment Pending Litigation.

If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

§ 1311. Exempt Shares.

This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

§ 1312. Attacking Validity of Reorganization or Merger.

(a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

(b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder’s shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder’s shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days’ prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

(c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

§ 1313. Conversion Deemed to Constitute Reorganization for Purposes of Chapter.

A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159.

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